Exhibit 10.3

SENIOR SECURED SUPER-PRIORITY TERM LOAN DEBTOR-IN-POSSESSION CREDIT AGREEMENT

Dated as of July 24, 2020 among

GLOBAL EAGLE ENTERTAINMENT INC.,

as the Borrower, a Debtor and a Debtor-in-Possession under

Chapter 11 of the Bankruptcy Code,

THE GUARANTORS PARTY HERETO FROM TIME TO TIME,

each as a Debtor and a Debtor-in-Possession

under Chapter 11 of the Bankruptcy Code,

CITIBANK, N.A.

as DIP Agent, and

CITIBANK, N.A.

as Sole Lead Arranger and Bookrunner

THE LENDERS PARTY HERETO FROM TIME TO TIME

i

TABLE OF CONTENTS (continued)

TABLE OF CONTENTS (continued)

TABLE OF CONTENTS (continued)

TABLE OF CONTENTS (continued)

		Page
SECTION 11.09	Release of Guarantors	138
SECTION 11.10	Right of Contribution	139
SECTION 11.11	[Reserved]	139
SECTION 11.12	Independent Obligation	139

SCHEDULES

1.01(A)	Guarantors
2.01(a)	DIP Commitments
2.01(c)	Approved DIP Budget
4.01(a)	Collateral Documents
5.07	Ownership of Property
5.11	Subsidiaries
5.18(d)	Licensed Activities
7.01(b)	Liens
7.02(f)	Investments
7.03(b)	Indebtedness
7.05(m)	Dispositions
7.08(h)	Transactions with Affiliates
7.09(b)	Burdensome Agreements
10.02(a)	DIP Agent’s Office, Certain Addresses for Notices

Exhibits

A	Form of Committed Loan Notice
B	[Reserved]
C-1	Term Note
D-1	Compliance Certificate
D-2	Withdrawal Notice
E-1	Assignment and Assumption
F	Security Agreement
G	United States Tax Compliance Certificate
H	[Reserved]
I	[Reserved]
J	Joinder Agreement

v

CREDIT AGREEMENT

This SENIOR SECURED SUPER-PRIORITY TERM LOAN DEBTOR-IN-POSSESSION CREDIT AGREEMENT is entered into as of July 24, 2020, among GLOBAL EAGLE ENTERTAINMENT INC., a Delaware corporation, a debtor and a debtor-in-possession (the “Borrower” or the “Company”), the Guarantors party hereto, each as a debtor and a debtor-in-possession, CITIBANK, N.A., solely in its capacities as DIP Agent and collateral agent for the Secured Parties (in such capacities, the “DIP Agent”), and each lender from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”).

PRELIMINARY STATEMENTS

WHEREAS, on July 22, 2020 (the “Petition Date”), the Borrower and certain Guarantors (together with certain of their Subsidiaries and Affiliates that are or become debtors under the Chapter 11 Cases, collectively, the “Debtors,” and each individually, a “Debtor”) commenced the chapter 11 cases, which have been administratively consolidated for procedural purposes only under Chapter 11 Case No. 20-11835 (collectively, the “Chapter 11 Cases” and each individually, a “Chapter 11 Case”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors continue to operate their businesses and manage their properties as debtors and debtors-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

WHEREAS, prior to the Petition Date, the Lenders (among other lenders) provided financing to the Borrower pursuant to that certain Credit Agreement dated January 6, 2017, among the Borrower, the guarantors party thereto from time to time, Citibank, N.A., as Administrative Agent (the “Pre-Petition Agent”), L/C Issuer and Swing Line Lender, the lenders party thereto from time to time (the “Pre-Petition Lenders”) (as amended by (i) the First Amendment and Limited Waiver to Credit Agreement dated as of May 4, 2017, (ii) the Amendment to First Amendment and Limited Waiver to Credit Agreement and Second Amendment to Credit Agreement dated as of June 29, 2017, (iii) the Third Amendment to Limited Waiver to Credit Agreement and Third Amendment to Credit Agreement dated as of October 2, 2017, (iv) the Fourth Amendment to Limited Waiver to Credit Agreement and Fourth Amendment to Credit Agreement dated as of October 31, 2017, (v) the Fifth Amendment to Limited Waiver to Credit Agreement and Fifth Amendment to Credit Agreement dated as of December 22, 2017, (vi) the Sixth Amendment to Credit Agreement dated as of March 8, 2018, (vii) the Omnibus Incremental Term Loan and Seventh Amendment to Credit Agreement and Amendment to Security Agreement dated as of July 19, 2019, (viii) the Eighth Amendment to Credit Agreement dated as of April 7, 2020, (ix) the Ninth Amendment to Credit Agreement dated as of April 9, 2020, (x) the Tenth Amendment to Credit Agreement, dated as of April 15, 2020, (xi) the Eleventh Amendment to Credit Agreement, dated as of July 10, 2020 and the Twelfth Amendment to Credit Agreement, dated as of July 20, 2020, as so amended, and as further amended, restated, supplemented or otherwise modified from time to time through the Petition Date, the “Pre-Petition Priority Loan Agreement”).

WHEREAS, on the Petition Date, the Pre-Petition Lenders under the Pre-Petition Priority Loan Agreement were owed approximately $594,454,000 in outstanding principal balance of Loans (as defined in the Pre-Petition Priority Loan Agreement) (the “Existing Loans”) plus interest, fees, costs and expenses and all other Pre-Petition Obligations under the Pre-Petition Priority Loan Agreement.

WHEREAS, the Obligations under and as defined in the Pre-Petition Priority Loan Agreement are secured by a security interest in substantially all of the existing and after-acquired assets of the Borrower and the Guarantors as more fully set forth in the Pre-Petition Loan Documents, and such security interest is perfected, and, as described in the Pre-Petition Loan Documents subject to certain limited exceptions set forth therein, has priority over other security interests.

WHEREAS, the Borrower has requested, and, upon the terms set forth in this Agreement, the Lenders have agreed to make available to the Borrower, a senior secured term loan credit facility of up to $80,000,000 (the “DIP Facility”), to fund the general corporate purposes and working capital requirements of the Borrower during the pendency of the Chapter 11 Cases pursuant to and in accordance with the Approved DIP Budget.

WHEREAS, subject to the terms hereof and the DIP Order, the Borrower and the Guarantors have agreed to secure all of their Obligations under the Loan Documents by granting to the DIP Agent, for the benefit of the DIP Agent and the other Secured Parties, a security interest in and lien upon all of their existing and after-acquired personal property.

WHEREAS, the Borrower and the Guarantors’ business is a mutual and collective enterprise and the Borrower and the Guarantors believe that the loans and other financial accommodations to the Borrower under this Agreement will enhance the aggregate borrowing powers of the Borrower and facilitate the administration of the Chapter 11 Cases and their loan relationship with the DIP Agent and the Lenders, all to the mutual advantage of the Borrower and the Guarantors.

WHEREAS, the Borrower and each Guarantor acknowledges that it will receive substantial direct and indirect benefits by reason of the making of loans and other financial accommodations to the Borrower as provided in this Agreement.

WHEREAS, the DIP Agent’s and the Lenders’ willingness to extend financial accommodations to the Borrower, and to administer the Borrower’s and the Guarantors’ collateral security therefor, on a combined basis as more fully set forth in this Agreement and the other Loan Documents, is done solely as an accommodation to the Borrower and the Guarantors and at the Borrower’s and the Guarantors’ request and in furtherance of the Borrower’s and the Guarantors’ mutual and collective enterprise.

WHEREAS, all capitalized terms used in this Agreement, including in these recitals, shall have the meanings ascribed to them in Section 1.01 below, and, for the purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Section 1.02 shall govern. All Schedules, Exhibits, Annexes, and other attachments hereto, or expressly identified in this Agreement, are incorporated by reference, and taken together with this Agreement, shall constitute a single agreement. These recitals shall be construed as part of this Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1.

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Actual Cash Receipts” means with respect to any period, as the context requires, (x) the amount of actual cash receipts during such period of the Loan Parties (excluding any borrowings under this Agreement) under the heading “Total Cash Inflows” in the Approved DIP Budget and/or (y) the sum, for such period, of all such receipts for all such line items which comprise “Total Cash Inflows” (as set forth in the Approved DIP Budget), on a cumulative basis, in each case, as determined by reference to the Approved DIP Budget as then in effect.

“Actual Disbursement Amounts” means with respect to any period, as the context requires, (x) the amount of actual disbursements made by the Loan Parties and their Subsidiaries during such period that correspond to each line item (on a line item by line item basis) immediately above the heading “Total Operating Disbursements” in the Approved DIP Budget and/or (y) the sum, for such period, of all such disbursements for all such line items which comprise “Total Operating Disbursements” (as set forth in the Approved DIP Budget), on a cumulative basis, in each case, as determined by reference to the Approved DIP Budget as then in effect.

“Actual Liquidity” means as of any date of determination, as the context requires, for the Loan Parties, the actual amounts of unrestricted cash and Cash Equivalents of the Loan Parties and their Subsidiaries as of such date (which, for the avoidance of doubt, shall not include any amounts that are cash collateralizing letters of credit) and the amount of any outstanding Withdrawal Notice that is deemed acceptable to the Required DIP Lenders as of such date, but excluding any amounts in the Loan Proceeds Account.

“Ad Hoc Group of Lenders” means those certain Lenders represented by the Specified Lender Advisors.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the DIP Agent.

“Advisors” has the meaning set forth in Section 10.08.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agent” means the DIP Agent or Escrow Agent, as applicable.

“Agent-Related Persons” means the DIP Agent, together with its respective Affiliates, officers, directors, employees, partners, agents, advisors and other representatives.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Annual Financial Statements” means the audited consolidated balance sheets of the Borrower as of December 31, 2019, December 31, 2018, and December 31, 2017, and the related consolidated statements of income and statements of cash flows for the Borrower for the fiscal years then ended.

“Applicable Rate” means a percentage per annum equal to (x) for Loans that are Eurocurrency Rate Loans, 10.00% and (y) for Loans that are Base Rate Loans, 9.00%.

“Approved Bank” has the meaning set forth in clause (d) of the definition of “Cash Equivalents.”

“Approved DIP Budget” means the then most current budget prepared by the Borrower and approved by the Required DIP Lenders in accordance with Section 6.24. As of the Closing Date, the Approved DIP Budget is attached hereto as Schedule 2.01(c).

“Approved DIP Budget Variance Report” means a report provided by the Borrower to the DIP Agent and the Lenders (a) showing, in each case, on a line item by line item and cumulative basis, the Actual Cash Receipts and the Actual Disbursement Amounts, as of the last day of the Prior Week, and the Variance Testing Period then most recently ended, noting therein (i) all variances, on a line item by line item basis and a cumulative basis, from the Budgeted Disbursement Amounts for such period as set forth in the Approved DIP Budget as in effect for such period and (ii) containing an indication as to whether each variance is temporary or permanent and analysis and explanations for all material variances, (iii) certifying compliance or non-compliance with such maximum variances set forth therein, and (iv) including explanations for all material variances and all violations, if any, of such covenant and if any such violation exists, setting forth the actions which the Borrower has taken or intends to take with respect thereto, and (b) which such reports shall be certified by a Responsible Officer of the Borrower and shall be in a form, and shall contain supporting information, satisfactory to the Required DIP Lenders in their sole discretion.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Asset Purchase Agreement” means that certain Asset Purchase Agreement, dated on or about July 24, 2020, by and among GEE Acquisition LLC, a Delaware limited liability company, as Purchaser (as defined therein), the Borrower and the other Sellers as defined and named therein, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Assignee” has the meaning set forth in Section 10.07(b)(i).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E-1 hereto.

“Attorney Costs” means and includes all reasonable and documented fees, out of pocket expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Automatic Stay” means the automatic stay imposed with respect to creditors of the Debtors pursuant to Section 362 of the Bankruptcy Code.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as the same may be amended from time to time, in effect and applicable to the Chapter 11 Cases.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (i) the Federal Funds Effective Rate plus 1/2 of 1%, (ii) the rate of interest in effect for such day as published by the Wall Street Journal, from time to time, as the “prime rate” and (iii) the rate per annum determined in the manner set forth in clause (b) of the definition of Eurocurrency Rate plus 1%; provided that, notwithstanding the foregoing, in no event shall the Base Rate applicable to the Loans at any time be less than 2.25% per annum. Any change in the Base Rate due to a change in such rate announced by the DIP Agent or in the Federal Funds Effective Rate shall take effect at the opening of business on the day specified in the announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Bidding Procedures Order” means the “Bidding Procedures Order” (as defined in the RSA), as such order may be amended, supplemented, or modified from time to time.

“Board” has the meaning set forth in the definition of “Statutory Reserves.”

“Borrower” has the meaning set forth in the introductory paragraph hereto.

“Borrower Materials” has the meaning set forth in Section 6.01.

“Borrowing” means the Loans made on the Funding Date, of the same Type and as to which a single Interest Period is in effect.

“Budgeted Cash Receipts” means with respect to any period, as the context requires, (x) the amount that corresponds to the line item under the heading “Total Cash Inflows” in the Approved DIP Budget and/or (y) the sum, for such period, of all such line items which comprise “Total Cash Inflows” (as set forth in the Approved DIP Budget), on a cumulative basis, in each case, as determined by reference to the Approved DIP Budget as then in effect.

“Budgeted Disbursement Amounts” means with respect to any period, as the context requires, (x) the amount that corresponds to the line item under the heading “Total Operating Disbursements” in the Approved DIP Budget, and/or (y) the sum, for such period, of all such line items which comprise “Total Operating Disbursements” (as set forth in the Approved DIP Budget), on a cumulative basis, in each case, as determined by reference to the Approved DIP Budget as then in effect.

“Business Day” means (i) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York and (ii) if such day relates to any Eurocurrency Rate Loan, any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Carve-Out” has the meaning assigned to such term in the DIP Order.

“Carve-Out Trigger Notice” has the meaning assigned to such term in the DIP Order.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by a Loan Party:

(a) Dollars;

(b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(c) (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, a province of Canada, the United Kingdom or any country which is a member of the Organisation for Economic Cooperation and Development; (ii) readily marketable securities issued by any agency of the Canadian federal government, the United Kingdom or any country which is a member of the Organisation for Economic Cooperation and Development, the obligations of which are fully backed by the full faith and credit of the United States or Canadian government, the United Kingdom or any country which is a member of the Organisation for Economic Cooperation and Development, as applicable; and (iii) any readily marketable direct obligations issued by any other agency of the Canadian government, any province of Canada or any political subdivision of any such state or province or any public instrumentality thereof, the United Kingdom or any country which is a member of the Organisation for Economic Cooperation and Development; provided that, in each case of (i), (ii), and (iii) above, such obligations, such obligations or securities (x) mature within one year from the date of acquisition thereof and (y) have a rating of at least “A-1” from S&P and at least “P-1” from Moody’s;

(d) time deposits or eurodollar time deposits with, insured certificates of deposit, bankers’ acceptances or overnight bank deposits of, or letters of credit issued by, any commercial bank that (i) is a Lender or (ii) (A) is organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organisation for Economic Cooperation and Development or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organisation for Economic Cooperation and Development and is a member of the Federal Reserve System, and (B) has combined capital and surplus of at least $250,000,000 or $100,000,000 in the case of any non-U.S. bank (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with maturities not exceeding 24 months from the date of acquisition thereof;

(e) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation (other than structured investment vehicles and other than corporations used in structured financing transactions) and rated A-2 (or the equivalent thereof) or better by S&P or P2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 24 months from the date of acquisition thereof;

(f) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower);

(g) repurchase obligations for underlying securities of the types described in clauses (b), (c), (d) and (f) above entered into with any Approved Bank;

(h) securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(i) Investments (other than in structured investment vehicles and structured financing transactions) with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(j) securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any Approved Bank;

(k) (i) instruments equivalent to those referred to in clauses (a) through (j) above denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent and in amounts reasonably required in connection with any business conducted by any of the Loan Parties organized in such jurisdiction and (ii) in the case of any Foreign Subsidiary, such local currencies in those countries in which such Foreign Subsidiary transacts business from time to time in the ordinary course of business;

(l) Investments, classified in accordance with GAAP as current assets of the Borrower or any Subsidiary thereof, in money market investment programs which are registered under the Investment Company Act of 1940 or which are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such Investments are of the character, quality and maturity described in clauses (a) through (k) above; and

(m) investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (l) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) and (k) above; provided that such amounts are converted into any currency listed in clause (a) or (k) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

“Cash Management Order” means the order of the Bankruptcy Court entered in the Chapter 11 Cases after the “first day” hearing, together with all extensions, modifications and amendments thereto, in form and substance satisfactory to the DIP Agent and the Required DIP Lenders, which among other matters authorizes the Debtors to maintain their existing cash management and treasury arrangements (as set forth in the Pre-Petition Priority Loan Agreement) or such other arrangements as shall be acceptable to the DIP Agent and the Required DIP Lenders in all material respects.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Subsidiary thereof of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Change of Control” shall be deemed to occur if (in the case of clauses (a) and (b), subject to the proviso at the end of this definition):

(a) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date) (but excluding (x) any employee benefit plan of such person and its Subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, (y) Searchlight and (z) Nantahala), shall have, directly or indirectly, acquired beneficial ownership of Equity Interests representing 35% or more of the aggregate voting power represented by the issued and outstanding Equity Interests of the Borrower;

(b) Searchlight or Nantahala shall have, directly or indirectly, acquired beneficial ownership of Equity Interests representing 40% or more of the aggregate voting power represented by the issued and outstanding Equity Interests of the Borrower; or

(c) any person or two or more persons in concert acquire by contract or otherwise, or have entered into a contract (other than the Asset Purchase Agreement or in the event that a Qualified Bidder (as defined in the Bidding Procedures Order or equivalent term used therein), other than the Stalking Horse Bidder, is the Successful Bidder (as defined in the Bidding Procedures Order), the purchase agreement for the Successful Bidder or equivalent term used therein) that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the equity securities of the Borrower entitled to vote for members of the board of directors of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or persons have the right to acquire (whether pursuant to an option right or otherwise)) representing 35% or more of the aggregate voting power represented by the issued and outstanding Equity Interests of the Borrower;

provided that, for purposes of determining whether a “Change of Control” has occurred, in no event shall Searchlight and Nantahala be considered a “group” within the meaning of Rule 13d-3 or 13d-5 under the Exchange Act, provided further that, in no event shall the commencement of the Chapter 11 Cases constitute a “Change of Control”.

“Chapter 11 Cases” shall have the meaning set forth in the recitals.

“Chapter 11 Plan” means a chapter 11 plan of liquidation or reorganization in the Chapter 11 Cases.

“Citi” means Citibank, N.A.

“Citigroup” means Citigroup Global Markets Inc.

“Closing Date” means the date the conditions precedent set forth in Section 4.01 are satisfied (or waived by the Required DIP Lenders in accordance with this Agreement).

“Code” means the Internal Revenue Code of 1986, and the regulations of the United States Department of the Treasury promulgated thereunder, as amended from time to time (unless as specifically provided otherwise).

“Collateral” means the “Collateral” as defined in the Security Agreement and all the “Collateral,” “Pledged Assets” or “DIP Collateral” (or equivalent terms) as defined in any other Collateral Document (including, for the avoidance of doubt, the DIP Order) and any other assets pledged pursuant to any Collateral Document (including, for the avoidance of doubt, the DIP Order), but in any event excluding the Excluded Assets.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the DIP Agent shall have received each Collateral Document required to be, or to have been delivered at such time as may be designated therein or herein, including pursuant to the Collateral Documents or Section 6.11 or 6.13, as applicable, duly executed by each Loan Party thereto;

(b) all Obligations shall have been unconditionally guaranteed by the Borrower (other than with respect to its direct Obligations as a Primary Obligor (as opposed to a guarantor) under the Loan Documents) and each wholly owned Domestic Subsidiary, including those that are listed on Schedule 1.01(A) hereto (each, a “Guarantor”);

(c) the Secured Obligations and the Guaranty shall have been secured pursuant to the DIP Order or the Security Agreement by a first-priority security interest (subject to Liens permitted by Section 7.01) in (i) all of the Equity Interests of each Domestic Subsidiary of the Loan Parties and (ii) all of the issued and outstanding Equity Interests of each first-tier Foreign Subsidiary that is directly owned by the Borrower or a Loan Party;

(d) except to the extent otherwise provided hereunder, including being subject to Liens permitted by Section 7.01, or under any Collateral Document, the Secured Obligations and the Guaranty shall have been secured by a perfected first-priority security interest or by Mortgages referred to in clause (e) below (to the extent requested pursuant thereto) in the Collateral of the Borrower and each Guarantor (including, without limitation, accounts, inventory, equipment, fixtures, investment property, goods, chattel paper, instruments, payment intangibles, deposit accounts, commodity accounts, security accounts, contract rights, applications and registrations of intellectual property, general intangibles, owned real property, intercompany notes and proceeds of the foregoing), in each case, (i) with the priority required by the DIP Order and the Collateral Documents and (ii) subject to exceptions and limitations otherwise set forth in this Agreement (for the avoidance of doubt, including the limitations and exceptions set forth in Section 4.01), the Collateral Documents or the DIP Order; and

(e) if requested by the DIP Agent (at the Direction of the Required DIP Lenders), the DIP Agent shall have received (i) counterparts of a Mortgage with respect to fee-owned real property required to be delivered pursuant to Sections 6.11 and 6.13 (the “Mortgaged Properties”) duly executed and delivered by the applicable Loan Party, (ii) a title insurance policy for such property available in each applicable jurisdiction (the “Mortgage Policies”) insuring the Lien of each such Mortgage as a valid first-priority Lien on the property described therein, free of any other Liens except as permitted by Section 7.01, together with such endorsements, coinsurance and reinsurance as the DIP Agent (at the Direction of the Required DIP Lenders) may reasonably request, (iii) a completed Life-of-Loan Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto) and, if any improvements on any Mortgaged Property are located within an area designated a “flood hazard area,” evidence of such flood insurance as may be required under Section 6.07, (iv) ALTA surveys in form and substance reasonably acceptable to the Required DIP Lenders or such existing surveys together with no-change affidavits sufficient for the title company to remove all standard survey exceptions from the Mortgage Policies and issue the endorsements required in clause (ii) above, (v) copies of any existing abstracts and appraisals and (vi) such other documents as the DIP Agent may reasonably request (at the Direction of the Required DIP Lenders) with respect to any such Mortgaged Property;

provided, however, that (i) the foregoing definition shall not require, and the Loan Documents shall not contain any requirements as to, (A) the creation or perfection of pledges of, security interests in, Mortgages on, or the obtaining of title insurance, surveys, abstracts or appraisals or taking other actions with respect to, any Excluded Assets and (B) any other assets that, in the sole judgment of the Required DIP Lenders, the cost of creating, perfecting or maintaining such pledges or security interests in such assets or obtaining title insurance, surveys, abstracts or appraisals in respect of such assets shall be excessive in view of the value of such assets or the practical benefit to the Lenders afforded thereby and (ii) the Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in this Agreement, the Collateral Documents and the DIP Order.

The DIP Agent (acting at the Direction of the Required DIP Lenders) may grant extensions of time for the perfection of security interests in, or the delivery of the Mortgages and the obtaining of title insurance and surveys with respect to, particular assets and the delivery of assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) or any other compliance with the requirements of this definition where it reasonably determines, in consultation with the Borrower, that perfection or compliance cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

Except as specified by the Required DIP Lenders in their sole discretion, no actions in any non-U.S. jurisdiction or required by the Laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located, titled, registered or filed outside of the U.S. or to perfect such security interests (it being understood that, except as specified by the Required DIP Lenders in their sole discretion, there shall be no security agreements or pledge agreements governed under the Laws of any non-U.S. jurisdiction).

“Collateral Documents” means, collectively, the Security Agreement, the DIP Order, any Intellectual Property Security Agreements, any Mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements, intellectual property security agreements or other similar instrument, document or agreement pursuant to which a Loan Party had granted (or has purported to have granted) any Lien to the DIP Agent or any other Secured Party to secure the Obligations under the Loan Documents.

“Commitment” means with respect to any Lender, such Lender’s DIP Commitment.

“Committed Loan Notice” means a written notice of (a) a Borrowing, or (b) a conversion of Loans from one Type to the other, which shall be substantially in the form of Exhibit A hereto.

“Committee” means an official committee of unsecured creditors appointed in any of the Chapter 11 Cases by the U.S. Trustee.

“Communications Act” means the Communications Act of 1934, as amended, and the rules, regulations, and published policies of the FCC.

“Company” has the meaning set forth in the introductory paragraph hereto.

“Compensation Period” has the meaning set forth in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D-1 hereto.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning set forth in the definition of “Affiliate.”

“Controlled Investment Affiliate” means, as to any Person, any other Person which directly or indirectly is in Control of, is Controlled by, or is under common Control with, such Person and (i) is organized by such Person (or any Person Controlling such Person) primarily for making equity or debt investments in the Borrower or other portfolio companies or (ii) is obligated pursuant to a commitment agreement to invest its capital as directed by such Person.

“Cumulative Period” means, at any time, the period from the Closing Date through the Prior Week.

“Debtor” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, without cure or waiver hereunder, would be an Event of Default.

“Default Rate” means for Loans and any other amounts due hereunder an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of Lender Default.

“DIP Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, together with its successors and permitted assigns in such capacity.

“DIP Agent Counsel” means Weil, Gotshal & Manges LLP in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, and one counsel in each relevant jurisdiction, in each case retained by the DIP Agent.

“DIP Agent’s Office” means the DIP Agent’s address and account as set forth on Schedule 10.02(a), or such other address or account as the DIP Agent may from time to time notify the Borrower and the Lenders.

“DIP Collateral” has the meaning assigned to such term in the DIP Order.

“DIP Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder on the Funding Date, expressed as an amount representing the maximum principal amount of the Loans to be made by such Lender hereunder or pursuant to an Assignment and Assumption. The amount of each Lender’s DIP Commitment as of the Closing Date is set forth on Schedule 2.01(a) hereto or in any applicable Assignment and Assumption pursuant to which any such Lender shall have assumed or assigned any portion of a DIP Commitment, as the case may be. Once funded, the DIP Commitments shall be reduced to zero and terminated.

“DIP Facility” has the meaning assigned to such term in the recitals.

“DIP Order” means the Interim Order, unless the Final Order shall have been entered, in which case it means the Final Order.

“Direction of the Required DIP Lenders” means a written direction or instruction from Lenders constituting the Required DIP Lenders which may be in the form of an email or other form of written communication and which may come from any of the Specified Lender Advisors (or any other Lender Advisor selected by the Required DIP Lenders and designated in writing to the DIP Agent), it being understood and agreed that the DIP Agent and/or the DIP Agent and/or the Escrow Agent may conclusively rely (without any further inquiry) on any such written direction or instruction from such Specified Lender Advisor or designated Lender Advisor at the direction of the Required DIP Lenders. For the avoidance of doubt, with respect to each reference herein to (i) documents, agreements or other matters being “satisfactory,” “acceptable,” “reasonably satisfactory” or “reasonably acceptable” (or any expression of similar import) to the Required DIP Lenders, such determination may be communicated by a Direction of the Required DIP Lenders as contemplated above and/or (ii) any matter requiring the consent or approval of, or a determination by, the Required DIP Lenders, such consent, approval or determination may be communicated by a Direction of the Required DIP Lenders as contemplated above.

“Discharge of the DIP and First Lien Obligations” means the receipt by DIP Agent and Pre-Petition Agent of an amount of net cash proceeds in connection with a Sale Transaction sufficient to repay in full in cash the DIP Obligations and the Prepetition First Lien Obligations and result in the discharge of the DIP Obligations and the Prepetition First Lien Obligations

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests (other than directors’ qualifying shares or other shares required by applicable Law) in a Subsidiary of the Borrower) of any property by any Person (including, without limitation, any non-wholly owned Subsidiary or joint venture of the Borrower and/or any of its Subsidiaries), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than (i) solely for Qualified Equity Interests and cash in lieu of fractional shares or (ii) solely at the discretion of the issuer), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than (i) solely for Qualified Equity Interests and cash in lieu of fractional shares or (ii) as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date at the time of issuance of such Equity Interests; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of the Borrower or the Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Institution” means (1) such Persons as are separately identified in writing by the Borrower and the Required DIP Lenders to the DIP Agent prior to the Closing Date and (2) such Persons who are competitors of the Borrower and its Subsidiaries that are separately identified in writing by the Borrower to the DIP Agent from time to time and any of their Affiliates (other than any such Affiliate that is affiliated with a financial investor in such Person and that is not itself an operating company or otherwise an Affiliate of an operating company so long as such Affiliate is a bona fide Fund) that are clearly identifiable on the basis of such Affiliate’s name.

“Distressed Person” has the meaning set forth in the definition of “Lender-Related Distress Event.”

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” has the meaning set forth in Section 10.07(a).

“Enforcement Qualifications” has the meaning set forth in Section 5.04.

“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any applicable Law relating to the prevention of pollution or the protection of the Environment and natural resources, and the protection of human health and safety as it relates to the Environment.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of the Loan Parties or any of their Subsidiaries resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement to the extent liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities); provided that any instrument evidencing Indebtedness convertible or exchangeable for Equity Interests shall not be deemed to be Equity Interests unless and until such instrument is so converted or exchanged.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with a Loan Party or any of their Subsidiaries within the meaning of Section 414(b) or (c) of the Code or Section 4001 of ERISA (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Loan Party or any Subsidiary thereof or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any Subsidiary thereof or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA) or insolvent (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (e) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for, and that could reasonably be expected to result in, the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (h) a failure by a Loan Party any Subsidiary thereof or any ERISA Affiliate to make a required contribution to a Multiemployer Plan; (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to a Loan Party or any Subsidiary thereof; or (j) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party, any Subsidiary thereof or any ERISA Affiliate.

“Escrow Agent” means the Escrow Agent under the Escrow Agreement, which shall initially be Citibank, N.A., solely in such capacity. Each party hereto acknowledges and agrees that the Escrow Agent is not a party to this Agreement and is not bound by the terms hereof.

“Escrow Agreement” means that certain Escrow Agreement, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time) among the Borrower, the Escrow Agent and the DIP Agent for and on behalf of the Lenders relating to the Loan Proceeds Account.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurocurrency Rate” means:

(a) for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum determined by the DIP Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the interest settlement rates for deposits in Dollars (as published by Reuters on page LIBOR01 of the Reuters Screen (or another commercially available source providing quotations of such rate as designated by the DIP Agent from time to time)) (as set forth by (i) the Intercontinental Exchange Group, (ii) any publicly available successor service or entity that has been authorized by the U.K. Financial Conduct Authority to administer the London Interbank Offered Rate or (iii) any publicly available service selected by the DIP Agent that has been nominated by such an entity as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurocurrency Rate” shall be the interest rate per annum determined by the DIP Agent (acting at the Direction of the Required DIP Lenders) in consultation with the Borrower, and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum determined by the DIP Agent at approximately 11:00 a.m. (London time) on such date by reference to the interest settlement rates for deposits in Dollars (as published by Reuters on page LIBOR01 of the Reuters Screen (or another commercially available source providing quotations of such rate as designated by the DIP Agent from time to time)) with a term of one month (as set forth by (i) the InterContinental Exchange Group, (ii) any publicly available successor service or entity that has been authorized by the U.K. Financial Conduct Authority to administer the London Interbank Offered Rate or (iii) any publicly available service selected by the DIP Agent that has been nominated by such an entity as an authorized information vendor for the purpose of displaying such rates);

in the case of clauses (a) and (b) above, multiplied by Statutory Reserves; provided that in the case of clauses (a) and (b) above, the Eurocurrency Rate shall not be less than 1.25% per annum.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate.”

“Event of Default” has the meaning set forth in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” means on any day with respect to any currency other than Dollars, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency; in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the DIP Agent and the Borrower, or, in the absence of such agreement, the Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the DIP Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later.

“Excluded Assets” means (i) all Licenses and any other property and assets (including any lease, license, permit or agreement) to the extent that the DIP Agent may not validly possess a security interest therein under, or such security interest is restricted by, applicable Laws (including, without limitation, rules and regulations of any Governmental Authority or agency) or the pledge or creation of a security interest in which would require the consent, approval, license or authorization of a Governmental Authority, other than to the extent such prohibition or limitation is rendered ineffective under the UCC, the Bankruptcy Code, other applicable insolvency laws or other applicable Law notwithstanding such prohibition, but in no event excluding the Proceeds thereof, (ii) any deposit account containing solely cash collateral supporting obligations in respect of letters of credit issued under the LC Agreement and (iii) any asset where the cost of obtaining a security interest therein exceeds the practical benefit to the Lenders, as determined in the sole discretion of the Required DIP Lenders (which may be communicated by means of a Direction of the Required DIP Lenders); provided, however, that Excluded Assets referred to in clauses (i) through (ii) shall not include any Proceeds, substitutions or replacements of any Excluded Assets. Except as specified by the Required DIP Lenders, no Loan Party shall be required to take any action under the Law of any non-U.S. jurisdiction to create or perfect a security interest in any assets located outside the United States or any other assets that require such action, including any intellectual property registered in any non-U.S. jurisdiction (and no security agreements or pledge agreements governed under the Laws of any non-U.S. jurisdiction shall be required).

“Excluded Subsidiary” means any Subsidiary that is prohibited by applicable Law on the Closing Date from guaranteeing the Obligations or if guaranteeing the Obligations would require governmental (including regulatory) consent, approval, license or authorization (unless and until (i) such restriction or prohibition no longer exists or (ii) any such governmental consent, approval, license or authorization is obtained).

“Exit Conversion” has the meaning set forth in Section 2.07(b).

“Exit Facility Credit Agreement” has the meaning set forth in Section 2.07(b).

“Fair Market Value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s-length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined reasonably and in good faith by the Borrower.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations or other administrative guidance promulgated thereunder, any agreement entered into pursuant to Section 1471(b) of the Code and any intergovernmental agreements (and related Laws and regulations) implementing the foregoing.

“FCC” means the Federal Communications Commission.

“FCC Authorizations” means all Licenses issued or granted by the FCC in connection with the operation of the business of the Borrower or any Subsidiary of the Borrower, all renewals and extensions thereof, and all applications filed with the FCC to which the Borrower or any Subsidiary of the Borrower is a party.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of the quotations for the day for such transactions received by the DIP Agent from three federal funds brokers of recognized standing selected by it, and (c) if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero.

“Fee Letters” means, collectively, (i) that certain Premium Letter, dated as of the Closing Date between the Borrower and Citi and (ii) that certain Fee Letter, dated as of the Closing Date, between the Borrower and Citigroup.

“Final Order” means an order entered by the Bankruptcy Court approving the DIP Facility on a final basis under the Bankruptcy Code, which order shall be in form and substance satisfactory to the DIP Agent and the Required DIP Lenders in their sole and absolute discretion (as such order may be amended, modified or extended in a manner satisfactory to the DIP Agent (at the Direction of the Required DIP Lenders)), which order has not been reversed or stayed or is otherwise subject to a timely filed motion for a stay, rehearing, reconsideration, appeal or any other review without the consent of the DIP Agent (at the Direction of the Required DIP Lenders).

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Testing Period” shall mean the period commencing four weeks prior to, and ending on, July 31, 2020, which is the first Friday ending after the Closing Date (which shall include two full weeks prior to the Closing Date, the week of the Closing Date and one full week following the Closing Date).

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Flow of Funds Statement” means a flow of funds statement relating to payments to be made and credited by all of the parties on the Funding Date (including wire instructions therefor) as prepared by the Borrower and its financial advisor in consultation with (and approved by) the DIP Agent and the Specified Lender Advisors.

“Foreign Casualty Event” has the meaning set forth in Section 2.05(b)(vi).

“Foreign Disposition” has the meaning set forth in Section 2.05(b)(vi).

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to or by, or entered into with, any Loan Party or any Subsidiary with respect to employees outside the United States.

“Foreign Subsidiary” means any direct or indirect Subsidiary (which is not a Domestic Subsidiary). As used herein, reference to a first-tier Foreign Subsidiary means a Foreign Subsidiary whose direct parent entity is a Domestic Subsidiary.

“Full Payment” means, with respect to any Obligations, the full and complete cash payment thereof, including any interest, fees and other charges accruing during the Chapter 11 Cases (whether or not allowed by the Chapter 11 Cases). No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

“Fund” means any Person (other than a natural person) that is primarily engaged in making, purchasing, holding or otherwise investing in loans, bonds and other extensions of credit in the ordinary course.

“Funding Date” means the date the conditions precedent set forth in Section 4.02 with respect to the Borrowing hereunder are satisfied (or waived by the Required DIP Lenders in accordance with this Agreement).

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Granting Lender” has the meaning set forth in Section 10.07(h).

“Guarantee” means, as to any Person, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness by another Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning set forth in Section 11.01.

“Guarantors” has the meaning set forth in the definition of “Collateral and Guarantee Requirement” and shall include the Borrower (solely with respect to its Secured Obligations other than its direct Secured Obligations as a Primary Obligor (as opposed to a guarantor) under the Loan Documents), Post Modern Edit, Inc., Global Eagle Entertainment Operations Solutions, Inc., Airline Media Productions Inc., Entertainment in Motion, Inc., Row 44, Inc., Global Eagle Telecom Licensing Subsidiary LLC, Inflight Productions USA, Inc., N44HQ, LLC, Global Eagle Services, LLC, The Lab Aero, Inc., IFE Services (USA), Inc., Emerging Markets Communications, LLC, Maritime Telecommunications Network, Inc., MTN Government Services, Inc., MTN International, Inc., MTN License Corp. and each other Subsidiary of the Borrower that shall have become a Guarantor pursuant to Section 6.11, it being understood and agreed that the Borrower in its sole discretion may cause any Subsidiary of the Borrower that is not a Guarantor to Guarantee the Obligations by causing such Subsidiary to execute a Joinder Agreement and comply with Section 6.11 and the Collateral and Guaranty Requirement, and thereafter any such Subsidiary shall be a Guarantor and Subsidiary Guarantor hereunder for all purposes.

“Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to this Agreement.

“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, in any form, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, mold, medical waste, in each case regulated under Environmental Laws.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all obligations, contingent or otherwise, of such Person as an account party in respect of outstanding letters of credit (including standby and commercial), bankers’ acceptances and bank guaranties;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services;

(e) Indebtedness (excluding prepaid interest thereon) of others secured by a Lien on property owned or being purchased by such Person, whether or not such Indebtedness shall have been assumed by such Person;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests if and to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP; and

(h) to the extent not otherwise included above, all Guarantees of such Person in respect of Indebtedness of others described in clauses (a) through (g) in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner, except to the extent such Person’s liability for such Indebtedness is otherwise limited, and (B) exclude (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation until such obligation is not paid after becoming due and payable, (iii) accruals for payroll and other liabilities accrued in the ordinary course of business, (iv) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller and (v) Indebtedness of any parent entity appearing on the balance sheet of the Borrower, or by reason of push down accounting under GAAP. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) that is expressly made non-recourse or limited recourse (limited solely to the assets securing such Indebtedness) to such Person shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” means, with respect to the DIP Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, all Taxes imposed on or with respect to any payment under any Loan Documents, other than (i) any Taxes imposed on or measured by its net income, however denominated, and franchise and branch profits Taxes imposed on it in lieu of net income Taxes, in each case, (a) imposed by a jurisdiction as a result of such recipient being organized in or having its principal office or, in the case of any Lender, its applicable Lending Office, located in the jurisdiction imposing such Tax, or (b) as a result of any other present or former connection between such recipient and the jurisdiction imposing such Tax, other than any connections arising solely from the recipient executing, delivering, being a party to, engaging in any transactions pursuant to, performing its obligations under, receiving payments under, or enforcing, any Loan Document, (ii) any Taxes attributable to the failure of such Agent or Lender to comply with Section 3.01(e), (iii) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 3.07(a)), any U.S. federal withholding Tax that is in effect and would apply to amounts payable hereunder pursuant to a Law in effect at the time such Lender becomes a party to this Agreement, or designates a new Lending Office, except to the extent such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower or any Guarantor with respect to such withholding Tax pursuant to Section 3.01, and (iv) any U.S. federal withholding Taxes imposed under FATCA (all such amounts described in clauses (i) through (iv), “Excluded Taxes”).

“Indemnitees” has the meaning set forth in Section 10.05.

“Information” has the meaning set forth in Section 10.08.

“Intellectual Property Security Agreement” has the meaning set forth in the Security Agreement.

“Interest Payment Date” means the last Business Day of each calendar month.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan, and ending on the date one month thereafter; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the applicable Maturity Date.

“Interim Order” means an order entered by the Bankruptcy Court approving the DIP Facility on an interim basis under the Bankruptcy Code, which order shall be in form and substance satisfactory to the DIP Agent and the Required DIP Lenders in their sole and absolute discretion (as such order may be amended, modified or extended in a manner satisfactory to the DIP Agent and the Required DIP Lenders), which order is not subject to a stay, injunction or other limitation not approved by the DIP Agent and the Required DIP Lenders.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person in another Person by (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning set forth in Section 5.15.

“Joinder Agreement” means a joinder agreement substantially in the form of Joinder Agreement attached as Exhibit J hereto or in such other form agreed by the Required DIP Lenders in their sole discretion.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“LC Agreement” means that certain Letter of Credit Facility Agreement, to be dated on or about July 2020, between the Borrower and Citi, providing for issuance of up to $10,000,000 in letters of credit, minus the aggregate face amount of issued and outstanding letters of credit from time to time under the Pre-Petition Priority Loan Agreement.

“Lender” has the meaning set forth in the introductory paragraph to this Agreement, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lender Advisors” means (x) the Specified Lender Advisors, and (y) any other financial advisor, auditor, attorney, accountant, appraiser, auditor, business valuation expert, environmental engineer or consultant, turnaround consultant, and other consultants, professionals and experts retained by the Ad Hoc Group of Lenders and/or the Required DIP Lenders.

“Lender Default” means (i) the refusal (which may be given verbally or in writing and has not been retracted) or failure of any Lender to make available its portion of any incurrence of Loans, which refusal or failure is not cured within two Business Days after the date of such refusal or failure, unless such Lender notifies the DIP Agent in writing that such refusal or failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in writing) has not been satisfied, (ii) the failure of any Lender to pay over to the DIP Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, unless the subject of a good faith dispute, (iii) a Lender has notified the Borrower or the DIP Agent that it does not intend to comply with its funding obligations under this Agreement or has stated publicly that it will generally not comply with its funding obligations under any loan agreements, credit agreements, and other similar agreements, (iv) a Lender has failed to confirm in a manner reasonably satisfactory to the DIP Agent (at the Direction of the Required DIP Lenders) that it will comply with its funding obligations under this Agreement (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iv) upon receipt of such written confirmation by the DIP Agent (acting at the Direction of the Required DIP Lenders) and the Borrower), or (v) a Distressed Person has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender-Related Distress Event.

“Lender-Related Distress Event” means, with respect to any Lender or any other Person that directly or indirectly controls such Lender (each, a “Distressed Person”), (i) a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, (ii) a custodian, conservator, receiver, or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, (iii) such Distressed Person, or any Person that directly or indirectly controls such Distressed Person or is subject to a forced liquidation, (iv) such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person to be, insolvent or bankrupt or (v) such Distressed Person becomes the subject of a Bail-In Action; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in any Lender or any Person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof.

“Lending Office” means, as to any Lender, such office or offices as a Lender may from time to time notify the Borrower and the DIP Agent.

“License” means any license, registration, accreditation, approval, qualification, provider number, right, privilege, consent, permit or other authorization issued by any Governmental Authority (including the FCC), together with any amendments, supplements and other modifications thereto.

“Licensed Activities” means, with respect to any Person, any transactions, investments or other activities by such Person in or with a Sanctioned Country to the extent that such transactions, investments or other activities are in compliance with a license issued to such Person by OFAC, the U.S. Department of State, or the U.S. Department of Commerce Bureau of Industry and Security, as required by the applicable requirements of Law.

“Lien” means, with respect to any asset, any mortgage, deed of trust, pledge, hypothecation, collateral assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest of any kind or nature in respect of such asset (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit under Article 2 by a Lender to the Borrower.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) the Fee Letters, (v) the Escrow Agreement, (vi) the Specified Lender Advisors Fee Letters, (vii) the Approved DIP Budget, (viii) any other document or instrument designated by the Borrower and the DIP Agent and/or the Required DIP Lenders as a “Loan Document” and (ix) any amendment or joinder (including, without limitation, any Joinder Agreement) to this Agreement or any of the foregoing agreements.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Loan Proceeds Account” means an escrow account with the Escrow Agent into which the proceeds of the Loans shall be deposited and retained subject to withdrawal thereof by the Borrower pursuant to a Withdrawal Notice for use in accordance with the terms hereof and of the Approved DIP Budget or return thereof to the Lenders upon the occurrence of the Maturity Date for any reason whatsoever.

“Margin Stock” shall have the meaning assigned to such term in Regulation U of the Board of Governors of the Federal Reserve System, or any successor thereto.

“Material Adverse Effect” means any event, change or condition that, individually or in the aggregate, has had, or would reasonably be expected to have a material adverse effect on (i) the business, assets, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole (excluding (w) any matters publicly disclosed in writing or disclosed to the DIP Agent and the Lenders in writing prior to the filing of the Chapter 11 Cases, (x) any matters disclosed in the schedules hereto, (y) any matters disclosed in any first day pleadings or declarations and (z) the filing of the Chapter 11 Cases, the events and conditions related and/or leading up thereto and the effects thereof and any action required to be taken under the Loan Documents or under the Chapter 11 Orders), (ii) the ability of the Borrower and the Guarantors (taken as a whole) to perform their payment obligations under any Loan Document to which the Borrower or any of the Loan Parties is a party, (iii) the rights and remedies of, or benefits available to, the DIP Agent, the Escrow Agent or the Lenders under the Loan Documents, taken as a whole, including the legality, validity, binding effect or enforceability of the Loan Documents, or (iv) the Collateral (taken as a whole) or the DIP Agent’s liens on the Collateral.

“Material Contract” any vendor or supply contract, customer contract, media and content license, games and applications license, satellite or broadband capacity contract or any similar or related contract necessary for the operations of the business of the Loan Parties entered into by a Loan Party with a Person that is not a Loan Party or any of its Subsidiaries, and the termination of which, or the failure of which to be in full force and effect, would reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole.

“Material Non-Public Information” means information which is (a) not publicly available, (b) material with respect to the Borrower and its Subsidiaries or their respective securities for purposes of United States federal and state securities laws and (c) not of a type that would be publicly disclosed in connection with any issuance by the Borrower or any of its Subsidiaries of debt or equity securities issued pursuant to a public offering, a Rule 144A offering or other private placement where assisted by a placement agent.

“Maturity Date” means the date that is the earliest of (i) the date that is six (6) months after the Petition Date (subject to an extension of up to thirty (30) days to the extent necessary if the Sale Order has been entered and the parties are awaiting required Federal Communications Commission consents and approvals), (ii) the date on which the Obligations become due and payable pursuant to this Agreement, whether by acceleration or otherwise, (iii) the effective date of a Chapter 11 Plan for the Debtors, (iv) the date of consummation of a sale of all or substantially all of the Debtors’ assets under Section 363 of the Bankruptcy Code, including the Sale Transaction, (v) the first Business Day on which the Interim Order expires by its term or is terminated, unless the Final Order has been entered and become effective prior thereto, (vi) conversion of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code unless otherwise consented to by the DIP Agent (at the Direction of the Required DIP Lenders), (vii) dismissal of any of the Chapter 11 Cases, unless otherwise consented to in writing by the DIP Agent (at the Direction of the Required DIP Lenders), (viii) dismissal of any of the Chapter 11 Cases, unless otherwise consented to in writing by the DIP Agent (at the Direction of the Required DIP Lenders), or (ix) the Final Order is vacated, terminated, rescinded, revoked, declared null and void or otherwise ceases to be in full force and effect (unless otherwise consented to in writing by the DIP Agent (at the Direction of the Required DIP Lenders)).

“Maximum Rate” has the meaning set forth in Section 10.10.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policies” has the meaning set forth in the definition of “Collateral and Guarantee Requirement.”

“Mortgaged Properties” has the meaning set forth in the definition of “Collateral and Guarantee Requirement.”

“Mortgages” means collectively, the deeds of trust, trust deeds, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the DIP Agent on behalf of the Secured Parties creating and evidencing a Lien on a Mortgaged Property in form and substance reasonably satisfactory to the DIP Agent (at the Direction of the Required DIP Lenders) and any other mortgage executed and delivered pursuant to Sections 6.11 and 6.13, in each case, as the same may from time to time be amended, restated, supplemented or otherwise modified.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party, any Subsidiary of the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.

“Nantahala” means Nantahala Capital Management, LLC and any of its Controlled Investment Affiliates and funds under its control.

“Net Proceeds” means:

(a) 100% of the cash proceeds actually received by the Borrower or any of its Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but in each case only as and when received) from any Disposition or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees and expenses actually incurred in connection therewith; (ii) the principal amount of any Indebtedness that is secured by a Lien (other than a Lien that ranks pari passu with or is subordinated to the Liens securing the Obligations) on the asset subject to such Disposition or Casualty Event and that is required to be repaid in connection with such Disposition or Casualty Event (other than Indebtedness under or pursuant to the Pre-Petition Loan Documents or any other Indebtedness outstanding as of the Petition Date (unless senior to the Indebtedness under the Pre-Petition Loan Documents)), together with any applicable premium, penalty, interest and breakage costs; (iii) in the case of any Disposition or Casualty Event by a non-wholly owned Subsidiary of the Borrower, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Subsidiary of the Borrower as a result thereof; (iv) Taxes paid or reasonably estimated to be payable or, without duplication, permitted to be paid as a result thereof; (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of its Subsidiaries including, without limitation, pension and other postemployment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such reduction); and (vi) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition (provided that, to the extent that any amounts are released from such escrow to the Borrower or a Subsidiary thereof, such amounts net of any related expenses shall constitute Net Proceeds); and

(b) 100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any of the Subsidiaries thereof of any Indebtedness, net of all taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.

“Non-Consenting Lender” has the meaning set forth in Section 3.07(c).

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Loan Party” means any Subsidiary of a Loan Party that is not itself a Loan Party.

“Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Subsidiaries arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender may elect to pay or advance on behalf of such Loan Party in accordance with the terms of the Loan Documents.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to the DIP Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary Taxes and any other excise, property, intangible or mortgage recording Taxes, imposed by any Governmental Authority, which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document excluding, in each case, any such Tax imposed as a result of an Agent or Lender’s Assignment and Assumption, other than any such Taxes that are Other Connection Taxes imposed pursuant to an assignment or participation that is requested or required in writing by the Borrower.

“Outstanding Amount” means the outstanding principal amount thereof after giving effect to the Borrowing and any prepayments or repayments of the Loans.

“Overnight Rate” means, for any day, the greater of the Federal Funds Effective Rate and an overnight rate determined by the DIP Agent in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning set forth in Section 10.07(e).

“Participant Register” has the meaning set forth in Section 10.07(e).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petition Date” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) other than a Foreign Plan, established or maintained by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning set forth in Section 6.01.

“Pledged Debt” has the meaning set forth in the Security Agreement.

“Pledged Equity” has the meaning set forth in the Security Agreement.

“Pre-Petition” means the time period ending immediately prior to the filing of the Chapter 11 Cases.

“Pre-Petition Collateral” means the “Collateral” as defined in the Pre-Petition Priority Loan Agreement.

“Pre-Petition Lenders” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Pre-Petition Loan Documents” means the “Loan Documents” as defined in the Pre-Petition Priority Loan Agreement.

“Pre-Petition Obligations” means the “Secured Obligations” as defined in the Pre-Petition Priority Loan Agreement.

“Pre-Petition Priority Loan Agreement” has the meaning assigned to such term in the Recitals to this Agreement.

“Pre-Petition Second Lien Loan Documents” means the “Loan Documents” as defined in the Pre-Petition Second Lien Securities Purchase Agreement.

“Pre-Petition Second Lien Obligations” means the “Note Obligations” as defined in the Pre-Petition Second Lien Securities Purchase Agreement.

“Pre-Petition Second Lien Securities Purchase Agreement” means the Securities Purchase Agreement dated as of March 8, 2018 among the Borrower, the Purchasers thereto and the Second Lien Agent.

“Prior Week” means for any week, the immediately preceding calendar week (Saturday through Friday) ending on the Friday of such week.

“Proceeds” has the meaning set forth in the Security Agreement.

“Pro Rata Share” means, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Loans of such Lender under the applicable DIP Facility or DIP Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable DIP Facility or DIP Facilities and, if applicable and without duplication, Loans under the applicable DIP Facility or DIP Facilities at such time.

“Public Lender” has the meaning set forth in Section 6.01.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Quarterly Financial Statements” means the unaudited consolidated balance sheets and related consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal quarters ended March 31, 2019, June 30, 2019, September 30, 2019 and March 31, 2020.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures.

“Register” has the meaning set forth in Section 10.07(d).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating in, into, onto or through the Environment or in an uncontained manner from or through any facility, property or equipment.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the otherwise applicable notice period has been waived by regulation or otherwise by the PBGC.

“Representative” means, with respect to any series of Indebtedness permitted hereby, the trustee, DIP Agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Required DIP Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the aggregate Outstanding Amount of all Loans; provided that the portion of the aggregate Outstanding Amount of all Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required DIP Lenders.

“Required Milestones” means the milestone set forth in Section 6.25 or “Milestones,” “Required Milestones” or similar undertakings or requirements set forth in the DIP Order and/or the RSA.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, chief administrative officer, secretary or assistant secretary, treasurer or assistant treasurer, controller or other similar officer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any Subsidiary thereof, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s or a Borrower’s Subsidiary’s equity holders, partners or members (or the equivalent Persons thereof).

“Rolling Four-Week Testing Period” means each cumulative period of four weeks ending on the Friday of each calendar week ending after the fourth week following the Closing Date.

“RSA” means the Restructuring Support Agreement, dated as of July 22, 2020 among the Loan Parties and the Lenders party thereto.

“S&P” means Standard & Poor’s Financial Services LLC, a division of McGraw Hill Financial, and any successor thereto.

“Sale Order” means an order approving the Sale Transaction in accordance with the Bidding Procedures (as defined in the RSA).

“Sale Process” means the marketing and sale process for the Sale Transaction, which shall be consistent in all material respects with the requirements of the RSA.

“Sale Transaction” means the transaction to effectuate the sale of all or substantially all of the Borrower’s consolidated assets, free and clear of liabilities (subject to customary exceptions) under Section 363 of the Bankruptcy Code pursuant to the Chapter 11 Cases, which transaction shall be consistent in all material respects with the requirements of the RSA.

“Same Day Funds” means immediately available funds.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any comprehensive Sanctions (at the time of this Agreement, the Crimean region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or to the extent applicable, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) as applicable, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Searchlight” means Searchlight Capital Partners, L.P. and any of its Controlled Investment Affiliates and funds under its control.

“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Agent” means Cortland Capital Market Services LLC.

“Second Testing Period” shall mean the period commending four weeks prior to, and ending on, August 7, 2020, which is the Friday of the second calendar week ending after the Closing Date (which shall include one full week prior to the Closing Date, the week of the Closing Date and two full weeks following the Closing Date).

“Secured Obligations” means, collectively, the Obligations, and all obligations owing to the Secured Parties by the Borrower, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise.

“Secured Parties” means, collectively, the DIP Agent, the Lenders, the Escrow Agent and each co-agent or sub-agent appointed by the DIP Agent from time to time pursuant to Section 9.05.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means a debtor-in-possession security agreement, substantially in the form of Exhibit F.

“Security Agreement Supplement” has the meaning set forth in the Security Agreement.

“SPC” has the meaning set forth in Section 10.07(h).

“Specified Lender Advisors” means (i) Gibson, Dunn & Crutcher LLP, as legal counsel, and (ii) Rothschild & Co US Inc., as financial advisor.

“Specified Lender Advisors Fee Letters” means (i) with respect to Gibson, Dunn & Crutcher LLP, that certain engagement letter dated March 25, 2020 and (ii) with respect to Rothschild & Co US Inc., that certain engagement letter dated March 26, 2020.

“Stalking Horse Bidder” has the meaning set forth in the Bidding Procedures.

“Stalking Horse Sale Transaction” means a Sale Transaction with the Stalking Horse Bidder pursuant to the Asset Purchase Agreement.

“Statutory Reserves” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System of the United States (the “Board”) and any other banking authority, domestic or foreign, to which the DIP Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurocurrency Rate Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (excluding, for the avoidance of doubt, any charitable organizations, and any other Person that meets the requirements of Section 501(c)(3) of the Code) of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means any Guarantor other than the Borrower.

“Successor Case” means, with respect to the Chapter 11 Cases, any subsequent proceedings under Chapter 7 of the Bankruptcy Code.

“Successor Rate” has the meaning set forth in Section 3.03(b).

“Successor Rate Conforming Changes” means, with respect to any proposed Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the reasonable discretion of the DIP Agent (at the Direction of the Required DIP Lenders), in consultation with the Borrower, to reflect the adoption of such Successor Rate and to permit the administration thereof by the DIP Agent (at the Direction of the Required DIP Lenders).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Taxes” means all present or future taxes, duties, levies, imposts, deductions, assessments, withholdings (including backup withholding), fees or other similar charges imposed by any Governmental Authority including any interest, penalties and additions to tax applicable thereto.

“Third Testing Period” shall mean the period commending four weeks prior to, and ending on, August 14, 2020, which is the Friday of the third calendar week ending after the Closing Date (which shall include the week during which the Closing Date occurs and three full weeks following the Closing Date).

“Transaction Expenses” means any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries in connection with the Transactions (including expenses in connection with hedging transactions), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” means, collectively, the transactions to occur pursuant to the Loan Documents, including (a) the funding of the DIP Facilities, (b) the execution and delivery of Loan Documents to be entered into on the Closing Date, (c) the Chapter 11 Cases, and (d) the payment of Transaction Expenses earned, due and payable on the Closing Date and otherwise the use of the proceeds thereof, as applicable.

“Transferred Guarantor” has the meaning set forth in Section 11.09.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“Uniform Commercial Code” or “UCC” means (i) the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or (ii) the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it applies to any item or items of Collateral. References in this Agreement and the other Loan Documents to specific sections of the Uniform Commercial Code are based on the Uniform Commercial Code as in effect in the

State of New York on the date hereof. In the event such Uniform Commercial Code is amended or another Uniform Commercial Code described in clause (ii) is applicable, such Section reference shall be deemed to be references to the comparable Section in such amended or other Uniform Commercial Code.

“United States” and “U.S.” mean the United States of America.

“United States Tax Compliance Certificate” has the meaning set forth in Section 3.01(e)(ii)(C) and is in substantially the form of Exhibit G hereto.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 10756.

“Variance Testing Period” means, as applicable, each of the First Testing Period, the Second Testing Period, the Third Testing Period and, thereafter, each Rolling Four-Week Testing Period ending on the Friday of each calendar week ending thereafter.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withdrawal” means a withdrawal from the Loan Proceeds Account made in accordance with Section 4.02.

“Withdrawal Date” means the date of the making of any Withdrawal.

“Withdrawal Notice” means a notice substantially in the form attached hereto as Exhibit D-2 to be delivered by the Borrower to the Escrow Agent and the DIP Agent from time to time to request a Withdrawal from the Loan Proceeds Account.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(f) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(g) For purposes of determining compliance with any Section of Article 7 at any time, in the event that any Lien, Investment, Indebtedness, Disposition, Restricted Payment, Affiliate transaction, Contractual Obligation or prepayment of Indebtedness meets the criteria of one or more than one of the categories of transactions permitted pursuant to any clause of such Sections, the Borrower, in its sole discretion, from time to time, may classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category.

(h) All references to “knowledge” of any Loan Party or a Subsidiary of the Borrower means the actual knowledge of a Responsible Officer.

(i) The words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(j) All references to any Person shall be constructed to include such Person’s successors and assigns (subject to any restriction on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.

(k) The word “will” shall be construed to have the same meaning and effect as the word “shall.”

SECTION 1.03 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. Notwithstanding any other provision contained herein, (a) any lease that is treated as an operating lease for purposes of GAAP as of January 6, 2017 shall not be treated as Indebtedness, Attributable Indebtedness or as a Capitalized Lease and shall continue to be treated as an operating lease (and any future lease, if it were in effect on January 6, 2017, that would be treated as an operating lease for purposes of GAAP as of January 6, 2017 shall be treated as an operating lease), in each case for purposes of this Agreement, notwithstanding any actual or proposed change in GAAP after January 6, 2017 and (b) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) Statement of Financial Accounting Standards 141R or ASC 805 (or any other financial accounting standard having a similar result or effect) or (ii) any election under Financial Accounting Standards Codification No. 825-Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Borrower or any Subsidiary at “fair value” as defined therein.

SECTION 1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

SECTION 1.05 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, refinancings, restatements, renewals, restructurings, extensions, supplements and other modifications thereto, but only to the extent that such amendments, refinancings, restatements, renewals, restructurings, extensions, supplements and other modifications are not prohibited by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

SECTION 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.07 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.

SECTION 1.08 [Reserved]

SECTION 1.09 [Reserved]

SECTION 1.10 Currency Generally. For purposes of determining compliance with Article 7 with respect to any amount of Indebtedness, Lien or Investment in a currency other than Dollars, (i) no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder) and (ii) the equivalent amount in Dollars of the principal amount of Indebtedness or Lien, or of the applicable Investment, as applicable, denominated in a foreign currency shall be calculated based on the Exchange Rate in effect on the applicable determination date.

SECTION 1.11 Certifications. All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such person in his or her capacity solely as an officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such Person’s individual capacity (and without personal liability).

ARTICLE 2.

THE COMMITMENTS AND BORROWINGS

SECTION 2.01 The Commitments.

(a) Upon the satisfaction (or waiver by each Lender (in its sole discretion)) of the conditions precedent set forth in Section 4.01 and Section 4.02 and the terms and conditions of the DIP Order, each Lender severally agrees to make the Loans to the Borrower on the Funding Date in an amount equal to such Lender’s Commitment in a single borrowing to be funded into the Loan Proceeds Account or otherwise funded in accordance with Section 2.02(b); provided that, notwithstanding anything herein to the contrary, all such Commitments shall terminate automatically and be reduced to zero on July 31, 2020 to the extent that the Funding Date has not occurred on or prior to such date (or such later date as agreed to by the Borrower and the Required DIP Lenders). The Borrower may request disbursements from the Loan Proceeds Account in accordance with Section 4.02. Amounts borrowed under this Section 2.01(a) and subsequently repaid or prepaid may not be re-borrowed.

SECTION 2.02 Borrowings or Conversions of Loans.

(a) The Borrowing and each conversion of a Loan denominated in Dollars from one Type to the other shall be made upon the Borrower’s irrevocable notice to the DIP Agent. Each such notice must be received by the DIP Agent not later than (1) 12:00 noon, three Business Days prior to the requested date of the Borrowing or any conversion of Base Rate Loans to Eurocurrency Rate Loans, and (2) 10:00 a.m. New York City time on the requested date of the Borrowing of Base Rate Loans. The Borrowing of, and each conversion to, Eurocurrency Rate Loans shall be in a minimum principal amount of $500,000, or a whole multiple of $100,000, in excess thereof (or if lesser, the remaining available balance of the applicable Commitments). Except as provided in herein, the Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $250,000 or a whole multiple of $100,000 in excess thereof (or if lesser, the remaining available balance of the applicable Commitments). Each Committed Loan Notice shall specify (i) whether the Borrower is requesting the Borrowing, a conversion of Loans denominated in Dollars from one Type to the other, (ii) the requested date of the Borrowing or conversion, as the case may be (which shall be a Business Day), (iii) the principal amount and currency of Loans to be borrowed or converted, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, that the Interest Period with respect thereto shall be one month and (vi) wire instructions of the account(s) to which funds are to be disbursed (it being understood, for the avoidance of doubt, that the amount to be disbursed to any particular account may be less than the minimum or multiple limitations set forth above so long as the aggregate amount to be disbursed to all such accounts pursuant to the Borrowing meets such minimums and multiples). If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests the Borrowing of or conversion to Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Committed Loan Notice, the DIP Agent shall promptly notify each Lender of the amount of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Type of Loans, and if no timely notice of a conversion is provided by the Borrower, the DIP Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of the Borrowing, each Lender shall make the amount of its Loan available to the DIP Agent in Same Day Funds at the DIP Agent’s Office not later than 2:00 p.m. New York City time on the Business Day specified in the applicable Committed Loan Notice. Upon receipt of all requested funds pursuant to this Section 2.02, the DIP Agent, subject to Section 4.01 and Section 4.02, will promptly (i) apply the proceeds of such Loans in accordance with the Flow of Funds Statement; provided that no less than $50,000,000 of Loan proceeds (net of any fees set forth in the Premium Letter paid on the Funding Date in respect of such Loans and any costs and expenses due and payable pursuant to Section 4.02) shall be deposited in the Loan Proceeds Account in accordance with the Flow of Funds Statement. The Loans shall be deemed made by the Lenders when so remitted and applied in accordance with the foregoing sentence. For the avoidance of doubt, the full amount of all Loans will begin to accrue interest on the Funding Date.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the occurrence and continuation of an Event of Default, the Required DIP Lenders may require that no Loans may be converted to or continued as Eurocurrency Rate Loans.

(d) The DIP Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the DIP Agent shall be conclusive in the absence of manifest error, unless otherwise objected to by the Required DIP Lenders by a Direction of the Required DIP Lenders. At any time that Base Rate Loans are outstanding, the DIP Agent shall notify the Borrower and the Lenders of any change in Citi’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to the Borrowing, all conversions of Loans denominated in Dollars from one Type to the other, there shall not be more than 15 (or such greater amount as may be agreed by the DIP Agent in its sole discretion) Interest Periods in effect.

(f) The failure of any Lender to make the Loan to be made by it as part of the Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of the Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the Funding Date.

(g) Unless the DIP Agent shall have received notice from a Lender prior to the date of the Borrowing that such Lender will not make available to the DIP Agent such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such Borrowing, the DIP Agent may assume that such Lender has made such Pro Rata Share or other applicable share provided for under this Agreement available to the DIP Agent on the date of such Borrowing in accordance with this Section 2.02, and the DIP Agent may, in reliance upon such assumption, make available on such date a corresponding amount in accordance with Section 2.02(b). If the DIP Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the DIP Agent, each of such Lender and the Borrower severally agrees to repay to the DIP Agent promptly after written demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the DIP Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising the Borrowing and in the case of such Lender, the Overnight Rate plus any administrative, processing, or similar fees customarily charged by the DIP Agent in accordance with the foregoing. A certificate of the DIP Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(g) shall be conclusive in the absence of manifest error. If the Borrower and such Lender shall pay such interest to the DIP Agent for the same or an overlapping period, the DIP Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the Borrowing to the DIP Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the DIP Agent.

SECTION 2.03 [Reserved].

SECTION 2.04 [Reserved].

SECTION 2.05 Prepayments.

(a) Optional. The Borrower may, upon notice to the DIP Agent, at any time or from time to time voluntarily prepay the Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the DIP Agent not later than 11:00 a.m. New York City time (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (B) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurocurrency Rate Loans shall be in a minimum principal amount of $500,000, or a whole multiple of $100,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a minimum principal amount of $250,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The DIP Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such share provided for under Sections 2.12(g) of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.

(b) Mandatory.

(i) [Reserved].

(ii) If (1) the Borrower or any Subsidiary thereof Disposes of any property or assets (other than any Disposition of any property or assets permitted by Sections 7.05(a), (b), (d), (e), (g), (h), (i), (j), and (l)), or (2) any Casualty Event occurs, which results in the realization or receipt by the Borrower or any Subsidiary of Net Proceeds, the Borrower shall cause to be prepaid on or prior to the date which is one (1) Business Day after the date of the realization or receipt by the Borrower or that Subsidiary of such Net Proceeds, an aggregate principal amount of Loans in an amount equal to 100% of all such Net Proceeds.

(iii) If the Borrower or any Subsidiary of the Borrower incurs or issues any Indebtedness after the Closing Date not permitted to be incurred or issued pursuant to Section 7.03 in an amount equal to 100% of all Net Proceeds received therefrom on or prior to the date which is one (1) Business Day after the receipt by the Borrower or such Subsidiary of such Net Proceeds.

(iv) [Reserved].

(v) [Reserved].

(vi) Notwithstanding any other provision of this Section 2.05, to the extent that the repatriation to the United States of any or all of the Net Proceeds of any Disposition by a Foreign Subsidiary (“Foreign Disposition”) or the Net Proceeds of any Casualty Event incurred by a Foreign Subsidiary (“Foreign Casualty Event”) would be (x) prohibited or delayed by applicable local law or (y) restricted by applicable material constituent documents, including as a result of minority ownership (so long as such restrictions were not implemented for the purpose of avoiding such mandatory prepayment requirements), an amount equal to the Net Proceeds that would be so affected were the Borrower or any Subsidiary of the Borrower to attempt to repatriate such cash will not be required to be applied to repay Loans at the times provided in this Section 2.05 so long, but only so long, as the applicable local law or applicable material constituent documents would not otherwise permit repatriation to the United States, and if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Proceeds is permissible under the applicable local law or applicable material constituent documents, even if such cash is not actually repatriated at such time, an amount equal to the amount of the Net Proceeds will be promptly (and in any event not later than five Business Days) applied (net of an amount equal to the additional taxes of the Borrower, its Subsidiaries and the direct and indirect holders of Equity Interests in the Borrower that would be payable or reserved against and any additional costs that would be incurred as a result of a repatriation, whether or not a repatriation actually occurs) by the Borrower or its Subsidiaries to the repayment of the Loans pursuant to this Section 2.05; provided that such nonpayment shall not constitute an Event of Default (and such amounts shall be available (A) to repay local foreign Indebtedness, if any, or to be retained by the relevant Foreign Subsidiary, and (B) for working capital purposes of the Borrower and its Subsidiaries, in each case, subject to the prepayment provisions in this Section 2.05(b)(vi)). For the avoidance of doubt, nothing in this Section 2.05 shall require the Borrower to cause any amounts to be repatriated to the United States (whether or not such amounts are used in or excluded from the determination of the amount of any mandatory prepayments hereunder).

(vii) [Reserved].

(viii) Concurrently with any mandatory prepayment of Loans required to be made by the Borrower pursuant to clauses (i) and (ii) of this Section 2.05(b), the Borrower shall notify the DIP Agent in writing of such payment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the aggregate amount of such prepayment to be made by the Borrower. The DIP Agent will promptly notify each Lender of the contents of the Borrower’s prepayment notice and of such Lender’s Pro Rata Share of the prepayment.

(c) Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.05.

SECTION 2.06 Termination or Reduction of Commitments. The Commitments of each Lender shall be automatically and permanently reduced to $0 upon the funding of the Loans on the Funding Date.

SECTION 2.07 Repayment of Loans.

(a) The Borrower shall repay to the DIP Agent for the ratable account of the Lenders on the Maturity Date the aggregate principal amount of all Loans outstanding on such date.

(b) Upon the consummation of the Stalking Horse Sale Transaction, subject to the satisfaction, or waiver, of the conditions set forth in the Exit Facility Credit Agreement and otherwise substantially in accordance with the terms and conditions set forth in the Exit Facility Credit Agreement, and notwithstanding anything to the contrary herein or in any of the other Loan Documents, the Lenders and the Loan Parties acknowledge and agree, with the prior written consent of the Required DIP Lenders, that the Loans and other Obligations hereunder and under the other Loan Documents may be continued and/or converted into an exit term facility financing (the “Exit Conversion”). If the Required DIP Lenders provide such written consent to exercise the Exit Conversion, subject to the satisfaction or waiver by the Required DIP Lenders of the conditions contained in the Exit Facility Credit Agreement each Lender, severally and not jointly, hereby agrees to continue and/or convert its Loans hereunder outstanding on the closing date of the Stalking Horse Sale Transaction as loans and obligations under, and subject entirely and exclusively to the terms and provisions of, the definitive documentation to be mutually agreed (including a credit agreement governing the continuation and conversion of the Loans (the “Exit Facility Credit Agreement”)) and related documentation to the extent that such documentation is substantially consistent with the Exit Facility Credit Agreement (as determined by the Required DIP Lenders in their sole discretion) and is otherwise in form and substance satisfactory to the Required DIP Lenders.

SECTION 2.08 Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the applicable Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the Funding Date at a rate per annum equal to the Base Rate plus the applicable Applicable Rate.

(b) During the continuance of an Event of Default, the Borrower shall pay interest on principal and other amounts owing by it hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable in cash upon written demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) For the avoidance of doubt, all interest accruing with respect to any Loans that have been fronted by the DIP Agent prior to the date on which such Loans have been purchased by the applicable Lender shall accrue for the account of the DIP Agent; provided, that to the extent such Loans have been purchased by the applicable Lender from the DIP Agent prior to 5:00 pm New York City time on the Funding Date, all interest with respect to such Loans shall accrue to the account of such Lender beginning on the Funding Date and ending on the date on which such Loans have been purchased by the applicable Lender.

SECTION 2.09 Fees.

(a) [Reserved]

(b) DIP Agent Fees. The Borrower shall pay to the DIP Agent and Escrow Agent such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

SECTION 2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans (except when the Base Rate is determined in accordance with clause (iii) of the definition thereof) shall be made on the basis of a year of 365 days, or 366 days, as applicable, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the DIP Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error, unless otherwise objected to by the Required DIP Lenders by a Direction of the Required DIP Lenders.

SECTION 2.11 Evidence of Indebtedness.

(a) The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the DIP Agent, acting solely for this purpose as a non-fiduciary agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the DIP Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the DIP Agent in respect of such matters, the accounts and records of the DIP Agent shall control in the absence of manifest error. Upon the request of any Lender made through the DIP Agent, the Borrower shall execute and deliver to such Lender (through the DIP Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) [Reserved].

(c) Entries made in good faith by the DIP Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the DIP Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

SECTION 2.12 Payments Generally

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the DIP Agent, for the account of the respective Lenders to which such payment is owed, at the applicable DIP Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. New York City time on the date specified herein. The DIP Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share provided for under this Agreement) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the DIP Agent after 2:00 p.m. New York City time shall in each case be deemed received (in the DIP Agent’s sole discretion) on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) Except as otherwise provided herein, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Borrower or any Lender has notified the DIP Agent, prior to the date any payment is required to be made by it to the DIP Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the DIP Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the DIP Agent in Same Day Funds, then:

(i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the DIP Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the DIP Agent to such Lender to the date such amount is repaid to the DIP Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the DIP Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the DIP Agent to the Borrower to the date such amount is recovered by the DIP Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Rate from time to time in effect. When such Lender makes payment to the DIP Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the Borrowing. If such Lender does not pay such amount forthwith upon the DIP Agent’s demand therefor, the DIP Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the DIP Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the DIP Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the DIP Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the DIP Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the DIP Agent because the conditions to the Borrowing set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the DIP Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Pre-Default Allocation of Payments. At all times when Section 2.12(h) does not apply and except as otherwise expressly provided herein, monies to be applied to the Obligations and the Pre-Petition Obligations, whether arising from payments by the Loan Parties, realization on Collateral, setoff or otherwise, shall be allocated as follows (subject, in all respects, to the Carve-Out and the other terms of the DIP Order):

(i) First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs and fees and expenses of the DIP Agent Counsel payable under the Loan Documents) payable to the DIP Agent and the Escrow Agent in their capacity as such pursuant to any Loan Document, until Full Payment;

(ii) Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders pursuant to any Loan Document (including Attorney Costs and fees and expenses of Lender Advisors payable hereunder), ratably among them in proportion to the amounts described in this clause (ii) payable to them, until Full Payment;

(iii) Third, to pay interest and principal due in respect of all Loans, until Full Payment;

(iv) Fourth, to the payment of all other Obligations of the Loan Parties that are due and payable to the DIP Agent or the Escrow Agent and the other Secured Parties (other than any Defaulting Lenders) on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the DIP Agent or the Escrow Agent and the other Secured Parties (other than any Defaulting Lenders) on such date, until Full Payment;

(v) Fifth, ratably to pay any Obligations that are that are due and payable to Defaulting Lenders, until Full Payment;

(vi) Sixth, subject to the terms of the DIP Order and any applicable intercreditor agreement, (y) first, to the Pre-Petition Agent for the payment of the Pre-Petition Obligations in accordance with the Pre-Petition Priority Loan Agreement until payment in full and (z) next to the Second Lien Agent for the payment of the Pre-Petition Second Lien Obligations in accordance with the Pre-Petition Second Lien Securities Purchase Agreement until payment in full; and

(vii) Last, the balance, if any, to the Borrower or as otherwise required by law.

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category.

(h) Post-Default Allocation of Payments. Notwithstanding anything herein to the contrary, after the occurrence and during the continuation of an Event of Default, the Required DIP Lenders may elect that monies to be applied to the Obligations, whether arising from payments by the Loan Parties, realization on Collateral, setoff or otherwise, shall, to the extent elected by the Required DIP Lenders (in writing to the DIP Agent), be allocated as follows (subject, in all respects, to the Carve-Out and the other terms of the DIP Order):

(i) First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs and fees and expenses of DIP Agent Counsel payable under the Loan Documents) payable to the DIP Agent and the Escrow Agent pursuant to any Loan Document in their capacity as such, until Full Payment;

(ii) Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders pursuant to any Loan Document (including Attorney Costs and fees and expenses of the Lender Advisors payable hereunder), ratably among them in proportion to the amounts described in this clause (ii) payable to them, until Full Payment;

(iii) Third, to pay interest and principal due in respect of all Loans, until Full Payment;

(iv) Fourth, to the payment of all other Obligations of the Loan Parties that are due and payable to the DIP Agent or the Escrow Agent and the other Secured Parties (other than any Defaulting Lenders) on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the DIP Agent and the other Secured Parties (other than any Defaulting Lenders) on such date, until Full Payment;

(v) Fifth, ratably to pay any Obligations that are that are due and payable to Defaulting Lenders, until Full Payment;

(vi) Sixth, to pay any other Obligations until Full Payment;

(vii) Seventh, to the Pre-Petition Agents for the payment of the Pre-Petition Obligations in accordance with the Pre-Petition Credit Agreements; and

(viii) Last, the balance, if any, after Full Payment of the Obligations, to the Borrower or as otherwise required by any Laws.

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category. The allocations set forth in this Section 2.12(h) may be changed by agreement among the DIP Agent, the Escrow Agent and the Lenders without the consent of any Loan Party and are subject to Section 2.17 (regarding Defaulting Lenders). If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category. Appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 2.12(h). For the avoidance of doubt, subject to the terms of any applicable intercreditor agreement, nothing contained in this Agreement shall relieve or waive payment of the Pre-Petition Obligations in accordance with the Pre-Petition Priority Loan Agreement.

SECTION 2.13 Sharing of Payments. If, other than as provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the DIP Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For the avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment or purchase of or sale or purchase of a participation in any of its Loans in connection with any assignment or participation permitted hereunder. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The DIP Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

SECTION 2.14 [Reserved].

SECTION 2.15 [Reserved].

SECTION 2.16 Reorganization Matters.

(a) The Chapter 11 Cases were commenced on the Petition Date in accordance with applicable law and proper notice thereof was given for (x) the motion seeking approval of the Interim Order, (y) the hearing for the entry of the Interim Order and (z) the hearing for the entry of the Final Order. The Debtors shall give, on a timely basis as specified in the DIP Orders, all notices required to be given to all parties specified in the DIP Orders.

(b) After entry of the Interim Order, and pursuant to and to the extent permitted in the Interim Order and the Final Order, the Obligations will constitute allowed administrative expense claims in the Chapter 11 Cases having priority over all administrative expense claims and unsecured claims against each Loan Party now existing or hereafter arising of any kind whatsoever, including, without limitation, all administrative expense claims of the kind specified in Sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c), 546(d), 726, 1113, 1114 or any other provision of the Bankruptcy Code or otherwise, as provided under Section 364(c)(1) of the Bankruptcy Code, subject only to the Carve-Out and the priorities set forth in the Interim Order or the Final Order, as applicable.

(c) After entry of the Interim Order (and the Final Order when applicable) and pursuant to and to the extent provided in the Interim Order and the Final Order, as applicable, the Obligations will be secured by a valid and perfected first priority Lien on all of the Collateral, (i) encumbered by no Liens other than Liens permitted by Section 6.02 and (ii) prior and superior to any other Person or Lien, in each case, other than the Carve-Out and subject to the priorities set forth in the Interim Order or the Final Order, as applicable.

(d) The Interim Order (with respect to the period prior to the entry of the Final Order) or the Final Order (with respect to the period on and after the entry of the Final Order), as the case may be, is in full force and effect and has not been reversed, stayed (whether by statutory stay or otherwise), modified or amended without the written consent of the DIP Agent (at the Direction of the Required DIP Lenders).

(e) Notwithstanding the provisions of Section 362 of the Bankruptcy Code and subject to the applicable provisions of the Interim Order or the Final Order, as the case may be, upon the Maturity Date (whether by acceleration or otherwise), the DIP Agent and Lenders shall be entitled to immediate payment of such Obligations in cash and to enforce the remedies provided for hereunder or under applicable law, without further notice, motion or application to, hearing before, or order by the Bankruptcy Court.

SECTION 2.17 Defaulting Lenders

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the DIP Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise), shall be applied at such time or times as may be determined by the DIP Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the DIP Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as reasonably determined by the DIP Agent; third, if so determined by the DIP Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

SECTION 2.18 Super Priority Nature of Obligations and DIP Agent’s Liens; Payment of Obligations.

(a) The priority of the Obligations and the DIP Agent’s liens on the Collateral, claims and other interests shall be as set forth in the DIP Order.

(b) Upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents, the DIP Agent and the Lenders shall be entitled to immediate payment of such Obligations without application to or order of the Bankruptcy Court.

ARTICLE 3.

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

SECTION 3.01 Taxes.

(a) For purposes of this Section, the term “applicable Laws” includes FATCA.

(b) Except as provided in this Section 3.01, any and all payments made by or on account of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any Taxes, except to the extent required by any Laws. If the Borrower, any Guarantor or other applicable withholding agent shall be required by any Laws to make any deduction or withholding for or on account of any Taxes from or in respect of any sum payable under any Loan Document to the DIP Agent or any Lender, (i) if the Tax in question is an Indemnified Tax or Other Tax, the sum payable by the Borrower or any Guarantor shall be increased as necessary so that after all required deductions for Indemnified Taxes or Other Taxes have been made (including deductions applicable to additional sums payable under this Section 3.01), each Lender (or, in the case of a payment made to the DIP Agent for its own account, the DIP Agent) receives an amount equal to the sum it would have received had no such deductions for Indemnified Taxes or Other Taxes been made, (ii) the applicable withholding agent shall make such deductions, (iii) the applicable withholding agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), if the Borrower or any Guarantor is the applicable withholding agent, it shall furnish to the DIP Agent or such Lender (as the case may be) the original or a certified copy of a receipt evidencing payment thereof or other evidence acceptable to the DIP Agent or such Lender.

(c) In addition, the Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the DIP Agent timely reimburse it for the payment of, any Other Taxes.

(d) The Borrower and each Guarantor agree to indemnify the DIP Agent and each Lender, within ten (10) days after demand therefor, for (i) the full amount of Indemnified Taxes and Other Taxes paid or payable by the DIP Agent or such Lender (including Indemnified Taxes or Other Taxes imposed on or attributable to amounts payable under this Section 3.01) and (ii) any expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith and delivered by the DIP Agent or such Lender (or by the DIP Agent on behalf of such Lender), accompanied by a written statement thereof setting forth in reasonable detail (provided that the Lender need not be required to disclose any price sensitive or confidential information or to the extent prohibited by law or regulation) the calculation of such amounts, shall be conclusive absent manifest error.

(e) Each Lender shall, at such times as are reasonably requested by the Borrower or the DIP Agent, provide the Borrower and the DIP Agent with any documentation prescribed by Law or reasonably requested by the Borrower or the DIP Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, any applicable withholding Tax with respect to any payments to be made to such Lender under the Loan Documents. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documentation required below in this Section 3.01(d)) obsolete, expired or inaccurate in any material respect, deliver promptly and on or before the date such documentation expires, becomes obsolete or inaccurate to the Borrower and the DIP Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the DIP Agent) or promptly notify the Borrower and the DIP Agent in writing of its inability to do so. In addition, each Lender shall, at such times as are reasonably requested by the Borrower or the DIP Agent, provide the Borrower and the DIP Agent with such other documentation prescribed by Law or reasonably requested by the Borrower or DIP Agent as will enable the Borrower or the DIP Agent to determine whether such Lender is subject to backup withholding or information reporting requirements. Notwithstanding any other provision of this Section 3.01(e), a Lender shall not be required to deliver any form pursuant to this Section 3.01(e) that such Lender is not legally eligible to deliver. Without limiting the foregoing:

(i) Each Lender that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the DIP Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the DIP Agent) executed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax.

(ii) Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the DIP Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the DIP Agent) whichever of the following is applicable:

(A) executed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party,

(B) executed copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (A) a certificate substantially in the form of Exhibit G hereto (any such certificate a “United States Tax Compliance Certificate”) and (B) executed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any successor forms),

(D) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership, or has sold a participation), executed copies of Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, Form W-8BEN, Form W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY and/or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership (and not a participating Lender) and if one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partner(s)), or

(E) executed copies of any other form prescribed by applicable U.S. federal income Tax Laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, United States federal withholding tax on any payments to such Lender under the Loan Documents.

(iii) Each Agent that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the DIP Agent executed copies of Internal Revenue Service Form W-9 with respect to fees received on its own behalf, certifying that such Agent is exempt from U.S. federal backup withholding Tax.

(iv) Each Agent that is not a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the DIP Agent executed copies of Internal Revenue Service Form W-8ECI with respect to fees received on its own behalf.

(v) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the DIP Agent at the time or times prescribed by Laws and at such time or times reasonably requested by the Borrower or the DIP Agent such documentation prescribed by applicable Laws and such additional documentation reasonably requested by the Borrower or the DIP Agent as may be necessary for the Borrower and the DIP Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Person’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(e)(v), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f) Any Lender claiming any additional amounts payable pursuant to this Section 3.01 shall use its commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to mitigate or reduce the additional amounts payable, which commercially reasonable efforts may include a change in the jurisdiction of its Lending Office (or any other measures reasonably requested by the Borrower) if such a change or other measures would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, result in any unreimbursed cost or expense or be otherwise materially disadvantageous to such Lender.

(g) If any Lender or the DIP Agent determines, in its sole discretion exercised in good faith, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by a Loan Party pursuant to this Section 3.01, it shall promptly remit such refund to such Loan Party (but only to the extent of indemnification or additional amounts paid by a Loan Party under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of- pocket expenses (including any Taxes) of the Lender or the DIP Agent, as the case may be, and without interest (other than any interest paid by the relevant taxing authority with respect to such refund net of any Taxes payable by the DIP Agent or Lender on such interest); provided that the Loan Parties, upon the request of the Lender or DIP Agent, as the case may be, agree promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such party in the event such party is required to repay such refund to the relevant taxing authority. This Section 3.01 shall not be construed to require the DIP Agent or any Lender to make available its tax returns (or any other information relating to Taxes that it deems confidential) to any Loan Party or any other person.

(h) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the DIP Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, in each case after the Closing Date then, on written notice thereof by such Lender to the Borrower through the DIP Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans, or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the DIP Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall promptly following written demand from such Lender (with a copy to the DIP Agent), convert all applicable Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to designate a different Lending Office if such designation will avoid the need for such notice, will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender and would not, in the sole determination of such Lender, result in any unreimbursed cost or expense or be otherwise materially disadvantageous to such Lender.

SECTION 3.03 Inability to Determine Rates.

(a) If the Required DIP Lenders determine (which determination shall be conclusive and binding upon the Borrower) after the Closing Date (i) that for any reason adequate and reasonable means do not exist for determining the applicable Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or (ii) that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar, or other applicable market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan, the Required DIP Lenders will promptly so notify the Borrower and the DIP Agent in writing (after which the DIP Agent will promptly so notify each Lender). Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans, or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case, until the DIP Agent (upon the instruction of the Required DIP Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of or conversion to such Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request, if applicable, into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(b) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Required DIP Lenders notify the DIP Agent (with a copy to the Borrower) (after which the DIP Agent will promptly notify each Lender) that the Required DIP Lenders have determined, that:

(i) adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for any requested Interest Period, including, without limitation, because the screen rate used by the DIP Agent pursuant to the definition of “Eurocurrency Rate” is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the supervisor for the administrator of the Eurocurrency Rate, or a Governmental Authority having jurisdiction over the DIP Agent has made a public statement identifying a specific date after which the Eurocurrency Rate, or the screen rate used by the DIP Agent pursuant to the definition of “Eurocurrency Rate”, shall no longer be made available, or used for determining the interest rate of loans, then, after such receipt by the DIP Agent of such notice, as applicable, the DIP Agent (acting at the Direction of the Required DIP Lenders) and the Borrower may amend this Agreement to replace the Eurocurrency Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) that has been broadly accepted by the syndicated loan market in the United States in lieu of the Eurocurrency Rate (any such proposed rate, a “Successor Rate”), together with any proposed Successor Rate Conforming Changes and, notwithstanding anything to the contrary in Section 10.01, any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the DIP Agent (acting at the Direction of the Required DIP Lenders) shall have posted such proposed amendment to all Lenders and the Borrower.

If no Successor Rate has been determined and the circumstances under clause (b)(i) above exist, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended, (to the extent of the affected Eurocurrency Rate Loans or Interest Periods). Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of Eurocurrency Loans, conversion to Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

SECTION 3.04 Increased Cost and Reduced Return; Capital Adequacy; Eurocurrency Rate Loan Reserves.

(a) If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the Closing Date, or such Lender’s compliance therewith, there shall be any material increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurocurrency Rate Loans, or a material reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes or Other Taxes indemnified pursuant to Section 3.01, or any Excluded Taxes or (ii) reserve requirements contemplated by Section 3.04(c)) and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining the Eurocurrency Rate Loans (or of maintaining its obligations to make any Loan), or to reduce in any material respect the amount of any sum received or receivable by such Lender, then from time to time within fifteen (15) Business Days after written demand by such Lender setting forth in reasonable detail (provided that the Lender need not be required to disclose any price sensitive or confidential information or to the extent prohibited by law or regulation) such increased costs (with a copy of such demand to the DIP Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction. Notwithstanding anything herein to the contrary, for all purposes under this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in Law, regardless of the date enacted, adopted or issued; provided that the applicable Lender is imposing such charges on other similarly situated borrowers under comparable credit facilities; provided, further, that any such payments due to increased costs from market disruption shall be limited to circumstances generally affecting the banking market.

(b) If any Lender determines that the introduction of any Law regarding capital adequacy or liquidity requirements or any change therein or in the interpretation thereof, in each case after the Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any company controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time promptly following written demand of such Lender setting forth in reasonable detail (provided that the Lender need not be required to disclose any price sensitive or confidential information or to the extent prohibited by law or regulation) the charge and the calculation of such reduced rate of return (with a copy of such demand to the DIP Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) Business Days after receipt of such demand. Notwithstanding anything herein to the contrary, for all purposes under this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in Law, regardless of the date enacted, adopted or issued; provided that the applicable Lender is imposing such charges on other similarly situated borrowers under comparable credit facilities; provided, further, that any such payments due to increased costs from market disruption shall be limited to circumstances generally affecting the banking market.

(c) The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each applicable Eurocurrency Rate Loan of the Borrower equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of any Eurocurrency Rate Loans of the Borrower, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the DIP Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation.

(e) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to designate another Lending Office for any Loan affected by such event; provided that such efforts are made on terms that, in the commercially reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage and would not, in the sole determination of such Lender, result in any unreimbursed cost or expense or be otherwise materially disadvantageous to such Lender; provided, further, that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).

SECTION 3.05 Funding Losses. Promptly following written demand of any Lender (with a copy to the DIP Agent) from time to time, which demand shall set forth in reasonable detail (provided that the Lender need not be required to disclose any price sensitive or confidential information or to the extent prohibited by law or regulation) the basis for requesting such amount, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (excluding loss of anticipated profits and calculated without giving effect to any interest rate floor) actually incurred by it as a result of:

(a) any conversion, payment or prepayment of any Eurocurrency Rate Loan of the Borrower on a day other than the last day of the Interest Period for such Loan; or

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan of the Borrower on the date or in the amount notified by the Borrower;

including any loss or expense (excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

SECTION 3.06 Matters Applicable to All Requests for Compensation.

(a) The DIP Agent or any Lender claiming compensation under this Article 3 shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable and customary averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation under Section 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred if such Lender notifies the Borrower of the event that gives rise to such claim more than 180 days after such event; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the DIP Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another applicable Eurocurrency Rate Loan or, if applicable, to convert Base Rate Loans into Eurocurrency Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) If the obligation of any Lender to make or continue any Eurocurrency Rate Loan, or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s applicable Eurocurrency Rate Loans shall be automatically converted into Base Rate Loans (or, if such conversion is not possible, repaid), in each case, on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of an immediate conversion or repayment required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s applicable Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans shall be made or continued instead as Base Rate Loans (if possible), and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans shall remain as Base Rate Loans.

(d) If any Lender gives notice to the Borrower (with a copy to the DIP Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of any of such Lender’s Eurocurrency Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders under the applicable Facility are outstanding, if applicable, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans under such Facility and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments for the applicable Facility.

SECTION 3.07 Replacement of Lenders under Certain Circumstances.

(a) If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make any Eurocurrency Rate Loans as a result of any condition described in Section 3.02 or 3.04 or requires the Borrower to pay additional amounts as a result thereof, (ii) any Lender becomes a Defaulting Lender, or (iii) any Lender becomes a Non-Consenting Lender, then the Borrower may, on five (5) Business Days’ prior written notice to the DIP Agent and such Lender, (x) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (so long as the assignment fee is paid by the Borrower in such instance) all of its rights and obligations under this Agreement, or clause (iii) to one or more Eligible Assignees; provided that neither the DIP Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; provided, further, that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable departure, waiver or amendment of the Loan Documents; or (y) terminate the Commitment (if any) of such Lender and in the case of a Lender, repay all Obligations of the Borrower due and owing to such Lender relating to the Loans and participations held by such Lender as of such termination date; provided that in the case of any such termination of a Non-Consenting Lender such termination shall be sufficient (together with all other consenting Lenders after giving effect hereto) to cause the adoption of the applicable departure, waiver or amendment of the Loan Documents and such termination shall be in respect of any applicable facility only in the case of clause (i).

(b) Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s applicable Commitment, and (ii) deliver any Notes evidencing such Loans to the Borrower or the DIP Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Lender does not execute and deliver to the DIP Agent a duly executed Assignment and Assumption reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Lender, then such Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Lender and the DIP Agent shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption and/or such other documentation on behalf of such Lender.

(c) In the event that (i) the Borrower or the DIP Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, the consent, waiver or amendment in question requires the agreement of each affected Lender in accordance with the terms of Section 10.01 and (iii) the Required DIP Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

SECTION 3.08 Survival. All the Loan Parties’ obligations under this Article 3 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE 4.

CONDITIONS PRECEDENT OF EFFECTIVENESS, LENDING AND WITHDRAWALS

SECTION 4.01 Conditions to Closing Date. The effectiveness of this Agreement and the obligation of each Lender to make its Commitments and its Loans hereunder on the Closing Date is subject to satisfaction (or waiver, by the Required DIP Lenders in their sole discretion) of the following conditions precedent:

(a) The DIP Agent’s receipt of the following, each of which shall be original, .pdf or facsimile copies or delivered by other electronic method unless otherwise specified, each properly executed (if applicable) by a Responsible Officer of each signing Loan Party, each in form and substance reasonably satisfactory to the Required DIP Lenders:

(i) executed counterparts of this Agreement;

(ii) a Note executed by the Borrower in favor of each Lender that has requested a Note at least two Business Days in advance of the Closing Date;

(iii) a copy of the Organization Documents in relation to each Loan Party;

(iv) the Interim Order shall have been entered by the Bankruptcy Court providing for the liens and claims thereunder pursuant to the Bankruptcy Code, and the Security Agreement and each other Collateral Document set forth on Schedule 4.01(a) required to be executed on the Closing Date as indicated on such schedule, duly executed by each Loan Party thereto, together with:

(A) each financing statements (Form UCC-1 or the equivalent) required by the Collateral Documents to be filed in order to create in favor of the DIP Agent, for the benefit of itself and the other Secured Parties, a perfected Lien on the Collateral described therein; and

(B) copies of Lien searches in each jurisdiction reasonably requested by the Specified Lender Advisors with respect to each Loan Party;

(v) (A) drafts of the “first day” pleadings for the Chapter 11 Cases, in each case, in form and substance reasonably satisfactory to the Required DIP Lenders (and with respect to any provisions that affect the rights or duties of the DIP Agent, the DIP Agent), not later than a reasonable time in advance of the Petition Date for the DIP Agent’s counsel and the Specified Lender Advisors to review and analyze the same; (B) all motions, orders (including the “first day” orders) and other documents to be filed with or submitted to the Bankruptcy Court on the Petition Date shall be in form and substance reasonably satisfactory to the Required DIP Lenders (and with respect to any provisions that affect the rights or duties of the DIP Agent, the DIP Agent); and (C) all “first day” orders shall have been approved and entered by the Bankruptcy Court except as otherwise agreed by the Required DIP Lenders;

(vi) such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other corporate or limited liability company action, specimen signatures and/or incumbency certificates and/or other certificates of Responsible Officers of each Loan Party and resolutions of the board of directors, board of managers or members of each Loan Party (in each case, as appropriate or applicable) as the Specified Lender Advisors may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

(vii) the RSA shall be in full force and effect and no default by any of the Loan Parties shall have occurred and be continuing (with all applicable grace periods having expired) under the RSA; and

(viii) the Asset Purchase Agreement, in form and substance satisfactory to the Required DIP Lenders shall have been filed with the Bankruptcy Court.

(b) The Debtors shall have completed a detailed internal and external communications plan relating to the Chapter 11 Cases and the restructuring contemplated thereunder, to be in form and substance satisfactory to the Required DIP Lenders.

(c) The Petition Date shall have occurred and each Debtor shall be a debtor and debtor-in-possession in the Chapter 11 Cases.

(d) All fees and expenses required to be paid hereunder, under the RSA, or under the Fee Letter (including reimbursement or payment of all out-of-pocket expenses (including the fees and expenses of the Lender Advisors, including the Specified Lender Advisors, as counsel to the Ad Hoc Group of Lenders, the DIP Agent Counsel and counsel to the Escrow Agent, and the fees and expenses of any local counsel, regulatory counsel, or other counsel of the Lenders or the Ad Hoc Group of Lenders)) (and, with respect to expenses, to the extent invoiced at least one (1) Business Day before the Closing Date (except as otherwise reasonably agreed by the Borrower)) shall have been paid on or prior to, or will be paid on, the Closing Date or will be paid from or offset against the proceeds of the initial funding under the Facilities.

(e) The DIP Agent shall have received at least two (2) Business Days prior to the Closing Date all documentation and other information about the Borrower and the Guarantors as shall have been reasonably requested in writing by the DIP Agent or any Lender at least four (4) calendar days prior to the Closing Date and as determined by the DIP Agent or any Lender to be required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

Without limiting the generality of the provisions of Section 9.03(e), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the DIP Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 4.02 Conditions to Borrowing and Each Withdrawal. In addition to the conditions set forth in Section 4.01 (all of which shall be conditions hereto as well), the Borrowing on the Funding Date and any Withdrawal on or after the Funding Date is subject to satisfaction or waiver of the following additional conditions precedent:

(a) With respect to the Borrowing only, the DIP Agent shall have received a Committed Loan Notice in accordance with the requirements hereof.

(b) With respect to the Borrowing only, the DIP Agent shall have received the Flow of Funds Statement.

(c) With respect to the Borrowing only, (i) the Bankruptcy Court shall have entered the Interim Order, which shall not have been reversed, modified, amended, stayed or vacated absent prior written consent of the DIP Agent (at the Direction of the Required DIP Lenders) (and with respect to any provisions that affect the rights or duties of the DIP Agent, the DIP Agent), and (ii) the DIP Agent and each Lender shall have received the Approved DIP Budget, in form and substance satisfactory to the Required DIP Lenders.

(d) The representations and warranties of each Loan Party set forth in Article 5 and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing or Withdrawal, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(e) No Default or Event of Default shall exist or would result from such proposed Borrowing or Withdrawal or from the application of the proceeds therefrom.

(f) With respect to any Withdrawal after the Funding Date, (i) the Final Order shall have been entered and shall not have been vacated, stayed, reversed, modified, or amended, in whole or in any part, without the prior written consent of the DIP Agent (at the Direction of the Required DIP Lenders) and shall otherwise be in full force and effect; (ii) no motion for reconsideration of the Final Order shall have been timely filed by a Debtor or any of their Subsidiaries; and (iii) no appeal of the Final Order shall have been timely filed.

(g) The RSA shall be in full force and effect and no default by any of the Loan Parties shall have occurred and be continuing (with all applicable grace periods having expired) under the RSA.

(h) Subject to the terms of the DIP Order, all reasonable and documented out-of-pocket fees and expenses required to be paid under the Loan Documents shall have been paid (or will be paid from the proceeds of such Borrowing or Withdrawal, as applicable).

(i) With respect to any Withdrawal after the Funding Date, the Borrower shall have prepared and provided to the DIP Agent (for distribution to the Lenders) and the Specified Lender Advisors not later than 12:00 noon, two (2) Business Days prior to the requested date of the Withdrawal:

(i) an attachment, signed by a Responsible Officer of the Borrower, to the Withdrawal Notice certifying:

(A) the proceeds of the Loans will be used as set forth in the Approved DIP Budget;

(B) that Actual Liquidity shall not aggregate more than $50,000,000 (less the amount of any wires that have been initiated on checks, in each case, that have not cleared at the time of the applicable Withdrawal Notice) at the time of the applicable Withdrawal Notice (the “Withdrawal Condition”);

(C) without giving effect to the withdrawal and the use of proceeds thereof, the Borrower was in compliance with Section 6.24 as of the most recently ended Variance Testing Period; and

(D) the aggregate Withdrawals made by the Borrower from the Loan Proceeds Accounts since the Petition Date does not exceed the amount permitted to be withdrawn pursuant to the terms of the DIP Order; and

(ii) a fully executed and completed Withdrawal Notice for countersignature and delivery to the DIP Agent (for distribution to the Lenders) and the Specified Lender Advisors in accordance with the Escrow Agreement to request the proposed Withdrawal thereunder (which draw notice shall correspond in all material respects, including the amount, use and disbursement instructions, to the Withdrawal Notice); and

(j) The minimum amount of such Withdrawal shall not be less than $15,000,000; and

(k) the DIP Agent, the Specified Lender Advisors and the Lenders shall have received a written Withdrawal Notice by no later than 12:00 noon, two (2) Business Days prior to a proposed funding of such Withdrawal;

(l) prior to 12:00 noon on the proposed funding date of such Withdrawal, the DIP Agent has received a Direction of the Required DIP Lenders approving such Withdrawal Notice; provided that if the DIP Agent does not receive such Direction of the Required DIP Lenders prior to 12:00 noon on such date, such Withdrawal Notice shall be deemed withdrawn; and

(m) no more than three Withdrawals including the Withdrawal that is the subject of the Withdrawal Notice, shall have been made during the term of this Agreement.

By delivery of any Withdrawal Notice (and acceptance of any Withdrawal), the Borrower shall be deemed to have further represented and warranted to the Lenders that the calculations of the Withdrawal Condition are reasonable and accurate based on the facts and circumstances in existence at the time of its preparation, calculation and delivery. Upon receipt of the Withdrawal Notice and satisfaction of the conditions set forth in Section 4.01 and 4.02, the DIP Agent shall promptly direct the Escrow Agent to disburse funds. For the avoidance of doubt, proceeds of the Borrowing made on the Funding Date shall be disbursed in accordance with the Flow of Funds Statement and Section 2.02(b).

Notwithstanding the foregoing, if the Required DIP Lenders determine that the Borrower has failed to satisfy the conditions precedent set forth in Section 4.01 and 4.02 of this Agreement for a Withdrawal Notice and so advise the DIP Agent in writing (directly or through the Specified Lender Advisors), the DIP Agent (at the Direction of the Required DIP Lenders) shall communicate the same to the Escrow Agent.

On any date on which the Loans shall have been accelerated, any amounts remaining in the Loan Proceeds Account, as the case may be, may be applied by the DIP Agent (at the Direction of the Required DIP Lenders) to reduce the Loans then outstanding (other than with respect to amounts to fund the Carve-Out). None of the Loan Parties shall have (and each Loan Party hereby affirmatively waives) any right to withdraw, claim or assert any property interest in any funds on deposit in the Loan Proceeds Account upon the occurrence and continuance of any Default or Event of Default (except to fund the Carve-Out).

The acceptance by the Borrower of the Loans on the Funding Date or proceeds of a Withdrawal on the applicable Withdrawal Date shall conclusively be deemed to constitute a representation by the Borrower that each of the conditions precedent set forth in Sections 4.01 and 4.02 (as applicable) shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by the applicable relevant Person; provided, however, that the making of any such Loan or Withdrawal (regardless of whether the lack of satisfaction was known or unknown at the time), shall not be deemed a modification or waiver by the DIP Agent, any Lender or other Secured Party of the provisions of this Article 4 on any future occasion or operate as a waiver of (i) the right of DIP Agent and Lenders to insist upon satisfaction of all conditions precedent with respect to any subsequent funding or issuance, (ii) any Default or Event of Default due to such failure of conditions or otherwise or (iii) any rights of DIP Agent, the Escrow Agent or any Lender as a result of any such failure of the Loan Parties to comply.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES

In order to induce the DIP Agent and the Lenders to enter into this Agreement and to furnish the Loans hereunder, each of Loan Parties and their Subsidiaries represent and warrant to the DIP Agent, the Escrow Agent and the Lenders on the Closing Date, the Funding Date and each Withdrawal Date (to the extent required to be true and correct for such Withdrawal or Borrowing, as applicable, pursuant to Article 4) that:

SECTION 5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of their Subsidiaries (a) is a Person duly organized, incorporated or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, organization or formation to the extent such concept exists in such jurisdiction, (b) subject to the entry of the DIP Order, and subject to any restrictions arising on account of any Loan Party’s status as a “debtor” under the Bankruptcy Code, has all requisite organizational power and authority to, in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) subject to the entry of the DIP Order, is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) subject to the entry of DIP Order, and subject to any restrictions arising on account of any Loan Party’s status as a “debtor” under the Bankruptcy Code, is in compliance with all Laws, orders, writs and injunctions and (e) subject to the entry of the DIP Order, and subject to any restrictions arising on account of any Loan Party’s status as a “debtor” under the Bankruptcy Code, has all requisite governmental Licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case, referred to in clauses (a) (other than with respect to the Borrower), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not (except where such is excused by the Bankruptcy Code) (i) contravene the terms of any of such Person’s Organization Documents; (ii) subject to the entry of the DIP Order, conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01, including the DIP Order, any restrictions arising on account of such Loan Party’s status as a “debtor” under the Bankruptcy Code), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or by which it or any of its property or assets is bound or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) subject to the entry of the Interim Order or Final Order, as applicable, violate any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clauses (ii) and (iii), to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.03 Governmental Authorization; Other Consents. Except for the entry of, or pursuant to the terms of, the DIP Order, no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or the exercise by the DIP Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) the consent of the FCC to any transfer of control or assignment of the FCC Authorizations to the extent necessary to enforce any rights or remedies under this Agreement or under any other Loan Document, and (ii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.04 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. Upon entry by the Bankruptcy Court of the DIP Order, this Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by the effect of foreign Laws, rules and regulations as they relate to the granting of security interests in assets of, pledges of Equity Interests in or Indebtedness owed by Foreign Subsidiaries (the “Enforcement Qualifications”).

SECTION 5.05 Financial Statements; No Material Adverse Effect.

(a) The Annual Financial Statements and the Quarterly Financial Statements fairly present in all material respects the financial condition of the Loan Parties and their Subsidiaries (as applicable) as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, (A) except as otherwise expressly noted therein and (B) subject, in the case of the Quarterly Financial Statements, to changes resulting from normal year-end adjustments and the absence of footnotes.

(b) Since December 31, 2019, there has been no event, circumstance or change, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(c) Except as set forth in the Annual Financial Statements, the Quarterly Financial Statements and the Chapter 11 Cases, there are no liabilities of any Loan Party of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which would reasonably be expected to reasonably result in a Material Adverse Effect.

Each Lender and the DIP Agent hereby acknowledges and agrees that the Loan Parties and their Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP, or the interpretation thereof, and that any such restatement required solely as a result of such changes will not in itself result in a Default under the Loan Documents.

SECTION 5.06 Litigation. Except for the Chapter 11 Cases, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against a Loan Party or any of their Subsidiaries or against any of their properties or revenues that have a reasonable likelihood of adverse determination and such determination, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 5.07 Ownership of Property; Liens. The Borrower and each of its Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all Real Property necessary in the ordinary conduct of its business, free and clear of all Liens, except (a) as set forth on Part I of Schedule 5.07, (b) minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, (c) Liens permitted by Section 7.01 and (d) where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Part II of Schedule 5.07 sets forth a list of all real property owned in fee simple by each Loan Party as of the Closing Date.

SECTION 5.08 Environmental Matters. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) each Loan Party and its respective properties and operations are and have been in compliance with all Environmental Laws, which includes obtaining and maintaining all applicable Environmental Permits required under such Environmental Laws to carry on the business of the Loan Parties;

(b) the Loan Parties have not received any written notice that alleges any of them is in violation of or potentially liable under any Environmental Laws, and none of the Loan Parties nor any of the Real Property is the subject of any claims, investigations, liens, demands, or judicial, administrative or arbitral proceedings pending or, to the knowledge of the Borrower, threatened in writing, under any Environmental Law or to revoke or modify any Environmental Permit held by any of the Loan Parties;

(c) there has been no Release of Hazardous Materials on, at, under or from any Real Property or facilities owned, operated or leased by any of the Loan Parties, or, to the knowledge of the Borrower, Real Property formerly owned, operated or leased by any Loan Party or arising out of the conduct of the Loan Parties that could reasonably be expected to require investigation, remedial activity or corrective action or cleanup or could reasonably be expected to result in the Borrower or any of its Subsidiaries incurring liability under any Environmental Laws; and

(d) there are no facts, circumstances or conditions arising out of or relating to the operations of the Loan Parties or Real Property or facilities owned, operated or leased by any of the Loan Parties or, to the knowledge of the Borrower, Real Property or facilities formerly owned, operated or leased by the Loan Parties that could reasonably be expected to result in Borrower or any of its Subsidiaries incurring liability under any Environmental Laws.

The representations and warranties contained in this Section 5.08 are the sole and exclusive representations and warranties of the Loan Parties with respect to matters arising under or relating to Environmental Laws, Environmental Permits, Environmental Liabilities or Hazardous Materials.

SECTION 5.09 Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or is excused by the Bankruptcy Court or as a result of the filing of the Chapter 11 Cases, each of the Loan Parties and their Subsidiaries have timely filed all tax returns required to be filed, and have paid all Taxes levied or imposed upon them or their properties, income, profits or assets, that are due and payable (including in their capacity as a withholding agent), except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or the nonpayment of which is required under the Bankruptcy Code. To the knowledge of the Loan Parties, there is no proposed Tax deficiency or assessment against the Loan Parties or any of their Subsidiaries that, if made would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 5.10 ERISA Compliance.

(a) Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with its terms, the applicable provisions of ERISA, the Code and other federal or state Laws.

(b) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) neither any Loan Party, any Subsidiary thereof, nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due but not delinquent under Section 4007 of ERISA); (iii) neither any Loan Party, any Subsidiary thereof, nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither any Loan Party, any Subsidiary thereof, nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Sections 4069 or 4212(c) of ERISA; except, with respect to each of the foregoing clauses of this Section 5.10(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c) Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Foreign Plan is in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) all contributions required to be made with respect to a Foreign Plan have been timely made; (ii) no Loan Party has incurred any obligations in connection with the termination of, or withdrawal from, any Foreign Plan; and (iii) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan, determined as of the end of the Borrower’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Foreign Plan allocable to such benefit liabilities.

SECTION 5.11 Subsidiaries; Equity Interests. After giving effect to the Transactions, no Loan Party has any Subsidiaries other than those specifically disclosed on Schedule 5.11, and all of the outstanding Equity Interests owned by the Loan Parties (or a Subsidiary of any Loan Party) in such Subsidiaries have been validly issued and are fully paid and all Equity Interests owned by a Loan Party (or a Subsidiary of any Loan Party) in such Subsidiaries are owned free and clear of all Liens except any Lien that is permitted under Section 7.01. As of the Closing Date, Schedule 5.11 (a) sets forth the name and jurisdiction of each Subsidiary that is a Loan Party, the location of the chief executive office of each Loan Party, the organizational identification number, if any, of each Loan Party that is a registered organization, and the Federal Taxpayer Identification Number, if any, of each Loan Party, (b) sets forth the ownership interest of each Subsidiary thereof in each Subsidiary, including the percentage of such ownership and (c) identifies each Subsidiary that is a Subsidiary the Equity Interests of which are required to be pledged on the Closing Date (or such later time as provided herein) pursuant to the Collateral and Guarantee Requirement.

SECTION 5.12 Margin Regulations; Investment Company Act.

(a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of the Borrowing will be used for any purpose that violates Regulation T, U or X of the Board.

(b) No Loan Party nor any of Subsidiary thereof is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

SECTION 5.13 Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information, budgets, estimates and information of a general economic or industry nature) to the DIP Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading. With respect to projected financial information and pro forma financial information, the Borrower represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time furnished, it being understood that such projected financial information and pro forma financial information are not to be viewed as facts or as a guarantee of performance or achievement of any particular results and that actual results may vary from such forecasts and that such variations may be material and that no assurance can be given that the projected results will be realized.

SECTION 5.14 Labor Matters. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payments made to employees of the Borrower or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act of 1938 or any other applicable Laws dealing with such matters; and (c) all payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

SECTION 5.15 Intellectual Property; Licenses, Etc. The Borrower and each of its Subsidiaries owns, licenses, possesses or otherwise has the right to use all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, software, know-how, trade secrets, database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are material to, or are reasonably necessary for, the operation of its businesses as currently conducted, except to the extent the failure to own, license, possess or otherwise have the right to use such IP Rights, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Loan Party’s (and each of their Subsidiary’s) present business operations do not infringe upon any IP Rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect or be material to the business of the Loan Parties. No claim or litigation regarding any IP Rights owned, used or held for use by the Borrower or any Subsidiary thereof is pending or, to the knowledge of the Borrower, threatened, against any Loan Party or any of their Subsidiaries, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or be material to the business of a Loan Party or Subsidiary thereof.

As of the Closing Date, all registrations and applications for registration of IP Rights under the name of each Loan Party listed on Schedule 5.15 are solely owned by such Loan Party free and clear of all Liens (other than Liens permitted hereunder), and are valid and in full force and effect, except, in each case, to the extent failure of any of the foregoing to be valid and in full force and effect could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 5.16 [Reserved].

SECTION 5.17 FCC Authorizations. The FCC Authorizations constitute all Licenses and authorizations issued by the FCC that are necessary for the operation of the business of the Borrower and its Subsidiaries as currently conducted except as could not reasonably be expected to have a Material Adverse Effect. The FCC Authorizations are in full force and effect and have not expired, been revoked, suspended, rescinded, or terminated and are not subject to any conditions or requirements that have not been imposed upon all such authorizations generally except as could not reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected to result in a Material Adverse Effect, the Borrower and its Subsidiaries operate their business in compliance with the terms of the FCC Authorizations and the Communications Act. To the knowledge of Borrower and except as would not reasonably be expected to result in a Material Adverse Effect, there is no action pending or, to the knowledge of the Borrower, threatened before the FCC to revoke, refuse to renew, suspend, or modify any of the FCC Authorizations other than proceedings to amend FCC rules of general applicability.

SECTION 5.18 USA Patriot Act; OFAC; FCPA.

(a) To the extent applicable, each the Borrower and its Subsidiaries (i) is in compliance, in all material respects, with (x) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Department of the Treasury (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (y) the USA Patriot Act and (z) Sanctions, and (ii) will not directly or indirectly use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person to fund or facilitate any activities or business of any kind that would constitute or result in a violation of Sanctions.

(b) None of the Borrower, any Subsidiary thereof nor, to the knowledge of the Borrower, any director or officer of the Borrower or any Subsidiary thereof is a Sanctioned Person; and the Borrower will not, directly or indirectly, use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing activities (except for Licensed Activities) of or with any Person that, at the time of such financing, is (i) a Sanctioned Person or (ii) located in a Sanctioned Country.

(c) No part of the proceeds of the Loans will be used, directly or indirectly, by the Loan Parties or any Subsidiary thereof for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(d) Schedule 5.18(d) sets forth as of the Closing Date each License pursuant to which the Borrower or any of its Subsidiaries is conducting Licensed Activities.

SECTION 5.19 Security Documents. The Collateral Documents are effective to create (to the extent described therein) in favor of the DIP Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in or liens on the Collateral described therein and the proceeds thereof, except as to enforcement, as the same may be limited by Bail-In Action, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. Upon the entry by the Bankruptcy Court of the DIP Order, and in accordance therewith, the security interests and liens granted pursuant to the DIP Order shall automatically, and without further action, constitute a perfected security interest in (to the extent intended to be created thereby and required to be perfected under the Loan Documents) all right, title and interest of each pledgor or mortgagor (as applicable) party thereto in the Collateral described therein with respect to such pledgor or mortgagor (as applicable, and subject to the Carve-Out).

SECTION 5.20 EEA Financial Institutions. Neither the Borrower nor any Guarantor is an EEA Financial Institution.

SECTION 5.21 Beneficial Ownership Certification. As of the Closing Date, the information included in any Beneficial Ownership Certification provided on or before the Closing Date to any Lender in connection with this Agreement is true and correct in all respects.

ARTICLE 6.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent obligations not yet due and owing as to which no claim has been asserted) hereunder which is accrued and payable shall remain unpaid or unsatisfied, then from and after the Closing Date, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of its respective Subsidiaries to:

SECTION 6.01 Financial Statements.

(a) Commencing with the fiscal year ended December 31, 2020, deliver to the DIP Agent for prompt further distribution to each Lender, within one hundred twenty (120) days after the end of each fiscal year, a consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such fiscal year and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail (together with, in all cases, a customary management summary) and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Marcum LLP or other independent registered public accounting firm of nationally recognized standing or other independent registered public accounting firm approved by the Required DIP Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards;

(b) Deliver to the DIP Agent for prompt further distribution to each Lender, as soon as available but in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such fiscal quarter and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for such fiscal quarter and the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail (together with, in all cases, a customary management summary) and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c) Deliver to the DIP Agent for prompt further distribution to each Lender, as soon as available but in any event within thirty (30) days after the end of each month of the Borrower (or, with respect to the first month ending after the Closing Date, forty-five (45) days after the end of such month), (x) a consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such month and the related (i) consolidated statements of income or operations for such month and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for such month and the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and (y) to the extent that any Subsidiaries are not Debtors, the monthly financial information required to be provided by this clause (c) will include a reasonably detailed presentation of the financial condition and results of operations of the Debtors separate from the financial condition and results of operations of the Subsidiaries of the Borrower that are not Debtors.

The required date of delivery of any financial statement or other document referenced in Sections 6.01(a)-(c) may be extended to such later date as the DIP Agent (acting at the Direction of the Required DIP Lenders in their sole discretion) may agree in writing.

Documents required to be delivered pursuant to Sections 6.01 and 6.02(a) through (d) may be delivered electronically and if so delivered, shall be deemed to have been delivered (a) on the date (i) on which the Borrower posts such documents, or provides a link thereto on the website on the Internet at the website address listed on Schedule 10.02(a); or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks or another relevant website, if any, to which each Lender and the DIP Agent have access (whether a commercial, third-party website or whether sponsored by the DIP Agent) and (b) with respect to documents required to be delivered pursuant to Sections 6.01(a) and (b) and Section 6.02(b), on the date which such documents are filed for public availability on the Securities and Exchange Commission’s Electronic Data Gathering and Retrieval System (EDGAR); provided that (x) upon written request by the DIP Agent, the Borrower shall deliver to the DIP Agent by electronic mail electronic versions (i.e., soft copies or links to access such documents) of such documents and (y) with respect to the foregoing clause (a), the Borrower shall notify (which may be by facsimile or electronic mail) the DIP Agent of the posting of any such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the DIP Agent and maintaining its copies of such documents. The Required DIP Lenders may waive any delivery requirements set forth in Section 6.01 or 6.02 (which waiver may be communicated via e-mail by any Specified Lender Advisor on behalf of the Required DIP Lenders).

The Borrower hereby acknowledges that (a) the DIP Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive Material Non-Public Information and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the DIP Agent and the Lenders to treat such Borrower Materials as not containing any Material Non-Public Information (although it may be sensitive and proprietary) (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the DIP Agent shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

SECTION 6.02 Certificates; Other Information. Deliver to the DIP Agent for prompt further distribution to each Lender (or to the Specified Lender Advisors only in the case of clauses (c) and (e)):

(a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), (b) and (c), duly completed Compliance Certificate;

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower or any Subsidiary thereof files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the DIP Agent pursuant to any other clause of this Section 6.02;

(c) to the Specified Lender Advisors at least two (2) calendar days (or such shorter review period as is necessary in the event of exigent circumstances as determined by the Borrower in its reasonable discretion) prior to the filing with the Bankruptcy Court or delivering to the Committee appointed in a Chapter 11 Case, if any, or to the U.S. Trustee, as the case may be (i) drafts of the Interim Order, Final Order, and all other proposed orders and pleadings (1) implementing and achieving the Restructuring (as defined in the RSA) and the Asset Purchase Agreement (or any other purchase agreement in connection with the Sale Transaction) or (2) related to the RSA, this Agreement and the credit facilities contemplated hereby and (ii) any other material pleading or filing (but excluding retention applications, fee applications and other declaration in support thereof or related thereto);

(d) together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) in the case of annual Compliance Certificates only, a report setting forth the legal name and the jurisdiction of formation of each Loan Party, the location of the chief executive office of each Loan Party, the organizational identification number, if any, of each Loan Party that is a registered organization, and the Federal Taxpayer Identification Number, if any, of each Loan Party on Schedule 5.11 or confirming that there has been no change in such information since the Closing Date or the date of the last such report; and (ii) a description of each event, condition or circumstance during the last fiscal quarter or fiscal year covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) (to the extent notice of such event has not been previously furnished to the DIP Agent);

(e) to the Specified Lender Advisors, promptly, but in no event later than 48 hours after receipt (subject to any confidentiality obligations therein), copies of all (i) formal process or offering or marketing materials provided generally to participants in the Sale Process (which shall not be required to include individual Q&A responses to diligence requests, unless requested by the Specified Lender Advisors), (ii) written proposals, term sheets, commitment letters, and any other similar materials received in connection with the Sale Process, as applicable, and (iii) all bidding materials on a redacted basis, including, but not limited to, marketing materials; provided that the Borrower shall also (x) promptly, but in no event later than 48 hours after receipt, provide all binding bids received in connection with the Sale Process on an un-redacted basis when, and if, received, and (y) promptly communicate any material developments with respect to the Sale Process to the Specified Lender Advisors, in good faith; and provided, further that notwithstanding the foregoing, the Borrower will not be required to deliver such materials set forth in this clause (e) as related solely to the Stalking Horse Bidder, its bid or the Stalking Horse Agreement (it being understood that the information provided pursuant to this clause (e) shall be delivered on a professional-eyes-only basis unless otherwise agreed by the Specified Lender Advisors and the Borrower); and

(f) promptly, such additional information regarding the business, legal, financial or corporate affairs of the Loan Parties or any of their respective Subsidiaries, or compliance with the terms of the Loan Documents, as the DIP Agent or any Lender through the DIP Agent may from time to time reasonably request (it being understood that it may be reasonable for certain confidential or sensitive information to be delivered only to the Specified Lender Advisors, as reasonably agreed by the Specified Lender Advisors and the Borrower).

In no event shall the requirements set forth in Section 6.02(f) require the Borrower or any of its Subsidiaries to provide any such information which (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the DIP Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement, provided that such binding agreement was not entered into in contemplation of the Transactions or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 6.03 Notices. Promptly after a Responsible Officer of the Borrower has obtained knowledge thereof, notify the DIP Agent:

(a) of the occurrence of any Event of Default which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto;

(b) of the occurrence of an ERISA Event or similar event with respect to a Foreign Plan which would reasonably be expected to result in a Material Adverse Effect;

(c) of the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority against the Borrower or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect;

(d) any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification;

(e) of the occurrence of any other matter or development that has had or would reasonably be expected to result in a liability exceeding $1,000,000; and

(f) receipt by a Loan Party of a written notice of termination or written notice of non-renewal, or any non-renewal threatened in writing, of any Material Contract.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower delivered to the DIP Agent for prompt further distribution to each Lender (x) that such notice is being delivered pursuant to Section 6.03(a), (b), (c), (d), (e) or (f) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

SECTION 6.04 Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (a) any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP, (b) the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (c) the nonpayment of which is required under the Bankruptcy Code.

SECTION 6.05 Preservation of Existence, Etc.

(a) Subject to any necessary Bankruptcy Court approval, preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization; and

(b) take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, IP Rights, authorizations, licenses and franchises necessary or desirable in the normal conduct of its business;

except, in the case of Section 6.05(a) (other than with respect to the Borrower) or this Section 6.05(b), to the extent (i) that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to any merger, consolidation, liquidation, dissolution or Disposition permitted by Article 7.

SECTION 6.06 Maintenance of Properties. Except (i) pursuant to any necessary Bankruptcy Court approval, or (ii) if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted.

SECTION 6.07 Maintenance of Insurance. Maintain with insurance companies that are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. Within ten (10) days following the Closing Date (or the date any such insurance is obtained, in the case of insurance obtained after the Closing Date or, in each case, such later date as the DIP Agent (acting at the Direction of the Required DIP Lenders in their sole discretion) may agree), each such policy of insurance (other than business interruption insurance (if any), director and officer insurance and worker’s compensation insurance) shall as appropriate (i) name the DIP Agent as additional insured thereunder or (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the DIP Agent, on behalf of the Lenders, as a loss payee thereunder. If the improvements on any Mortgaged Property are at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then, to the extent required by applicable Flood Insurance Laws, the Borrower shall, or shall cause each Loan Party to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount reasonably satisfactory to the DIP Agent and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) upon the reasonable request of the DIP Agent, deliver to the DIP Agent evidence of such compliance in form and substance reasonably acceptable to the DIP Agent (at the Direction of the Required DIP Lenders).

SECTION 6.08 Compliance with Laws. Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 6.09 Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP and which reflect all material financial transactions and matters involving the assets and business of the Borrower or a Subsidiary thereof, as the case may be (it being understood and agreed that certain Foreign Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

SECTION 6.10 Inspection Rights. Permit representatives and independent contractors of the DIP Agent (at the Direction of the Required DIP Lenders) or the Required DIP Lenders to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at any time during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower. The DIP Agent or the representatives and independent contractors of the DIP Agent or the Required DIP Lenders, as applicable, shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.

Notwithstanding anything to the contrary in this Section 6.10, none of the Borrower or any Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter than (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the DIP Agent or any DIP Lender (or their respective representatives or contractors (including the Specified Lender Advisors)) is prohibited by Law or any binding agreement, provided that such binding agreement was not entered into in contemplation of the Transactions or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 6.11 Additional Collateral; Additional Guarantors. At the Borrower’s expense, subject to the terms, conditions and provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, take all action necessary or reasonably requested by the DIP Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) upon the formation or acquisition of any new direct or indirect wholly owned Domestic Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party or any Subsidiary becoming a wholly owned Domestic Subsidiary (in each case, other than an Excluded Subsidiary) or any Excluded Subsidiary ceasing to be an Excluded Subsidiary:

(i) within fifteen (15) days after such formation, acquisition or occurrence or such longer period as the DIP Agent (acting at the Direction of the Required DIP Lenders) may agree in writing in its discretion:

(A) cause each such Domestic Subsidiary (other than an Excluded Subsidiary) that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the DIP Agent, a Joinder Agreement to become a Guarantor under this Agreement, Security Agreement Supplements, Intellectual Property Security Agreements, and other security agreements and documents as reasonably requested by and in form and substance reasonably satisfactory to the DIP Agent (acting at the Direction of the Required DIP Lenders) (consistent with the Security Agreement, Intellectual Property Security Agreements and other security agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(B) cause each such Domestic Subsidiary (other than an Excluded Subsidiary) that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement (and the parent of each such Domestic Subsidiary that is the Borrower or a Guarantor) to deliver any and all certificates representing Equity Interests (to the extent certificated) and intercompany notes constituting negotiable instruments (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing Indebtedness held by such Domestic Subsidiary or such other Loan Party and required to be delivered pursuant to the Collateral and Guarantee Requirement indorsed in blank to the DIP Agent;

(C) take and cause such Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement and each direct or indirect parent of such Domestic Subsidiary to take whatever action (including the recording of Mortgages, the filing of UCC-1 financing statements and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the DIP Agent (acting at the Direction of the Required DIP Lenders) to vest in the DIP Agent (or in any representative of the DIP Agent designated by it) valid and perfected Liens to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement;

(ii) as promptly as practicable after the request therefor by the DIP Agent, deliver to the DIP Agent with respect to each parcel of owned real property any existing title reports, abstracts or environmental assessment reports, to the extent available and in the possession or control of a Loan Party; provided, however, that there shall be no obligation to deliver to the DIP Agent any environmental assessment report whose disclosure to the DIP Agent would require the consent of a Person other than a Loan Party, where, despite the commercially reasonable efforts of the Borrower to obtain such consent, such consent cannot be obtained; and

(iii) if reasonably requested by the DIP Agent (acting at the Direction of the Required DIP Lenders), within ten (10) days after such request (or such longer period as the DIP Agent (acting at the Direction of the Required DIP Lenders) may agree in writing in its discretion), deliver to the DIP Agent any other items necessary from time to time to satisfy the Collateral and Guarantee Requirement with respect to perfection and existence of security interests with respect to property of any Guarantor (and the direct parent of each such Guarantor) acquired after the Closing Date and subject to the Collateral and Guarantee Requirement, but not specifically covered by the preceding clauses (i), (ii) or (iii).

SECTION 6.12 Compliance with Environmental Laws. Except, in each case, (i) pursuant to any necessary Bankruptcy Court approval, or (ii) to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: comply, and take all commercially reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply, with all Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and occupancy of its properties; and, in each case to the extent the Loan Parties are required to do so by Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials at any property or facility in accordance with Environmental Laws. If an Event of Default arising out of an Environmental Liability has occurred and is continuing, within sixty (60) days of receiving a written request by the DIP Agent (acting at the Direction of the Required DIP Lenders), the Borrower will provide the DIP Agent with an environmental assessment report regarding the scope of the Environmental Liability and the likely cost of mitigating such Environmental Liability, prepared at the Borrower’s sole cost and expense and by an environmental consultant reasonably acceptable to the DIP Agent (acting at the Direction of the Required DIP Lenders). If such report is not timely provided, the DIP Agent (acting at the Direction of the Required DIP Lenders) may have them prepared by an environmental consultant of its choosing, at Borrower’s sole cost and expense.

SECTION 6.13 Further Assurances. Promptly upon reasonable request by the DIP Agent (acting at the Direction of the Required DIP Lenders), take action necessary to (i) correct any mutually identified material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the DIP Agent (acting at the Direction of the Required DIP Lenders) may reasonably request from time to time in order to carry out more effectively the purposes of this Agreement and the Collateral Documents, to the extent required pursuant to the Collateral and Guarantee Requirement and subject in all respects to the limitations therein. If the DIP Agent (acting at the Direction of the Required DIP Lenders) reasonably determines that it is required by applicable Law to have appraisals prepared in respect of the Real Property of any Loan Party subject to a mortgage constituting Collateral, the Borrower shall promptly provide to the DIP Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as the Required DIP Lenders may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and the Liens granted by the Security Documents and the DIP Order are perfected to the extent and with the priority required by the Loan Documents and the DIP Order.

SECTION 6.14 [Reserved].

SECTION 6.15 Maintenance of Ratings. Use commercially reasonable efforts to obtain, prior to the earlier to occur of (i) thirty (30) days after the Petition Date and (ii) the entry of the Final Order, and at all times thereafter maintain, a public rating (but not any specific rating) in respect of the Loans from each of S&P and Moody’s, or, with the consent of the DIP Agent (at the Direction of the Required DIP Lenders) in the event that Moody’s and/or S&P are not willing to so rate the Loans, such other rating agency or rating agencies, as applicable, in their stead as are acceptable to the Required DIP Lenders.

SECTION 6.16 Use of Proceeds. Subject to the terms and conditions herein, use the proceeds of the Loans made hereunder, solely in accordance with the DIP Order and the Approved DIP Budget: (i) to pay related transaction costs, fees and expenses with respect to the DIP Facility, (ii) to make the adequate protection payments (if any) in accordance with the Approved DIP Budget and the DIP Order, and (iii) to provide working capital, and for other general corporate purposes of the Loan Parties, and to pay administration costs of the Chapter 11 Cases and claims or amounts approved by the Bankruptcy Court in accordance with the Approved DIP Budget, including, without limitation, to cash collateralize obligations in respect of letters of credit issued under the LC Agreement; it being agreed that $5,000,000 of the proceeds of the Loans shall be available solely to cash collateralize obligations in respect of letters of credit issued under the LC Agreement and such portion of the proceeds may not be used for any other purpose without approval from the Required DIP Lenders. The Loan Parties shall not be permitted to use the proceeds of the Loans or any cash collateral in contravention of the provisions of the Loan Documents, the Approved DIP Budget, the DIP Order or the applicable insolvency laws, including any restrictions or limitations on the use of proceeds contained therein. In addition to the foregoing, the proceeds of the Loans may be used to prepay outstanding obligations or liabilities under the Pre-Petition Priority Loan Agreement (including the letters of credit issued thereunder or reimbursement obligations in respect thereof).

SECTION 6.17 Lender Meetings. No more frequently than weekly from and after the Petition Date through the Maturity Date, participate in a telephonic meeting (including a customary question and answer session) with the DIP Agent and all Lenders and management of the Borrower on a Business Day at a mutually agreeable time.

SECTION 6.18 End of Fiscal Years. For financial reporting purposes, cause its fiscal year to end on any date other than December 31.

SECTION 6.19 Lines of Business. With respect to the Loan Parties, taken as a whole, not engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Closing Date or reasonable extensions thereof.

SECTION 6.20 Communications Regulations. Except as could not reasonably be expected to have a Material Adverse Effect, (i) take all actions reasonably necessary to maintain the FCC Authorizations in full force and effect, (ii) timely file renewal applications, (iii) remit any necessary regulatory fees, (iv) file any reports and information requested by the FCC, and (v) conduct its business in compliance with the terms of the FCC Authorizations and the Communications Act, including changes in applicable law and regulations that become effective during the terms of the FCC Authorizations.

SECTION 6.21 Anti-Terrorism Law; Anti-Money Laundering; Embargoed Persons; Anti-Corruption; Licenses.

(a) Except for Licensed Activities, conduct its business in such a manner so as to not, directly or indirectly, (i) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 effective September 24, 2001, or (ii) engage in or conspire to engage in any transaction that violates, or attempts to violate, any Sanctions in any material respect.

(b) Repay the Loans exclusively with funds that are not derived from any unlawful activity such that the result of any such repayment would not cause the making of the Loans to be in material violation of any applicable Law, including the United States Foreign Corrupt Practices Act of 1977, as amended.

(c) Except for Licensed Activities, use funds or properties of the Borrower or any of the Subsidiaries thereof to repay the Loans only to the extent it does not constitute, to the knowledge of the Borrower, property of, or is beneficially owned, to the knowledge of the Borrower, directly or indirectly, by any Sanctioned Person.

(d) Maintain and enforce policies and procedures with respect to itself and its Subsidiaries designed to ensure compliance with applicable Sanctions.

SECTION 6.22 ERISA Compliance. Except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) each Loan Party shall, and shall cause each ERISA Affiliate to, establish, maintain and operate all Plans and Foreign Plans in compliance in all material respects with the provisions of ERISA, the Code and all applicable Laws, the regulations and interpretation thereunder and the respective requirements of the governing documents for such Plans, and (b) the Borrower shall take, or shall cause to be taken, any and all actions required in order to be in compliance at all times with the representations and warranties in Section 5.10.

SECTION 6.23 Post-Closing Matters. Cause the promissory notes set forth in items 4-7 of Schedule II to the Security Agreement Security Agreement to be pledged and delivered to the DIP Agent pursuant to the terms of the Security Agreement within 30 days following the Closing Date (or such later date as the DIP Agent (acting at the Direction of the Required DIP Lenders in their sole discretion) may agree in writing).

SECTION 6.24 Approved DIP Budget.

(a) The use of Loans by the Loan Parties under this Agreement and the other Loan Documents shall be limited in accordance with the Approved DIP Budget (subject to variances permitted hereunder and other than amounts set forth for professional and advisory fees, which are included solely for information purposes and shall by payable pursuant to and in accordance with the DIP Order and other applicable orders of the Bankruptcy Court). The Approved DIP Budget shall set forth, on a weekly basis, among other things, Budgeted Cash Receipts and Budgeted Disbursement Amounts for the 13-week period commencing with the week that includes the Closing Date and shall be approved by, and be in form and substance satisfactory to, the Required DIP Lenders in their sole discretion (it being acknowledged and agreed that the Approved DIP Budget attached hereto as Schedule 2.01(c) is approved by and satisfactory to the Required DIP Lenders and is and shall be the Approved DIP Budget unless and until replaced in accordance with terms of this Section).

(b) The Approved DIP Budget shall be updated, modified, replaced or supplemented by the Borrower on the final business day of each four-consecutive-week period, commencing with the final business day of the fourth full week after the Closing Date (or more frequently if determined by the Borrower), and each such updated, modified or supplemented budget shall be in form and substance satisfactory to the Required DIP Lenders in their sole discretion (which satisfaction may be communicated via an email from either of the Specified Lender Advisors), and no such updated, modified, replaced or supplemented budget shall be effective if Required DIP Lenders object in writing within three (3) Business Days of receipt and if no written objection is received by 5:00 p.m. three (3) Business Days after receipt, the updated, modified, replaced or supplemented budget shall be deemed an Approved DIP Budget; provided, however, that in the event the Required DIP Lenders, on the one hand, and the Borrower, on the other hand, cannot agree as to an updated, modified, replaced or supplemented budget, the then-current Approved DIP Budget shall remain in effect unless and until a new Approved DIP Budget is not objected to the Required DIP Lenders. Each Approved DIP Budget delivered to the Lenders shall be accompanied by such supporting documentation as reasonably requested by the Lenders. Each Approved DIP Budget shall be prepared in good faith based upon assumptions believed by the Borrower to be reasonable.

(c) For each Variance Testing Period shall not permit (x) the Actual Cash Receipts to be less than 85% of the Budgeted Cash Receipts (each calculated on a cumulative basis as opposed to on a line by line basis) for such Variance Testing Period and (y) Actual Disbursement Amounts to exceed 115% of the Budgeted Disbursement Amounts (each calculated on a cumulative basis as opposed to on a line by line basis) for such Variance Testing Period.

(d) Deliver to the DIP Agent and the Lenders on or before 5:00 p.m. New York City time on Thursday of each week (commencing on August 6, 2020) a certificate which shall include such detail as is reasonably satisfactory to the Required DIP Lenders, signed by a Responsible Officer of the Borrower certifying that attached thereto is an Approved DIP Budget Variance Report, which shall be prepared by the Borrower as of the last day of the Variance Testing Period then most recently ended, and shall be in a form and substance satisfactory to the Required DIP Lenders in their sole discretion. In addition, on July 30, 2020 the Company shall deliver to the DIP Agent and the Lenders a report containing Actual Cash Receipts and Actual Disbursement Amounts for the four-week period ending July 24, 2020 for informational purposes only.

(e) The Lenders (i) may assume that the Loan Parties will comply with the Approved DIP Budget (subject to permitted variances), (ii) shall have no duty to monitor such compliance and (iii) shall not be obligated to pay (directly or indirectly from the Collateral) any unpaid expenses incurred or authorized to be incurred pursuant to any Approved DIP Budget. The line items in the Approved DIP Budget for payment of interest, expenses and other amounts to the DIP Agent and the Lenders are estimates only, and the Loan Parties remain obligated to pay any and all Obligations in accordance with the terms of the Loan Documents regardless of whether such amounts exceed such estimates. Nothing in any Approved DIP Budget shall constitute an amendment or other modification of any Loan Document or other lending limits set forth therein.

SECTION 6.25 Required Milestones. By the times and dates set forth below (as any such time and date may be extended with the consent of the DIP Agent (at the Direction of the Required DIP Lenders)) cause the following to occur; provided that where used in this Section 6.25, any “delivery” required by this Section 6.25 shall require delivery to the DIP Agent (which shall promptly furnish to each of the Lenders and the Specified Lender Advisors, as well as to any other Person specified below):

(a) By no later than three (3) days following the Petition Date, the Debtors shall have filed a motion seeking approval of the Bidding Procedures Order, in form and substance acceptable to the Required DIP Lenders.

(b) By no later than five (5) days following the Petition Date, the Bankruptcy Court shall enter the Interim Order.

(c) By no later than twenty-eight (28) days following the Petition Date, the Borrower shall have obtained entry of the Bidding Procedures Order, in form and substance acceptable to the Required DIP Lenders (the “Bidding Procedures Order”).

(d) By no later than forty (40) days following the Petition Date, the Bankruptcy Court shall enter the Final Order authorizing the DIP Facility, in form and substance acceptable to the Required DIP Lenders.

(e) By no later than forty-two (42) days following the Petition Date, the Borrower shall have obtained receipt of Initial Acceptable Bids (as defined in the Bidding Procedures Order or equivalent term used therein).

(f) By no later than seventy-five (75) days following the Petition Date, the Borrower shall have obtained receipt of Qualified Bids (as defined in the Bidding Procedures Order or equivalent term used therein).

(g) By no later than eighty (80) days following the Petition Date, the Borrower shall conduct the Auction (as defined in the Bidding Procedures Order or equivalent term used therein) in accordance with the Bidding Procedures Order.

(h) By no later than eighty-five (85) days following the Petition Date, the Bankruptcy Court shall have conducted, to the extent necessary, the Sale Hearing (as defined in the Bidding Procedures Order) and entered the Sale Order in form and substance acceptable to the Required DIP Lenders and the Borrower approving the Sale Transaction.

(i) By no later than one hundred (100) days following the Petition Date, the Sale Transaction shall have closed; provided that if regulatory approvals associated with a Sale Transaction remain pending as of such date, such date shall be automatically extended to the date that is the third Business Day following receipt of all necessary regulatory approvals.

Notwithstanding the foregoing or any other provision hereof or of any other Loan Document, in the event that no Initial Acceptable Bids (as defined in the Bidding Procedures Order or equivalent term used therein) are timely received providing for a purchase price that would result in the Discharge of the DIP and First Lien Obligations (including, for the avoidance of doubt, any Initial Acceptable Bids for an individual asset or combination of assets that are less than all of the Loan Parties’ Assets (as defined in the Bidding Procedures or equivalent term used therein), but, when taken together, would result in the Discharge of the DIP and First Lien Obligations), then, to the extent consistent with the exercise of their fiduciary duties, the Loan Parties (in consultation with the Consultation Parties (as defined in the Bidding Procedures Order or equivalent term used therein)) will terminate the Sale Process and will seek an expedited Sale Hearing (as defined in the Bidding Procedures Order or equivalent term used therein) to approve the Sale (as defined in the Bidding Procedures Order or equivalent term used therein) to the Stalking Horse Bidder pursuant to the terms of the Stalking Horse Agreement as promptly as practicable and subject to the Bankruptcy Court’s availability.

SECTION 6.26 DIP Agent’s Advisors/Specified Lender Advisors. The DIP Agent, on behalf of itself and the Lenders, the Specified Lender Advisors, and the Pre-Petition Lenders, shall each be entitled to retain or continue to retain (either directly or through counsel) any advisor of the DIP Agent that the DIP Agent may deem necessary and any Specified Lender Advisors the Ad Hoc Group of Lenders may deem necessary, to provide advice, analysis and reporting for the benefit of the DIP Agent and some or all of the Lenders. The Loan Parties shall pay all fees and expenses of such advisors to the extent permitted under the DIP Order or any other order of the Bankruptcy Court and all such fees and expenses shall constitute Obligations and be secured by the Collateral. Subject to the limitations set forth in this Agreement, the Loan Parties and their advisors shall grant access to, and cooperate in all respects with, the DIP Agent, the Lenders and the Specified Lender Advisors and any other representatives of the foregoing and provide all information that such parties may request in a timely manner.

SECTION 6.27 Additional Bankruptcy Matters. Promptly provide the DIP Agent, the Lenders and the Specified Lender Advisors with updates of any material developments in connection with the Loan Parties’ efforts under the Chapter 11 Cases; provided, the Borrower’s obligations to provide updates of developments with respect to the Sale Process shall be limited to the extent set forth in Section 6.02(e).

SECTION 6.28 Debtor-In-Possession Obligations. Comply in a timely manner with their obligations and responsibilities as debtors-in-possession under the Bankruptcy Code, the Bankruptcy Rules, the DIP Order, and any other order of the Bankruptcy Court.

ARTICLE 7.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than contingent obligations not yet due and owing as to which no claim has been asserted), then from and after the Closing Date, the Loan Parties shall not and shall not permit any of their Subsidiaries to, directly or indirectly:

SECTION 7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens created pursuant to (i) any Loan Document on the Collateral, (ii) the DIP Order, (iii) the Pre-Petition Priority Loan Agreement and the other Pre-Petition Loan Documents and (iv) the Pre-Petition Second Lien Securities Purchase Agreement and the other Pre-Petition Second Lien Loan Documents;

(b) Liens existing on the Closing Date and listed on Schedule 7.01(b);

(c) Liens for taxes, assessments or governmental charges that are not overdue for a period of more than any applicable grace period related thereto or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP to the extent required by GAAP;

(d) statutory or common law Liens of landlords, sub-landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens, so long as, in each case, such Liens secure amounts not overdue for a period of more than thirty (30) days, or if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any of its Subsidiaries;

(f) pledges or deposits to secure the performance of bids, trade contracts, utilities, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g) covenants, conditions, easements, rights-of-way, building codes, restrictions (including zoning restrictions), encroachments, licenses, protrusions and other similar encumbrances and minor title defects, in each case affecting Real Property and that do not in the aggregate materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole, and any exceptions on the Mortgage Policies issued in connection with the Mortgaged Properties;

(h) Liens (i) securing judgments or orders for the payment of money not constituting an Event of Default under Section 8.01(h), (ii) arising out of judgments or awards against the Borrower or any Subsidiary with respect to which an appeal or other proceeding for review is then being pursued and (iii) notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings for which adequate reserves have been made;

(i) leases, licenses, subleases or sublicenses (including licenses and sublicenses of software and other IP Rights) and terminations thereof, in each case either granted to others with respect to IP Rights that are not material to the business of the Borrower and Subsidiaries or in the ordinary course of business, which (i) do not interfere in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole, (ii) do not secure any Indebtedness and (iii) are permitted by Section 7.05;

(j) Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(k) Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions, and (iii) that are contractual rights of setoff or rights of pledge relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Subsidiaries in the ordinary course of business;

(l) Liens consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(m) Liens in favor of a Loan Party;

(n) any interest or title of a lessor, sub-lessor, licensor or sub-licensor under leases, subleases, licenses or sublicenses entered into by the Borrower or any of its Subsidiaries in the ordinary course of business or with respect to IP Rights that are not material to the business of the Borrower and its Subsidiaries;

(o) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business permitted by this Agreement;

(p) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.02;

(q) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(r) Liens that are contractual rights of set-off or rights of pledge (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Subsidiaries in the ordinary course of business;

(s) Liens on cash collateral supporting obligations in respect of letters of credit issued under the LC Agreement;

(t) ground leases in respect of Real Property on which facilities leased by the Borrower or any of its Subsidiaries are located;

(u) Liens to secure Indebtedness permitted under Section 7.03(e); provided that (i) such Liens are created within 180 days of the acquisition, construction, repair, lease or improvement of the property subject to such Liens, (ii) such Liens do not at any time encumber property (except for replacements, additions, accessions and proceeds to such property) other than the property financed by such Indebtedness and the proceeds and products thereof and customary security deposits and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender; and the modification, replacement, renewal or extension of any Lien permitted by this clause (u); provided that (x) the Lien does not extend to any additional property, other than (1) after-acquired property that is affixed or incorporated into the property covered by such Lien and (2) proceeds and products thereof, and (y) the renewal, extension, restructuring or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03 (to the extent constituting Indebtedness);

(v) Liens on property of any Subsidiary (including any Foreign Subsidiary) that is not a Loan Party, which Liens secure Indebtedness or otherwise permitted under Section 7.03 (other than in respect of Indebtedness for borrowed money and Guarantees of Indebtedness for borrowed money);

(w) the Carve-Out;

(x) (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any Real Property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole;

(y) Liens arising from precautionary Uniform Commercial Code financing statement or similar filings;

(z) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(aa) Liens with respect to property or assets of the Borrower or any of its Subsidiaries securing obligations in an aggregate principal amount outstanding at any time not to exceed $500,000;

(bb) deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any of its Subsidiaries to secure the performance of the Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(cc) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-wholly owned Subsidiaries of the Borrower in existence as of the Closing Date;

(dd) in the case of any non-wholly owned Subsidiary of the Borrower, any put and call arrangements or restrictions on disposition related to its Equity Interests set forth in its organizational documents or any related joint venture or similar agreement in existence as of the Closing Date;

(ee) [reserved];

(ff) any restriction on the transfer or pledge of assets contained in any License or otherwise imposed by the Communications Act or any FCC Authorization or comparable state or local legislation, regulations or ordinances or otherwise imposed by Law; and

(gg) Liens arising by operation of law in the United States under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods.

SECTION 7.02 Investments. Make or hold any Investments, except:

(a) Investments by the Borrower or any of its Subsidiaries in assets that were cash or Cash Equivalents when such Investment was made;

(b) loans or advances to officers, directors and employees of any Loan Party (or any direct or indirect parent thereof) or any of its Subsidiaries for reasonable and customary relocation expenses; provided that the aggregate principal amount outstanding at any time under this clause (b) shall not exceed $150,000 at any time outstanding;

(c) Investments (i) by a Loan Party in any other Loan Party, (ii) by any Non-Loan Party in any other Non-Loan Party and (iii) so long as no Event of Default exists or would result therefrom, by any Loan Party in any Subsidiary that is not a Loan Party for the purposes of funding payments to vendors of such Non-Loan Parties and paying operating expenses (including, without limitation, payroll expenses, taxes and other general and administrative expenses) of such Non-Loan Parties in the ordinary course of business and consistent with past practice; provided that (A) no such Investments made pursuant to clause (iii) in the form of intercompany loans shall be evidenced by a promissory note unless any such promissory note constituting a negotiable instrument is pledged to the DIP Agent (or to the Pre-Petition Agent) in accordance with the terms of the Security Agreement, (B) any Investments in the form of intercompany loans constituting Indebtedness of any Loan Party owed to any Subsidiary that is not a Loan Party shall be unsecured and subordinated to the Obligations on terms satisfactory to the Required DIP Lenders and (C) the aggregate amount of Investments made pursuant to clause (iii) shall not exceed $5,000,000, in aggregate, from and after the Closing Date (it being agreed that such amount, to the extent of any such Investments constituting intercompany loans, may be repaid and such amount shall be replenished by such repayment, but not above $5,000,000);

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(e) Investments consisting of transactions permitted under Sections 7.01, 7.03 (other than 7.03(c) and (d)), Section 7.04, Section 7.05 (other than Section 7.05(d)(ii) or (e)), Section 7.06 (other than Section 7.06(d)) and Section 7.13, respectively;

(f) Investments existing on the Closing Date or made pursuant to legally binding written contracts in existence on the Closing Date, in each case set forth on Schedule 7.02(f);

(g) the issuance of any letter of credit under the LC Agreement for the benefit of any Subsidiary of the Borrower;

(h) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(i) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(j) advances of payroll payments to employees in the ordinary course of business;

(k) Investments made in the ordinary course of business consisting of deposits made in connection with obtaining, maintaining or renewing client and vendor contracts in the ordinary course of business and as set forth in the Approved DIP Budget in an amount not to exceed $5,000,000 in the aggregate from and after the Closing Date;

(l) intercompany receivables that arise solely from customary transfer pricing arrangements among (i) the Borrower and its Subsidiaries in each case in the ordinary course of business; or (ii) Non-Loan Parties;

(m) Investments in deposit accounts, securities accounts and commodities accounts maintained by the Borrower or such Subsidiary in the ordinary course of business, as the case may be; and

(n) so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower or any Subsidiary may make Investments in an amount not to exceed $250,000, in the aggregate, from and after the Closing Date.

SECTION 7.03 Indebtedness. Create, incur, assume, guarantee, suffer to exist or otherwise become liable, contingently or otherwise, any Indebtedness, except:

(a) Indebtedness of the Borrower and any Guarantor or Loan Party under the Loan Documents and the Pre-Petition Obligations;

(b) Indebtedness outstanding on the Closing Date and listed on Schedule 7.03(b); provided that all such Indebtedness of any Guarantor owed to any Subsidiary that is not a Loan Party shall be unsecured and subordinated to the Obligations pursuant to terms substantially consistent with Section 5.01 of the Security Agreement;

(c) Guarantees by the Borrower and any Subsidiary thereof in respect of Indebtedness of a Loan Party; provided that if the Indebtedness being guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable (as reasonably determined by the Borrower and the DIP Agent (acting at the Direction of the Required DIP Lenders)) to the Lenders as those contained in the subordination of such Indebtedness;

(d) Indebtedness of the Borrower or any Subsidiary thereof owing to any Loan Party or any other Subsidiary thereof (or issued or transferred to any direct or indirect parent of a Loan Party which is substantially contemporaneously transferred to another Loan Party or any Subsidiary of a Loan Party) to the extent constituting an Investment permitted by Section 7.02; provided that (x) no such Indebtedness owed to a Loan Party shall be evidenced by a promissory note unless such promissory note constitutes a negotiable instrument and is pledged to the DIP Agent to the extent required by (and in accordance with) the terms of the Security Agreement and (y) all such Indebtedness of any Loan Party owed to any Non-Loan Party shall be unsecured and subordinated to the Obligations pursuant to subordination terms substantially consistent with the terms set forth in Section 5.01 of the Security Agreement;

(e) Attributable Indebtedness and Capitalized Leases financing an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset (including maritime equipment or aviation antennae equipment) incurred by the Borrower or any Subsidiary thereof within 180 days of the acquisition, construction, repair, replacement, lease or improvement of the applicable asset, (and the renewal, extension, restructuring or refinancing of Indebtedness permitted by this clause (e) so long as the principal amount thereof does not exceed the Indebtedness refinanced and such renewal, extension, restructuring or refinancing is on terms not materially less favorable (taken as a whole) to the Lenders as those contained in the documentation governing the Indebtedness being renewed, extended, restructured or financed), in an aggregate amount not to exceed $500,000 at any time outstanding;

(f) Indebtedness in respect of Swap Contracts designed to hedge against the Borrower’s or any Subsidiary’s exposure to interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes and Guarantees thereof;

(g) Indebtedness representing deferred compensation to employees of the Borrower or any of its Subsidiaries incurred in the ordinary course of business;

(h) Indebtedness consisting of promissory notes issued by the Borrower or any of its Subsidiaries to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower permitted by Section 7.06 in an aggregate amount not to exceed $250,000 at any time outstanding; provided that such Indebtedness shall be subordinated in right of payment to the Obligations on terms reasonably satisfactory to the DIP Agent (acting at the Direction of the Required DIP Lenders);

(i) Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business and any Guarantees thereof or the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished in the ordinary course of business;

(j) Indebtedness in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, would not exceed $500,000, in the aggregate, at any time outstanding;;

(k) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(l) Indebtedness incurred by the Borrower or any of its Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims;

(m) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of its Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(n) Indebtedness incurred by a Foreign Subsidiary which is not a Loan Party which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this Section 7.03(n) and then outstanding for all such Persons taken together, does not exceed in the aggregate $500,000;

(o) Indebtedness under the LC Agreement; and

(p) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in Sections 7.03(a) through Section 7.03(n).

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency Exchange Rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency Exchange Rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including OID) incurred in connection with such refinancing.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in Sections 7.03(a) through 7.03(o), the Borrower shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents and listed on Schedule 7.03(a) will at all times be deemed to be outstanding in reliance only on the exception in Section 7.03(a).

SECTION 7.04 Fundamental Changes. Except in connection with the Sale Transaction or pursuant to an order of the Bankruptcy Court that is consistent with the RSA and the Approved DIP Budget, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) the Loan Parties may consummate transactions contemplated by the RSA; and

(b) so long as no Event of Default has occurred and is continuing or would result therefrom, (i) any Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into a Subsidiary that is a Loan Party in a transaction in which a Loan Party is the surviving corporation and (iii) any Subsidiary of the Borrower that is not a Loan Party may be merged, amalgamated or consolidated with or into another Subsidiary that is not a Loan Party.

SECTION 7.05 Dispositions. Except in connection with the Sale Transaction, make any Disposition, except:

(a) Dispositions of obsolete, worn out, used or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower or any of its Subsidiaries in an aggregate amount not to exceed $250,000 on and after the Closing Date;

(b) Dispositions of (i) inventory in the ordinary course of business or consistent with past practice and goods held for sale in the ordinary course of business and (ii) immaterial assets (including allowing any registrations or any applications for registration of any immaterial IP Rights to lapse or go abandoned in the ordinary course of business) in the ordinary course of business;

(c) [reserved];

(d) Dispositions of property (including Equity Interests in or Indebtedness of Foreign Subsidiaries) to the Borrower or any Subsidiary thereof; provided that if the transferor of such property is a Loan Party, (i) the transferee thereof must be a Loan Party or (ii) if such transaction constitutes an Investment, such transaction is permitted under Section 7.02 (other than Section 7.02(e));

(e) to the extent constituting Dispositions, transactions permitted by (i) Section 7.01 (other than Section 7.01(i) and (l)), (ii) Section 7.02(c) or (k), (iii) Section 7.04 and (iv) Section 7.06 (other than 7.06(d));

(f) other sales, transfers or Dispositions pursuant to an order of the Bankruptcy Court which sale, transfer or Disposition are consistent with the RSA and the Approved DIP Budget;

(g) Dispositions of cash and Cash Equivalents;

(h) (i) leases, subleases, licenses or sublicenses (including licenses and sublicenses of software or other IP Rights) and terminations thereof, in each case in the ordinary course of business, and which do not materially interfere with the business of the Borrower and its Subsidiaries (taken as a whole) and (ii) Dispositions of IP Rights (including inbound licenses) that are no longer material to the business of the Borrower and its Subsidiaries;

(i) transfers of property subject to Casualty Events;

(j) Dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business;

(k) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements in existence as of the Closing Date;

(l) the unwinding or settlement of any Swap Contract in accordance with the Approved DIP Budget;

(m) Dispositions pursuant to agreements, instruments or arrangements in existence on the Closing Date and set forth on Schedule 7.05(m); and

(n) Dispositions of assets of Foreign Subsidiaries that are not Loan Parties in an aggregate amount not to exceed $250,000;

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(b)(ii) and (h)(i)(with respect to terminations of leases, subleases, licenses or sublicenses), and except for Dispositions from a Loan Party to any other Loan Party) shall be for no less than the Fair Market Value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the DIP Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

SECTION 7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

(a) (i) each Subsidiary may make Restricted Payments to the Borrower, and other Subsidiaries of the Borrower that are Loan Parties and (ii) each Subsidiary that is not a Loan Party may make Restricted Payments to another Subsidiary that is not a Loan Party (and, with respect to each of clauses (i) and (ii), in the case of a Restricted Payment by a non-wholly owned Subsidiary of the Borrower, if consented to by the DIP Agent (at the Direction of the Required DIP Lenders), to the Borrower and any other Subsidiary and to each other owner of Equity Interests of such Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) the Borrower and each Subsidiary thereof may declare and make dividend payments or other Restricted Payments payable solely in the Equity Interests of such Person (and, in the case of such a Restricted Payment by a non-wholly owned Subsidiary, to the Borrower and any other Subsidiary and to each other owner of Equity Interests of such Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(c) [reserved];

(d) to the extent constituting Restricted Payments, the Borrower and its Subsidiaries may enter into and consummate transactions permitted by any provision of Section 7.02 (other than 7.02(e)), Section 7.04, 7.05 (other than 7.05(e) and 7.05(g)) or Section 7.08 (other than 7.08(d));

(e) repurchases of Equity Interests in the Borrower or Subsidiary thereof deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(f) [reserved]; and

(g) any Restricted Payment by the Borrower to pay listing fees and other costs and expenses attributable to being a publicly traded company which are reasonable and customary.

SECTION 7.07 Orders. Notwithstanding anything to the contrary herein, no Loan Party nor any Subsidiary shall use any portion or proceeds of the Loans or the Collateral, or disbursements set forth in the Approved DIP Budget, for payments or for purposes that would violate the terms of the DIP Order.

SECTION 7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Loan Parties or any of their Subsidiaries, whether or not in the ordinary course of business in each case involving aggregate payments or consideration in excess of $500,000, other than:

(a) transactions among the Loan Parties;

(b) on terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate;

(c) the Pre-Petition Second Lien Loan Documents;

(d) loans and other Investments among the Borrower and its Subsidiaries and joint ventures (to the extent any such joint venture is only an Affiliate as a result of Investments by the Borrower and/or its Subsidiaries in such joint venture) to the extent otherwise expressly permitted under Section 7.02;

(e) transactions by the Borrower and its Subsidiaries to the extent permitted under and in accordance with an express provision (including any exceptions thereto) of this Article 7;

(f) employment and severance arrangements between the Borrower and its Subsidiaries and their respective officers and employees (i) in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business, in each case, to the extent such is in effect on the Closing Date or (ii) any KEIP/KERP consented to by the Required DIP Lenders or in effect on the Closing Date;

(g) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of the Borrower and its Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries and pursuant to arrangements in effect on the Closing Date;

(h) transactions pursuant to agreements, instruments or arrangements in existence on the Closing Date and set forth on Schedule 7.08(h); and

(i) the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of the Borrower, including to any former, current or future director, manager, officer, employee or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees, distributes or Affiliate of any of the foregoing) of the Borrower or any of its Subsidiaries for consideration deemed reasonably sufficient by the Borrower’s board of director, in each case, to the extent such is in effect on the Closing Date;

provided, that notwithstanding the foregoing, except as described in Section 7.08(g) and (h), no transaction with Searchlight or Nantahala shall be permitted under this Section 7.08.

SECTION 7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that, directly or indirectly, limits the ability of:

(a) any Subsidiary to make Restricted Payments to the Borrower; or

(b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the DIP Facilities and the Obligations;

provided that the foregoing Sections 7.09(a) and (b) shall not apply to Contractual Obligations which:

(i) exist on the Closing Date, as listed on Schedule 7.09;

(ii) the Pre-Petition Loan Documents and the Pre-Petition Second Lien Loan Documents;

(iii) represent Indebtedness of a Non-Loan Party which is permitted by Section 7.03 and which does not apply to any Loan Party;

(iv) are customary restrictions (as reasonably determined by the Borrower) that arise in connection with (x) any Lien permitted by Sections 7.01(a), (b), (f), (i), (j)(i), (k), (l), (p), (q), (r)(i), (r)(ii), (u), (v) and (z) and relate to the property subject to such Lien or (y) arise in connection with any Disposition permitted by Section 7.04 or 7.05 and relate solely to the assets or Person subject to such Disposition;

(v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture and its equity and in effect on the Closing Date;

(vi) [reserved];

(vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the property interest, rights or the assets subject thereto;

(viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Sections 7.03(b) and (e) and to the extent that such restrictions apply only to the property or assets securing such;

(ix) are customary provisions restricting subletting, transfer or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary thereof;

(x) are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business;

(xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(xii) arise in connection with cash or other deposits permitted under Sections 7.01 and 7.02 and limited to such cash or deposit;

(xiii) [reserved];

(xiv) are restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(xv) are restrictions regarding licensing or sublicensing by the Borrower and its Subsidiaries of IP Rights (including customary restrictions on assignment contained in license or sublicense agreements) entered into in the ordinary course of business.

SECTION 7.10 Bankruptcy Actions. Seek, consent to, or permit to exist, without the prior written consent of the DIP Agent (at the Direction of the Required DIP Lenders) (which consent shall constitute authorization under this Agreement), any order granting authority to take any action that is prohibited by the terms of this Agreement, the DIP Order or the other Loan Documents or refrain from taking any action that is required to be taken by the terms of the DIP Order or any of the other Loan Documents. It is understood and agreed that the filing of a chapter 11 plan of liquidation or the pursuit of confirmation of a chapter 11 plan of liquidation, confirmation of which plan shall take place solely following the Bankruptcy Court’s entry of the Sale Order, with the occurrence of any “effective date” or similar concept under such plan subject to the occurrence of the Closing Date, if applicable, provided that such chapter 11 plan is not inconsistent with the Sale Process or Sale Transaction, shall not constitute or be deemed to be a breach or default of this Section 7.10 or of any other term or provision of this Agreement or of any other Loan Document, and shall not constitute or be deemed to be a Default or an Event of Default for any purpose under the Loan Documents, including, without limitation, for purposes of Section 8.01(f).

SECTION 7.11 Minimum Actual Liquidity. Commencing after the Funding Date, permit, as of the Friday of each calendar week following the Funding Date, Actual Liquidity to be less than $20,000,000.

SECTION 7.12 Modification of Organization Documents. Other than as required by the RSA or pursuant to the Sale Transaction, amend, modify or waive any of its rights under its certificate or articles of incorporation or organization, by-laws, operating, management or partnership agreement or other organizational documents, to the extent any such amendment, modification or waiver would be adverse to the Lenders (in their capacities as such).

SECTION 7.13 Prepayments, Etc. of Indebtedness.

(a) Make or agree to pay or make, directly or indirectly, (i) any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness incurred prior to the Petition Date (all such Indebtedness, including all loans and reimbursement obligations under the Pre-Petition Priority Loan Agreement, “Pre-Petition Indebtedness”), unless authorized pursuant to the DIP Order or any other order of the Bankruptcy Court and permitted in the Approved DIP Budget, in each case, in form and substance satisfactory to the Required DIP Lenders (which satisfaction may be communicated via an email from either of the Specified Lender Advisors). Furthermore, no Loan Party will, nor will it permit any of its Subsidiaries to, amend the documents evidencing any Pre-Petition Indebtedness other than as set forth in the RSA.

SECTION 7.14 Insolvency Proceeding Claims. Incur, create, assume, suffer to exist or permit any other super priority administrative claim which is pari passu with or senior to the claim of any Agent, the Escrow Agent or the Lenders against the Debtors, except as set forth in the DIP Order.

ARTICLE 8.

EVENTS OF DEFAULT AND REMEDIES

SECTION 8.01 Events of Default. Notwithstanding the provisions of Section 362 of the Bankruptcy Code to the extent provided in the DIP Order, with respect to the Debtors and without notice, application or motion, hearing before, order of the Bankruptcy Court or any notice to any Loan Party, any of the following from and after the Closing Date shall constitute an event of default (an “Event of Default”):

(a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within two (2) Business Days after the same becomes due, any interest on any Loan, any fees or other amounts payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. The Borrower or any Subsidiary thereof fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a) or 6.05(a) (solely with respect to the Borrower), Section 6.23, Section 6.24, Section 6.25, or Article 7 (other than Section 7.11); or

(c) Other Defaults. The Borrower or any Subsidiary thereof fails to perform or observe (i) any term, covenant or agreement contained in Section 7.11 and such failure continues for one (1) Business Day after the occurrence thereof (or such later date as the DIP Agent (acting at the Direction of the Required DIP Lenders in their sole discretion) may agree in writing), or (ii) any other covenant or agreement (not specified in Section 8.01(a), (b), (c)(i) or (d)) contained in any Loan Document on its part to be performed or observed and such failure continues for five (5) Business Days (or such later date as the DIP Agent (acting at the Direction of the Required DIP Lenders in their sole discretion) may agree in writing) after receipt by the Borrower of written notice thereof from the DIP Agent; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith, including the Approved DIP Budget Variance Report, shall be incorrect in any material respect (or, in the case of any representation and warranty qualified by materiality, in all respects) when made or deemed made; or

(e) Material Contracts. (i) Any Material Contract shall be terminated in accordance with its terms (other than as a result of the expiration thereof in accordance with its terms), or (ii) a party to a Material Contract (other than a Loan Party or its Subsidiary) shall deliver a written notice of non-renewal in accordance with the terms thereof, and such termination or non-renewal shall not be revoked, rescinded, suspended or enjoined within ten (10) days thereof (or such later date as the DIP Agent (acting at the Direction of the Required DIP Lenders in their sole discretion) may agree in writing); or

(f) Chapter 11. The occurrence of any of the following in any of the Chapter 11 Cases:

(i) other than a motion in support of the DIP Order, the bringing of a motion, taking of any action or the filing of any plan of reorganization or plan of liquidation (subject to the last sentence of Section 7.10) or disclosure statement attendant thereto by any of the Loan Parties or any of their Subsidiaries, in the Chapter 11 Cases: (A) to obtain additional financing under Section 364(c) or Section 364(d) of the Bankruptcy Code not otherwise permitted pursuant to this Agreement; (B) to grant any Lien other than Liens permitted pursuant to Section 6.01 upon or affecting any Collateral; (C) except as provided in the DIP Order, to use cash collateral of the DIP Agent and the other Secured Parties or Pre-Petition Lenders or Pre-Petition Agent under Section 363(c) of the Bankruptcy Code without the prior written consent of the DIP Agent (at the Direction of the Required DIP Lenders); or (D) any other action or actions adverse to (x) the DIP Agent and Lenders or the Pre-Petition Agent and Pre-Petition Lenders or their rights and remedies hereunder, under any other Loan Documents, or their interest in the Collateral or (y) the Pre-Petition Agent, the Pre-Petition Lenders or their rights under the Pre-Petition Priority Loan Agreement or the other Pre-Petition Loan Documents or their interest in the Pre-Petition Collateral;

(ii) (A) the filing of any plan of reorganization or plan of liquidation (subject to the last sentence of Section 7.10) or disclosure statement attendant thereto, or any direct or indirect amendment to any such plan or disclosure statement, by a Loan Party that does not propose to indefeasibly repay in full in cash the Obligations under this Agreement and the Pre-Petition Obligations, or by any other Person to which the DIP Agent (at the Direction of the Required DIP Lenders) does not consent, or any of the Loan Parties or their Subsidiaries shall seek, support or fail to contest in good faith the filing or confirmation of any such plan or entry of any such order, (B) the entry of any order terminating any Loan Party’s exclusive right to file a plan of reorganization or plan of liquidation, or (C) the expiration of any Loan Party’s exclusive right to file a plan of reorganization or plan of liquidation;

(iii) the entry of an order in any of the Chapter 11 Cases confirming a plan of reorganization or plan of liquidation (subject to the last sentence of Section 7.10) that (A) is not acceptable to the Required DIP Lenders in their sole discretion or (B) does not contain a provision for termination of the Commitments and indefeasible repayment in full in cash of all of the Obligations under this Agreement and the Pre-Petition Obligations on or before the effective date of such plan or plans;

(iv) (x) the entry of an order amending, supplementing, staying, vacating or otherwise modifying the Loan Documents, the Interim Order, the Final Order, the Cash Management Order or any other order with respect to any of the Chapter 11 Cases affecting in any material respect this Agreement and/or the other Loan Documents (including any order in respect of the Required Milestones specified herein and/or in the DIP Order or the RSA) without the written consent of the DIP Agent (at the Direction of the Required DIP Lenders) or the filing by a Loan Party of a motion to alter, amend, vacate, supplement, modify, or reconsider, in any respect, the Interim Order, the Final Order or the Cash Management Order, or any other order with respect to any of the Chapter 11 Cases affecting in any material respect this Agreement and/or the other Loan Documents, or the failure of any of the Interim Order, the Final Order or the Cash Management Order to be in full force and effect or (y) any Loan Party or any Subsidiary shall fail to comply with the DIP Order, the Cash Management Order or any other order with respect to any of the Chapter 11 Cases affecting in any material respect this Agreement and/or the other Loan Documents, in any material respect;

(v) the Bankruptcy Court’s (A) entry of an order granting relief from the Automatic Stay to permit foreclosure of security interests in assets of the Loan Parties of a value in excess of $500,000; or (B) entry of an order terminating exclusivity having been entered (or such an order is sought by any party and not actively contested by the Loan Parties);

(vi) the allowance of any claim or claims under Section 506(c) of the Bankruptcy Code or otherwise against the DIP Agent, any Lender or any of the Collateral or against the Pre-Petition Agent, any Pre-Petition Lender or any Pre-Petition Collateral;

(vii) the appointment of an interim or permanent trustee in the Chapter 11 Cases or the appointment of a trustee receiver or an examiner in the Chapter 11 Cases with expanded powers to operate or manage the financial affairs, the business, or reorganization of the Loan Parties (without consent of the DIP Agent (at the Direction of the Required DIP Lenders));

(viii) (A) the dismissal of any Chapter 11 Case or (B) any Loan Party shall file a motion or other pleading seeking the dismissal of the Chapter 11 Cases under Section 1112 of the Bankruptcy Code or otherwise;

(ix) any Loan Party shall file a motion (without consent of the DIP Agent (at the Direction of the Required DIP Lenders)) seeking, or the Bankruptcy Court shall enter an order granting, relief from or modifying the Automatic Stay of Section 362 of the Bankruptcy Code (A) to allow any creditor (other than the DIP Agent) to execute upon or enforce a Lien on any Collateral, (B) approving any settlement or other stipulation not approved by the Required DIP Lenders with any creditor of any Loan Party providing for payments as adequate protection or otherwise to such secured creditor or (C) permit other actions that would have a Material Adverse Effect on the Debtors or their estates (taken as a whole);

(x) the commencement of a suit or an action (but not including a motion for standing to commence a suit or an action) against either the DIP Agent or any Lender or the Pre-Petition Agent or any Pre-Petition Lender and, as to any suit or action brought by any Person other than a Loan Party or a Subsidiary, officer or employee of a Loan Party, and the continuation thereof without dismissal for thirty (30) days after service thereof on either the DIP Agent or such Lender or Pre-Petition Agent or any Pre-Petition Lender, that asserts or seeks by or on behalf of a Loan Party, any state or federal environmental protection or health and safety agency, any official committee in any Chapter 11 Case or any other party in interest in any of the Chapter 11 Cases, a claim or any legal or equitable remedy that would (x) have the effect of invalidating, subordinating or challenging any or all of the Obligations or Liens of the DIP Agent or any Lender under the Loan Documents or the Pre-Petition Obligations or Liens of the Pre-Petition Agent or Pre-Petition Lenders under the Pre-Petition Loan Documents to any other claim, or (y) have a material adverse effect on the rights and remedies of the DIP Agent or any Lender or Pre-Petition Agent or any Prior Lender under any Loan Document or the Pre-Petition Agent or Pre-Petition Lenders under the Pre-Petition Loan Documents or the collectability of all or any portion of the Obligations under the Loan Documents or the Pre-Petition Obligations;

(xi) the entry of an order in the Chapter 11 Cases avoiding or permitting recovery of any portion of the payments made on account of the Obligations owing under this Agreement or the other Loan Documents;

(xii) the failure of any Loan Party to perform any of its obligations under the Interim Order, the Final Order, the Cash Management Order, or any order of the Bankruptcy Court approving any Transaction or to perform in any material respect its obligations under any order of the Bankruptcy Court approving bidding procedures;

(xiii) the existence of any claims or charges, or the entry of any order of the Bankruptcy Court authorizing any claims or charges, other than in respect of this Agreement and the other Loan Documents, or as otherwise permitted under the applicable Loan Documents or permitted under the DIP Order, entitled to superpriority administrative expense claim status in any Chapter 11 Case pursuant to Section 364(c)(1) of the Bankruptcy Code pari passu with or senior to the claims of the DIP Agent and the Secured Parties under this Agreement and the other Loan Documents, or there shall arise or be granted by the Bankruptcy Court (i) any claim having priority over any or all administrative expenses of the kind specified in clause (b) of Section 503 or clause (b) of Section 507 of the Bankruptcy Code or (ii) any Lien on the Collateral having a priority senior to or pari passu with the Liens and security interests granted herein, except, in each case, as expressly provided in the Loan Documents or in the DIP Order then in effect (but only in the event specifically consented to by the DIP Agent (at the Direction of the Required DIP Lenders)), whichever is in effect;

(xiv) the DIP Order shall cease to create a valid and perfected Lien (which creation and perfection shall not require any further action other than the entry of the DIP Order) on the Collateral or to be in full force and effect, shall have been reversed, modified, amended, stayed, vacated, or subject to stay pending appeal, in the case of modification or amendment, without prior written consent of the DIP Agent (at the Direction of the Required DIP Lenders);

(xv) an order in the Chapter 11 Cases shall be entered (i) charging any of the Collateral under Section 506(c) of the Bankruptcy Code against the DIP Agent and the Secured Parties, or (ii) limiting the extension under Section 552(b) of the Bankruptcy Code of the Liens of the Pre-Petition Agent on the Collateral to any proceeds, products, offspring, or profits of the Collateral acquired by any Loan Party after the Petition Date, or the commencement of other actions that is materially adverse to the DIP Agent, the Secured Parties or their respective rights and remedies under the Loan Documents in any of the Chapter 11 Cases or inconsistent with any of the Loan Documents;

(xvi) any order having been entered or granted (or requested, unless actively opposed by the Loan Parties) by either the Bankruptcy Court or any other court of competent jurisdiction materially adversely impacting the rights and interests of the DIP Agent and the Lenders, as determined by the Required DIP Lenders, acting reasonably, without the prior written consent of the DIP Agent (at the Direction of the Required DIP Lenders);

(xvii) an order of the Bankruptcy Court shall be entered denying or terminating use of cash collateral by the Loan Parties authorized by the DIP Order;

(xviii) if the Final Order does not include a waiver, in form and substance satisfactory to the DIP Agent and the Lenders (which satisfaction may be communicated via an email from either of the Specified Lender Advisors), of (i) the right to surcharge the Collateral under Section 506(c) of the Bankruptcy Code and (ii) any ability to limit the extension under Section 552(b) of the Bankruptcy Code of the Liens of the Pre-Petition Agent on the Collateral to any proceeds, products, offspring, or profits of the Collateral acquired by any Loan Party after the Petition Date;

(xix) any Loan Party shall challenge, support or encourage a challenge of any payments made to the DIP Agent or any Lender with respect to the Obligations or to the Pre-Petition Agent or the Pre-Petition Lenders with respect to the Pre-Petition Obligations, or without the consent of the DIP Agent (at the Direction of the Required DIP Lenders), the filing of any motion by the Loan Parties seeking approval of (or the entry of an order by the Bankruptcy Court approving) adequate protection to any Pre-Petition agent or lender that is inconsistent with the DIP Order;

(xx) without the DIP Agent’s and the Required DIP Lenders’ consent, the entry of any order by the Bankruptcy Court granting, or the filing by any Loan Party or any of its Subsidiaries of any motion or other request with the Bankruptcy Court (in each case, other than the DIP Order and motions seeking entry thereof or permitted amendments or modifications thereto) seeking authority to use any cash proceeds of any of the Collateral without the consent of the DIP Agent’s and the Required DIP Lenders’ consent or to obtain any financing under Section 364 of the Bankruptcy Code other than the Loan Documents;

(xxi) if, unless otherwise approved by the DIP Agent and the Required DIP Lenders, an order of the Bankruptcy Court shall be entered providing for a change in venue with respect to the Chapter 11 Cases and such order shall not be reversed or vacated within ten (10) days (or such later date as the DIP Agent (acting at the Direction of the Required DIP Lenders in their sole discretion) may agree in writing);

(xxii) without the DIP Agent’s and the Required DIP Lenders’ consent (at the Direction of the Required DIP Lenders), any Loan Party or any Subsidiary thereof shall file any motion or other request with the Bankruptcy Court seeking (a) to grant or impose, under Section 364 of the Bankruptcy Code or otherwise, liens or security interests in any DIP Collateral, whether senior, equal or subordinate to the DIP Agent’s liens and security interests; or (b) to modify or affect any of the rights of the DIP Agent or the Lenders under the DIP Order, the Loan Documents, and related documents by any plan of reorganization confirmed in the Chapter 11 Cases or subsequent order entered in the Chapter 11 Cases;

(xxiii) any Loan Party or any Subsidiary thereof or any Debtor shall take any action in support of any matter set forth in this Section 8.01(f) or any other Person shall do so and such application is not contested in good faith by the Loan Parties and the relief requested is granted in an order that is not stayed pending appeal;

(xxiv) any Debtor shall be enjoined from conducting any material portion of its business, any disruption of the material business operations of the Debtors shall occur, or any material damage to or loss of material assets of any Debtor shall occur and, in each case and, in each case, such event or circumstance would reasonably be expected to have a Material Adverse Effect;

(xxv) any Debtor shall deny in writing that such Debtor has liability or obligation under this Agreement for the Obligations or seeks to recover any monetary damages from the DIP Agent, any Lender, any of the Prepetition Secured Parties;

(xxvi) a Challenge (as defined in the DIP Orders) shall be filed by any party in interest and shall be sustained by the Bankruptcy Court, in whole or in part;

(xxvii) the Bankruptcy Court shall grant relief under any motion or other pleading filed by any Debtor that results in the occurrence of an Event of Default; provided that the Loan Parties hereby agree that the DIP Agent shall be entitled to request an expedited hearing on any such motion and hereby consent to such expedited hearing (and the DIP Agent is authorized to represent to the Bankruptcy Court that the Loan Parties have consented to such expedited hearing on the motion);

(xxviii) the RSA is terminated in accordance with its terms (other than as a result of the breach thereof by the Required Consenting First Lien Lenders (as defined in the RSA) or the consummation of a Sale Transaction that results in the Discharge of the DIP and First Lien Obligations or as a result of the Debtors’ designation of a Successful Bid that provides for a purchase price that would result in the Discharge of the DIP and First Lien Obligations), or the failure to achieve or satisfy any Required Milestone in the RSA or the DIP Order (unless waived in accordance with the terms of the RSA), and subject to the final paragraph of Section 6.25;

(xxix) any Debtor shall deny in writing such Debtor’s liability or obligations under this Agreement or seeks to recover any monetary damage from the DIP Agent, any Lender or any of the Prepetition Secured Parties;

(xxx) failure of the Borrower or any other Loan Party to use the proceeds of the Loans as set forth in and in compliance with the Approved DIP Budget (subject to variances permitted hereunder) and this Agreement; or

(g) Pre-Petition Loan Documents. Any material provision of any Pre-Petition Loan Document shall for any reason cease to be valid and binding on or enforceable against any Loan Party (other than as a result of the Automatic Stay resulting from the commencement of the Chapter 11 Cases); or any Loan Party shall so state in writing or bring an action to limit its obligations or liabilities under the Pre-Petition Loan Documents; or any Security Document (as defined in the Pre-Petition Priority Loan Agreement) shall for any reason cease to create a valid security interest in any Pre-Petition Collateral, in each case, purported to be covered thereby or such security interest shall for any reason cease to be a perfected Lien with the status and priority provided in the DIP Order; or

(h) Judgments. Except for the allowance in the Chapter 11 Cases of a general unsecured claim, one or more judgments or decrees shall be entered against any Loan Party or any Subsidiary thereof after the Petition Date involving a liability in excess of $1,000,000 in the aggregate for all such judgments and decrees (to the extent not covered by insurance or indemnities as to which the applicable insurance company has not denied coverage) and such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within twenty (20) days after the entry thereof (or such later date as the DIP Agent (acting at the Direction of the Required DIP Lenders in their sole discretion) may agree in writing); or

(i) Invalidity of Loan Documents. Any material provision of the Loan Documents, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the DIP Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document or the validity or priority of a Lien as required by the DIP Order or the Collateral Documents on a material portion of the Collateral; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations (other than in accordance with its terms) and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document (other than in accordance with its terms); or

(j) Change of Control. Other than pursuant to the Sale Transaction, there occurs any Change of Control; or

(k) Collateral Documents. Any Collateral Document shall for any reason (other than pursuant to the terms thereof including as a result of a transaction not prohibited under this Agreement and subject to the Carve-Out and other Liens specified in the DIP Orders) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01 or any Loan Party contests in writing the validity or priority of a Lien, (i) except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or results from the failure of the DIP Agent to maintain possession of certificates actually delivered to it representing securities or negotiable instruments pledged under the Collateral Documents which does not arise from a breach by a Loan Party of its obligations under the Loan Documents or take other required actions required to be taken by the DIP Agent under the Loan Documents and (ii) except as to Collateral consisting of Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; or

(l) ERISA. (i) An ERISA Event occurs which has resulted or would reasonably be expected to result in a liability to any Loan Party in excess of $1,000,000, (ii) a Loan Party, any Subsidiary thereof or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan and a would reasonably be expected to result in a liability to any Loan Party in excess of $1,000,000 or (iii) a termination, withdrawal or noncompliance with applicable Law or plan terms or other event similar to an ERISA Event occurs with respect to a Foreign Plan that would reasonably be expected to result in a liability to any Loan Party in excess of $1,000,000, either individually or in the aggregate with each other such event.

SECTION 8.02 Remedies Upon Event of Default.

(a) Subject to the terms of the DIP Order and the Remedies Notice Period, if any Event of Default occurs and is continuing, notwithstanding the provisions of Section 362 of the Bankruptcy Code, and any stay under the CCAA, without any application, motion or notice to, hearing before, or order from the Bankruptcy Court, then, the DIP Agent, upon the Direction of the Required DIP Lenders shall declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement immediately become due and payable, but without affecting the DIP Agent’s Liens or the Obligations, and the DIP Agent, upon the request of the Required DIP Lenders, shall: (i) terminate, reduce or restrict the right or ability of the Loan Parties to use any cash collateral; (ii) declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable; (iii) subject to the Remedies Notice Period, (A) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law or (B) take any and all actions described in the DIP Order; and (iv) deliver a Carve-Out Trigger Notice.

(b) At any hearing during the Remedies Notice Period to contest the enforcement of remedies, the only issue that may be raised by any party in opposition thereto shall be whether, in fact, an Event of Default has occurred, and the Loan Parties hereby waive their right to and shall not be entitled to seek relief, including, without limitation, under Section 105 of the Bankruptcy Code, to the extent that such relief would in way impair or restrict the rights and remedies of the DIP Agent or the Secured Parties, as set forth in this Agreement, the applicable DIP Order, Canadian DIP Recognition Order or other Loan Documents. Except as expressly provided above in this Section 8.02(b), to the maximum extent permitted by applicable law, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

(c) Subject to any previously granted licenses, each of the DIP Agent and the DIP Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (to the extent permitted under the applicable licenses and without payment of royalty or other compensation to any Person) any or all IP Rights of Loan Parties, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral (in each case after the occurrence, and during the continuance, of an Event of Default). Each of the DIP Agent and the DIP Agent (together with its agents, representatives and designees) is hereby granted a non-exclusive right to have access to, and a rent free right to use, any and all owned or leased locations (including, without limitation, warehouse locations, distribution centers and store locations) for the purpose of arranging for and effecting the sale or disposition of Collateral, including the production, completion, packaging and other preparation of such Collateral for sale or disposition (it being understood and agreed that each of the DIP Agent and the DIP Agent and its representatives (and Persons employed on their behalf), may continue to operate, service, maintain, process and sell the Collateral, as well as to engage in bulk sales of Collateral). Upon the occurrence and the continuance of an Event of Default and the exercise by the DIP Agent or Lenders of their rights and remedies under this Agreement and the other Loan Documents, the Borrower shall assist the DIP Agent, the DIP Agent and Lenders in effecting a sale or other disposition of the Collateral upon such terms as are reasonably acceptable to the DIP Agent (at the Direction of the Required DIP Lenders).

ARTICLE 9.

DIP AGENT.

SECTION 9.01 Appointment and Authority.

(a) Each of the Lenders hereby irrevocably appoints Citi to act on its behalf as the DIP Agent hereunder and under the other Loan Documents and authorizes the DIP Agent to take such actions on its behalf and to exercise such powers as are delegated to the DIP Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental or related thereto. The provisions of this Article 9 (other than Sections 9.01, 9.06 and 9.09 through and including 9.12) are solely for the benefit of the DIP Agent, the Lenders, and no Loan Party has rights as a third-party beneficiary of any of such provisions.

(b) The DIP Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the DIP Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the DIP Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the DIP Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the DIP Agent, shall be entitled to the benefits of all provisions of this Article 9 and Article 10 (including the second paragraph of Section 10.05), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the DIP Agent to (i) execute any and all documents (including releases) with respect to the Collateral (including any intercreditor agreement permitted by this Agreement and any amendment, supplement, modification or joinder with respect thereto) and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by the DIP Agent shall bind the Lenders and (ii) negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the Direction of the Required DIP Lenders, which negotiation, enforcement or settlement will be binding upon each Lender.

(c) Each Lender hereby irrevocably authorizes the DIP Agent, based upon the instruction of the Required DIP Lenders (but subject in all respects to the RSA), to credit bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted by the DIP Agent or the DIP Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC (or any equivalent provision of the UCC), and the PPSA, at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, or at any other sale or foreclosure conducted by the DIP Agent (whether by judicial action or otherwise) in accordance with applicable Requirements of Law. In no event shall the DIP Agent be obligated to take title to or possession of Collateral in its own name, or otherwise in a form or manner that may, in its reasonable judgment, expose it to liability; provided that if the DIP Agent declines to take title to or possession of Collateral because it exposes it to liability, it will promptly notify the Specified Lender Advisors thereof.

(d) Each Lender irrevocably appoints each other Lender as its agent and bailee for the purpose of perfecting Liens (whether pursuant to Section 8-301(a)(2) of the UCC or otherwise), for the benefit of the Secured Parties, in assets in which, in accordance with the UCC and the PPSA or any other applicable Requirement of Law a security interest can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the DIP Agent thereof, and, promptly following the DIP Agent’s request therefor, shall deliver such Collateral to the DIP Agent or otherwise deal with such Collateral in accordance with the DIP Agent’s instructions.

SECTION 9.02 Rights as a Lender. The Person serving as the DIP Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the DIP Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the DIP Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary thereof or other Affiliate thereof as if such Person were not the DIP Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 9.03 Exculpatory Provisions. The DIP Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the DIP Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the DIP Agent is required to exercise as directed in writing by the Required DIP Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the DIP Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may (i) expose the DIP Agent to liability or that is contrary to any Loan Document or applicable law or (ii) be in violation of the Automatic Stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the DIP Agent or any of its Affiliates in any capacity;

(d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the DIP Agent (at the Direction of the Required DIP Lenders) (or such other number or percentage of the Lenders as shall be necessary, or as the DIP Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment. The DIP Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to the DIP Agent by the Borrower or a Lender; and

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the DIP Agent. The DIP Agent shall not have any responsibility or liability for monitoring the list of identities of, or enforcing provisions relating to, Disqualified Institutions.

SECTION 9.04 Reliance by DIP Agent. The DIP Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The DIP Agent also may rely upon any statement made to it orally or by telephone and believed by it in good faith to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the DIP Agent may presume that such condition is satisfactory to such Lender unless the DIP Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The DIP Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 9.05 Delegation of Duties. The DIP Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the DIP Agent. The DIP Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 9 shall apply to any such sub-agent and to the Related Parties of the DIP Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as DIP Agent. The DIP Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the DIP Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 9.06 Resignation of DIP Agent. The DIP Agent may at any time give notice of its resignation to the Lenders and the Borrower. If the DIP Agent is a Defaulting Lender, Borrower may remove such Defaulting Lenders from such role upon fifteen (15) days’ notice to the Lenders. Upon receipt of any such notice of resignation or upon such removal, the Required DIP Lenders shall have the right to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required DIP Lenders and shall have accepted such appointment within thirty (30) days after the retiring DIP Agent gives notice of its resignation, then the retiring DIP Agent may on behalf of the Lenders, appoint a successor DIP Agent meeting the qualifications set forth above; provided that if the DIP Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring DIP Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the DIP Agent on behalf of the Lenders under any of the Loan Documents, the retiring DIP Agent shall continue to hold such collateral security until such time as a successor DIP Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the DIP Agent shall instead be made by or to each Lender directly, until such time as the Required DIP Lenders appoint a successor DIP Agent as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as DIP Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) DIP Agent, and the retiring DIP Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor DIP Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring DIP Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article 9 and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring DIP Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring DIP Agent was acting as DIP Agent.

SECTION 9.07 Non-Reliance on DIP Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the DIP Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the DIP Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, the DIP Agent shall have no any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the DIP Agent.

SECTION 9.09 DIP Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the DIP Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the DIP Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the DIP Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the DIP Agent and their respective agents and counsel and all other amounts due the Lenders and the DIP Agent under Sections 2.09, 10.04 and 10.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the DIP Agent and, if the DIP Agent shall consent to the making of such payments directly to the Lenders, to pay to the DIP Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the DIP Agent and its agents and counsel, and any other amounts due the DIP Agent under Sections 2.09, 10.04 and 10.05.

Nothing contained herein shall be deemed to authorize the DIP Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the DIP Agent to vote in respect of the claim of any Lender or in any such proceeding.

SECTION 9.10 Collateral and Guaranty Matters. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required DIP Lenders in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by the Required DIP Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The DIP Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to the occurrence and continuance of an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to create, perfect and maintain perfected security interests in and liens upon the Collateral granted pursuant to the Collateral Documents. Each of the Lenders irrevocably authorizes the DIP Agent, at its option, and in its sole discretion:

(a) to enter into and sign for and on behalf of the Lenders as Secured Parties the Collateral Documents for the benefit of the Lenders and the other Secured Parties;

(b) to automatically release any Lien on any property granted to or held by the DIP Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations, (ii) at the time the property subject to such Lien is Disposed or to be Disposed as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required DIP Lenders or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to Section 9.10(d);

(c) to subordinate any Lien on any property granted to or held by the DIP Agent under any Loan Document to the holder of any Lien on such property that is permitted to be senior to the Liens securing the Secured Obligations pursuant to Sections 7.01(b), (u), (w) (with respect to assumed Indebtedness) and (aa) (with respect to Section 7.01(b) and (u)) and (bb); and

(d) to release any Subsidiary Guarantor from its obligations under its Guaranty if such Person ceases to be a Subsidiary of the Borrower as a result of a transaction permitted hereunder.

Upon request by the DIP Agent at any time, the Required DIP Lenders will confirm in writing the DIP Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the DIP Agent will (and each Lender irrevocably authorizes the DIP Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

The DIP Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the DIP Agent’s Lien thereon, or any certificate prepared by the Borrower or any of its Subsidiaries in connection therewith, nor shall the DIP Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 9.11 [Reserved].

SECTION 9.12 Withholding Tax Indemnity. To the extent required by any applicable Laws (as determined in good faith by the DIP Agent), the DIP Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that the DIP Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the DIP Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective or if any payment has been made by the DIP Agent to any Lender without applicable withholding tax being deducted from such payment), such Lender shall, within ten (10) days after written demand therefor, indemnify and hold harmless the DIP Agent (to the extent that the DIP Agent has not already been reimbursed by the Borrower pursuant to Section 3.01 and 3.04 and without limiting or expanding the obligation of the Borrower to do so) for all amounts paid, directly or indirectly, by the DIP Agent as Taxes or otherwise, including (i) any Indemnified Taxes or Other Taxes attributable to such Lender, (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case together with all reasonable expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the DIP Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the DIP Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the DIP Agent under this Section 9.12. The agreements in this Section 9.12 shall survive the resignation and/or replacement of the DIP Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations.

ARTICLE 10.

MISCELLANEOUS

SECTION 10.01 Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required DIP Lenders (or by the DIP Agent (at the Direction of the Required DIP Lenders)) (other than with respect to any amendment or waiver contemplated in Sections 10.01(a) through (j) below, which shall only require the consent of the Lenders expressly set forth therein and not Required DIP Lenders) and the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of each Lender holding such Commitment (it being understood that a waiver of any condition precedent set forth in Section 4.01 or 4.02, or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of any Commitments shall not constitute such an extension or increase);

(b) postpone any date scheduled for any payment of principal (including final maturity), interest or fees under Section 2.07, 2.08 or 2.09, respectively, without the written consent of each Lender directly and adversely affected thereby (it being understood that the waiver (or amendment to the terms) of any mandatory prepayment of the Loans or any obligation of the Borrower to pay interest at the Default Rate, any Default or Event of Default, mandatory prepayment or mandatory reduction of any Commitments shall not constitute such a postponement of any date scheduled for the payment of principal or interest);

(c) reduce or forgive the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document (or extend the timing of payments of such fees or other amounts) without the written consent of each Lender directly and adversely affected thereby (it being understood that the waiver of (or amendment to the terms of) any obligation of the Borrower to pay interest at the Default Rate, any mandatory prepayment of the Loans or mandatory reduction of any Commitments or any Default or Event of Default shall not constitute such a reduction shall not constitute a reduction or forgiveness in any rate of interest);

(d) change any provision of Section 2.12(a), 2.13 or 8.03 or the definition of “Pro Rata Share” in any manner that would alter the pro rata sharing of payments or other amounts required thereby, without the written consent of each Lender directly and adversely affected thereby;

(e) change any provision of (i) this Section 10.01 or (ii) the definition of “Required DIP Lenders,” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents to reduce the percentage set forth therein, without the written consent of each Lender directly and adversely affected thereby (it being understood that, with the consent of the Required DIP Lenders (if such consent is otherwise required), or the DIP Agent (if the consent of the Required DIP Lenders is not otherwise required), additional extensions of credit pursuant to this Agreement may be included in the determination of the Required DIP Lenders on substantially the same basis as the Commitments, as applicable);

(f) other than in connection with a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; or

(g) other than in connection with a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Lender;

provided, further, that (i) [reserved]; (ii) [reserved]; (iii) no amendment, waiver or consent shall, unless in writing and signed by the DIP Agent in addition to the Lenders required above, adversely affect the rights or duties of, or any fees or other amounts payable to, the DIP Agent under this Agreement or any other Loan Document; (iv) only the consent of the parties to the Fee Letter shall be required to amend, modify or supplement the terms thereof; (v) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (vi) [reserved]. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except (x) in respect of an amendment, waiver or consent under Section 10.01(a) or (b) and (y) any waiver, amendment or modification requiring the consent of all Lenders or each directly and adversely affected Lender that by its terms materially and adversely affects any Defaulting Lender to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary herein, with the consent of the DIP Agent at the request of the Borrower (without the need to obtain any consent of any Lender), (i) any Loan Document may be amended to cure any obvious error or any error or omission of a technical mature that is jointly identified by the DIP Agent and the Borrower and (ii) this Agreement (including the amount of amortization due and payable with respect to any Class of Loans) may be amended to the extent necessary to create a fungible Class of Loans.

SECTION 10.02 Notices and Other Communications; Facsimile Copies.

(a) Notices; Effectiveness; Electronic Communications.

(i) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone and except as provided in Section 10.02(a)(ii), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(A) if to the Borrower or the DIP Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02(a); and

(B) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 10.02(a)(ii) shall be effective as provided in such Section 10.02(a)(ii).

(ii) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the DIP Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender, has notified the DIP Agent that it is incapable of receiving notices under such Article by electronic communication. The DIP Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the DIP Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(b) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON- INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the DIP Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the DIP Agent’s transmission of the Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith, material breach or willful misconduct of such Agent Party (or its representatives); provided, however, that in no event shall any Person have any liability to any other Person hereunder for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages); provided that nothing in this sentence shall limit any Loan Party’s indemnification obligations set forth herein.

(c) Change of Address, Etc. Each of the Borrower and the DIP Agent may change its address, electronic mail address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address, electronic mail address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the DIP Agent. In addition, each Lender agrees to notify the DIP Agent from time to time to ensure that the DIP Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to the Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain Material Non-Public Information.

(d) Reliance by DIP Agent and Lenders. The DIP Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the DIP Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in accordance with Section 10.05 hereof. All telephonic notices to and other telephonic communications with the DIP Agent may be recorded by the DIP Agent, and each of the parties hereto hereby consents to such recording.

SECTION 10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the DIP Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the DIP Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the DIP Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as DIP Agent) hereunder and under the other Loan Documents, (b) [reserved], (c) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13) or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as DIP Agent hereunder and under the other Loan Documents, then (i) the Required DIP Lenders shall have the rights otherwise ascribed to the DIP Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the DIP Agent (at the Direction of the Required DIP Lenders), enforce any rights and remedies available to it and as authorized by the Required DIP Lenders.

SECTION 10.04 Costs and Expenses. (a) The Loan Parties shall, jointly and severally, pay promptly following demand all reasonable and documented legal, accounting, appraisal, consulting, financial advisory and other fees, costs and expenses (including, without limitation, in respect of the Lender Advisors and the DIP Agent Counsel) incurred by the DIP Agent, the Escrow Agent, the Ad Hoc Group of Lenders, the Lenders and their respective Affiliates in connection with the negotiation, preparation and administration of the Loan Documents, the Interim Order, the Final Order and the Sale Transaction or incurred in connection with, whether occurring before or after the Closing Date:

(i) amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto, including any Withdrawal, or its rights hereunder or thereunder;

(ii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by the DIP Agent, any Lender, the Borrower or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents, the Pre-Petition Loan Documents, the RSA, or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case or proceeding commenced by or against the Borrower or any other Person that may be obligated to the DIP Agent or the Lenders by virtue of the Loan Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that no Person shall be entitled to reimbursement under this clause (ii) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person’s gross negligence or willful misconduct (as determined by a final non-appealable judgment of a court of competent jurisdiction);

(iii) any attempt to enforce or prosecute any rights or remedies of the DIP Agent or any Lender against any or all of the Loan Parties or any other Person that may be obligated to the DIP Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans prior to or during the pendency of one or more Events of Default;

(iv) any work-out or restructuring of the Obligations prior to or during the pendency of one or more Events of Default;

(v) the obtaining of approval of the Loan Documents by the Bankruptcy Court or any other court;

(vi) the preparation and review of pleadings, documents and reports related to the Chapter 11 Cases and any Successor Cases, attendance at meetings, court hearings or conferences related to the Chapter 11 Cases and any Successor Cases, and general monitoring of the Chapter 11 Cases and any Successor Cases and any action, arbitration or other proceeding (whether instituted by or against the DIP Agent, any Lender, any Loan Party, any representative of creditors of an Loan Party or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of the DIP Agent’s Liens with respect to any Collateral), the Pre-Petition Loan Documents, Loan Documents or the Obligations, including any lender liability or other claims;

(vii) efforts to (1) monitor the Loans or any of the other Obligations, (2) evaluate, observe or assess any of the Loan Parties or their respective affairs, (3) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral or (4) settle or otherwise satisfy any taxes, charges or Liens with respect to any Collateral;

(viii) any lien searches or request for information listing financing statements or liens filed or searches conducted to confirm receipt and due filing of financing statements and security interests in all or a portion of the Collateral; and

(ix) including, as to each of clauses (i) through (ix) above, all reasonable attorneys’ and other professional and service providers’ fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 10.04, all of which shall be payable by Borrower to the DIP Agent or the Lenders.

Without limiting the generality of the foregoing, such reasonable expenses, costs, charges and fees may include: reasonable fees, costs and expenses of accountants, sales consultants, financial advisors, the DIP Agent Counsel, any Lender Advisor, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; air express charges, and reasonable expenses for travel, lodging and food paid or incurred in connection with the performance of such legal, professional or other advisory services.

(b) All amounts reimbursable by the Borrower under this Section 10.04 shall constitute Obligations secured by the Collateral. The agreements in this Section 10.04 shall survive the termination of the Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within five (5) Business Days of receipt by the Borrower of an invoice relating thereto. If the Borrower fails to pay when due any amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of the Borrower by the DIP Agent in its discretion by charging any loan account(s) of the Borrower, without notice to or consent from the Borrower, and any amounts so paid shall constitute Obligations hereunder. For the avoidance of doubt, this Section 10.04 shall not apply to Taxes, except any Taxes that represent fees, costs and expenses arising from any non-Tax claim.

SECTION 10.05 Indemnification by the Borrower. The Loan Parties shall, jointly and severally, indemnify and hold harmless the DIP Agent, each Agent-Related Person, the Escrow Agent, each Lender, the Specified Lender Advisors and their respective Affiliates, and their respective officers, directors, employees, partners, agents, advisors and other representatives of each of the foregoing and their respective successors and permitted assignees (collectively the “Indemnitees”) from and against any and all actual liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs but limited in the case of legal fees and expenses to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel for all Indemnitees taken as a whole in each relevant jurisdiction that is material to the interests of the Lenders, and in the case of an actual or potential conflict of interest, where the Indemnitees affected by such conflict notify the Borrower of the existence of such conflict and thereafter, after receipt of the Borrower’s consent (which consent shall not be unreasonably withheld or delayed), one additional counsel to each group of similarly situated affected Indemnitees), joint or several, of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such

Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment or Loan, or (c) any actual or alleged presence or Release of Hazardous Materials at, in, on, under or from any property or facility currently or formerly owned, leased or operated by the Loan Parties or any Subsidiary thereof, or any Environmental Liability or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (a “Proceeding”) and regardless of whether any Indemnitee is a party thereto or whether or not such Proceeding is brought by the Borrower or any other person and, in each case, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (w) the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction, (x) a material breach of any obligations under any Loan Document by such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction, or (y) any dispute solely among Indemnitees other than any claims against an Indemnitee in its capacity or in fulfilling its role as an DIP Agent or an arranger or any similar role under any Facility and other than any claims arising out of any act or omission of the Borrower or any of its Affiliates. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through electronic, telecommunications or other information transmission systems, including, without limitation, SyndTrak, IntraLinks, the internet, email or similar electronic transmission systems in connection with this Agreement, in each case, except to the extent any such damages are found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of, or material breach of this Agreement or the other Loan Documents by, such Indemnitee, nor shall any Indemnitee, Loan Party or any Subsidiary thereof have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); it being agreed that this sentence shall not limit the indemnification obligations of the Borrower or any Subsidiary thereof (including, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party and for any out-of-pocket expenses). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, any Subsidiary of any Loan Party, its directors, equity holders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 10.05 shall be paid within fifteen (15) days after written demand therefor (together with reasonable backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of clauses (w) through (y) above. All amounts reimbursable by the Borrower under this Section 10.05 shall constitute Obligations secured by the Collateral. If the Borrower fails to pay when due any amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of the Borrower by the DIP Agent in its discretion by charging any loan account(s) of the Borrower, without notice to or consent from the Borrower, and any amounts so paid shall constitute Obligations hereunder. The agreements in this Section 10.05 shall survive the resignation of the DIP Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.

To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under this Section 10.05 or Section 10.04 to be paid by it to the DIP Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the DIP Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the DIP Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the DIP Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this paragraph are subject to the provisions of Section 2.12(e).

SECTION 10.06 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the DIP Agent, the Escrow Agent or any Lender, or the DIP Agent, the Escrow Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the DIP Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the DIP Agent and the Escrow Agent (as applicable) upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the DIP Agent and the Escrow Agent (as applicable), plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

SECTION 10.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the DIP Agent and each Lender (except as permitted by Section 7.04) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee pursuant to an assignment made in accordance with the provisions of Section 10.07(b) (such an assignee, an “Eligible Assignee”), (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void); provided, however, that notwithstanding the foregoing, no Lender may assign or transfer by participation any of its rights or obligations hereunder to (i) any Person that is a Defaulting Lender, (ii) a natural Person, (iii) any Disqualified Institution (provided that the list of Disqualified Institutions shall be made available to the transferring Lender upon request), (iv) the Borrower or any Affiliate of the Borrower. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in Section 10.07(b)(ii) below and the proviso to Section 10.07(a), any Lender may at any time assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A) the Borrower; provided that no consent of the Borrower shall be required for (i) an assignment of all or a portion of the Loans to a Lender or to an Affiliate of a Lender or an Approved Fund thereof, (ii) [reserved], (iii) [reserved] and (iv) after the occurrence and during the continuance of an Event of Default, an assignment to any Assignee; provided, further, that the Borrower shall be deemed to have consented to any such assignment unless it shall have objected thereto by written notice to the DIP Agent within three (3) Business Days after having received written notice thereof; and

(B) the DIP Agent; provided that no consent of the DIP Agent shall be required for an assignment of all or any portion of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

Notwithstanding the foregoing or anything to the contrary set forth herein, to the extent any Lender is required to assign any portion of its Commitments, Loans and other rights, duties and obligations hereunder in order to comply with applicable Laws, such assignment may be made by such Lender without the consent of the Borrower, the DIP Agent or any other party hereto so long as such Lender complies with the requirements of Section 10.07(b)(ii).

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class or an assignment to any Lender or its Affiliates or Approved Funds, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the DIP Agent) shall not be less than $1,000,000, unless each of the Borrower and the DIP Agent otherwise consents; provided that concurrent assignments from any Lender and its Affiliates or Approved Funds to a single Assignee (or to an Assignee and its Affiliates or Approved Funds) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(B) the parties to each assignment shall execute and deliver to the DIP Agent an Assignment and Assumption via an electronic settlement system acceptable to the DIP Agent (or, if previously agreed with the DIP Agent, manually), and, other than in connection with a Lender that is a Fund to other Funds under common management or administration with such transferring Fund, shall pay to the DIP Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the DIP Agent); provided that only one such fee shall be payable in the event of simultaneous assignments to or from two or more Approved Funds;

(C) if it shall not be a Lender, shall deliver to the DIP Agent an Administrative Questionnaire; and

(D) the Assignee shall execute and deliver to the DIP Agent and the Borrower the forms described in Sections 3.01(e) and 3.01(f) applicable to it.

This Section 10.07(b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis among such Facilities.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the DIP Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the DIP Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the DIP Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c) Subject to acceptance and recording thereof by the DIP Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, (1) the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and (2) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.07(c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).

(d) The DIP Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the DIP Agent’s Office a copy of each Assignment and Assumption and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Upon its receipt of, and consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 10.07(b)(ii)(B) above, if applicable, and, if required, the written consent of the DIP Agent, the Borrower to such assignment and any applicable tax forms, the DIP Agent shall (i) accept such Assignment and Assumption and (ii) promptly record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this Section 10.07(d). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the DIP Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, with respect to itself, any Lender, at any reasonable time and from time to time upon reasonable prior notice; provided that the information contained in the Register which is shared with each Lender (other than the DIP Agent and its Affiliates) shall be limited to the entries with respect to such Lender including the Commitment of, or principal amount of and stated interest on the Loans owing to such Lender. This Section 10.07(d) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).

(e) Any Lender may at any time, without notice to or the consent of the Borrower, sell participations to any Person (other than a natural person, a Defaulting Lender, the Borrower, or any Subsidiary of the Borrower or a Disqualified Institution (provided that the list of Disqualified Institutions shall be made available to the participating Lender upon request)) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the DIP Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a) through (g) of the first proviso to Section 10.01 that requires the affirmative vote of such Lender. Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections and Section 3.07, including Section 3.01(e), and it being understood that the documentation required under Section 3.01(e) shall be delivered solely to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is reasonably necessary to establish that such Commitment or Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The Participant Register shall be conclusive, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s consent or except to the extent such entitlement to a greater payment results from a change in any Law after the sale of the participation takes place.

(g) Any Lender may, without the consent of the Borrower or the DIP Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the DIP Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, and 3.05

(subject to the requirements and the limitations of such Sections and Section 3.07, including Section 3.01(e), and it being understood that the documentation required under Section 3.01(e) shall be delivered solely to the participating Lender), but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement except, in the case of Section 3.01 and 3.04, unless such entitlement to a greater payment results from a change in any Law after the grant to the SPC takes place, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the DIP Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i) Notwithstanding anything to the contrary contained herein, without the consent of the Borrower or the DIP Agent, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j) Notwithstanding anything to the contrary contained in this Agreement, any Lender may assign all or a portion of its Loans in connection with a primary syndication of such Loans relating to any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to cashless settlement mechanisms approved by the Borrower, the DIP Agent, the assignor Lender and the assignee of such Lender.

SECTION 10.08 Confidentiality. The DIP Agent and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, investors, funding sources, investment advisors and agents, including accountants, legal counsel and other advisors (collectively “Advisors”) on a “need to know basis” (provided that (i) the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and agree or otherwise have an obligation to keep such Information confidential and (ii) such Agent or Lender, as applicable, shall be responsible for the compliance of its Affiliates and such Affiliates’ Advisors with this paragraph); (b) to the extent required or requested by, or upon the good faith determination by counsel that such information should be disclosed in light of ongoing oversight or review of such Person, by any Governmental Authority or self-regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority regulating any Lender or its Affiliates); provided that the DIP Agent or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; provided that the DIP Agent or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation; (d) to any other party to this Agreement; (e) to (i) any pledgee referred to in Section 10.07(g); (ii) subject to an agreement containing provisions at least as restrictive as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in any of its rights or obligations under this Agreement (other than any Disqualified Institution (so long as the list of Disqualified Institutions has been made available to any Lender that requests it) or Person whom the Borrower has affirmatively denied to provide consent to assignment in accordance with Section 10.07(b)(i)(A) (so long as such list has been made available to any Lender that requests it)); or (iii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder (other than any Disqualified Institution (so long as the list of Disqualified Institutions has been made available to any Lender that requests it) or Person whom the Borrower has affirmatively denied to provide consent to assignment in accordance with Section 10.07(b)(i)(A) (so long as such list has been made available to any Lender that requests it)); (f) with the prior written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08 or other obligation of confidentiality owed to the Borrower or its Affiliates or becomes available to the DIP Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than a Loan Party or its Related Parties (so long as such source is not known (after due inquiry) to the DIP Agent, such Lender or any of their respective Affiliates to be bound by confidentiality obligations to any Loan Party or its Affiliates); (h) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to Loan Parties and their Subsidiaries received by it from such Lender) or to the CUSIP Service Bureau or any similar organization; (i) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of its rights hereunder or thereunder; (j) to the extent such information is independently developed by the DIP Agent, any Lender or any of their respective Affiliates; or (k) for purposes of establishing a due diligence defense. In addition, the DIP Agent and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the DIP Agent and the Lenders in connection with the administration, settlement and management of this Agreement, the other Loan Documents, the Commitments and the Borrowing. For the purposes of this Section 10.08, “Information” means all information received from the Loan Parties relating to any Loan Party, its Affiliates or its Affiliates’ directors, officers, employees, trustees, investment advisors or agents, other than any such information that is publicly available to the DIP Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08 or any other confidentiality obligation owed to any Loan Party or their Affiliates.

SECTION 10.09 Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the DIP Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) (other than escrow, payroll, petty cash, trust and tax accounts) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the DIP Agent to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or the DIP Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the DIP Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the DIP Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the DIP Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the DIP Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the DIP Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the DIP Agent and such Lender may have at Law.

SECTION 10.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the DIP Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 10.11 Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this

Agreement and such other Loan Document. The DIP Agent may also require that any such documents and signatures delivered by facsimile or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile or other electronic transmission.

SECTION 10.12 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. Subject to Section 10.20, in the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the DIP Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

SECTION 10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the DIP Agent and each Lender, regardless of any investigation made by the DIP Agent or any Lender or on their behalf and notwithstanding that the DIP Agent or any Lender may have had notice or knowledge of any Default at the time of the Borrowing or any Withdrawal, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

SECTION 10.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions; provided that the Lenders shall charge no fee in connection with any such amendment. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the DIP Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 10.15 GOVERNING LAW

(a) THIS AGREEMENT, EACH OTHER LOAN DOCUMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (BOROUGH OF MANHATTAN) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE (BOROUGH OF MANHATTAN), OR ANY APPELLATE COURT FROM ANY THEREOF, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN FACSIMILE) IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 10.16 Waiver of Right to Trial by Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.16.

SECTION 10.17 Binding Effect. This Agreement shall become effective when it shall have been executed and delivered by the Loan Parties and each other party hereto and the DIP Agent shall have been notified by each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Loan Parties, the DIP Agent, the Escrow Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 10.07 (if applicable) and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

SECTION 10.18 USA Patriot Act. Each Lender that is subject to the USA Patriot Act and the DIP Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information regarding such Loan Party that will allow such Lender or the DIP Agent, as applicable, to identify such Loan Party in accordance with the USA Patriot Act. This notice is given in accordance with the requirements of the USA Patriot Act and is effective as to the Lenders and the DIP Agent. The Borrower shall, promptly following a reasonable request by the DIP Agent or any Lender, provide all documentation and other information that the DIP Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation.

SECTION 10.19 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the DIP Agent are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the DIP Agent and the Lenders, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the DIP Agent and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for each Loan Party or any of their respective Affiliates, or any other Person and (B) neither the DIP Agent, nor any Lender has any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the DIP Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the DIP Agent nor any other Lender has any obligation to disclose any of such interests to the Loan Parties or any of their respective Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the DIP Agent, and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 10.20 [Reserved].

SECTION 10.21 [Reserved].

SECTION 10.22 Acknowledgement and Consent to Bail-in of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 10.23 No Additional Perfection Steps Required. Upon entry of the Interim Order and pursuant to its terms, all Liens granted by Loan Parties in favor of the DIP Agent, for the benefit of the Secured Parties, shall be valid, binding, enforceable and perfected first priority Liens in the Collateral, senior in priority to all other Liens (subject to the terms of the DIP Order and the Carve-Out), and the DIP Agent shall not be required to file any financing statements, mortgages, notices of Lien or similar instruments in any jurisdiction or filing office, enter into any control agreements, or to take any other action in order to validate or perfect the Liens granted by Loan Parties to the DIP Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents or the DIP Order. Without in any way suggesting that the entry of the Interim Order is not sufficient for such purpose, each Loan Party irrevocably and unconditionally authorizes the DIP Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming the DIP Agent, for the benefit of Secured Parties, as secured party and such Loan Party as debtor, as the DIP Agent may require, and including any other information with respect to such Loan Party or otherwise required by part 5 of Article 9 of the UCC, or otherwise, as the DIP Agent determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the Closing Date. Each Loan Party hereby ratifies and approves all financing statements naming the DIP Agent, for the benefit of the Secured Parties, as secured party and such Loan Party as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of the DIP Agent prior to the Closing Date and ratifies and confirms the authorization of the DIP Agent to file such financing statements (and amendments, if any). Without in any way suggesting that the entry of the Interim Order is not sufficient for such purpose, each Loan Party shall take any other actions requested by DIP Agent from time to time to cause the attachment, perfection and priority of, and the ability of the DIP Agent to enforce, any Liens of the Secured Parties in any and all of the Collateral, including the filing of a financing statement, mortgage or the taking of delivery or control (including via any account control agreements) or by appropriate filings with the United States Patent and Trademark Office or United States Copyright Office, in accordance with the Laws and regulations of the United States of America and its political subdivisions, or otherwise. The foregoing grant of authority shall not relieve the Borrowers’ of the obligation to perfect and maintain the perfection of the DIP Agent’s Liens on the Collateral.

SECTION 10.24 Orders Control. In the event of any inconsistency between the provisions of the DIP Order and this Agreement, the provisions of the DIP Order shall govern.

SECTION 10.25 Parties including the Trustees; Bankruptcy Court Proceedings. This Agreement, the other Loan Documents, and all Liens and other rights and privileges created hereby or pursuant hereto or to any other Loan Document shall be binding upon each Loan Party, the bankruptcy estate of each Loan Party, and any trustee, other bankruptcy estate representative or any successor-in-interest of any Loan Party in the Chapter 11 Cases or any subsequent case commenced under Chapter 7 of the Bankruptcy Code, and shall not be subject to Section 365 of the Bankruptcy Code. The Liens created by the DIP Order, this Agreement and the other Loan Documents shall be and remain valid and perfected in the event of the substantive consolidation or conversion of the Chapter 11 Cases or any other bankruptcy case of any Loan Party to a case under Chapter 7 of the Bankruptcy Code or in the event of dismissal of the Chapter 11 Cases or the release of any Collateral from the jurisdiction of the Bankruptcy Court for any reason, without the necessity that the DIP Agent file financing statements or otherwise perfect its Liens under applicable law.

ARTICLE 11.

GUARANTEE

SECTION 11.01 The Guarantee. Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a Primary Obligor and not as a surety to each Secured Party and their respective permitted successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrower, and all other Secured Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

SECTION 11.02 Obligations Unconditional. The obligations of the Guarantors under Section 11.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to the Guarantors, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted (including incurring any increase or decrease in the principal amount of the Guaranteed Obligations or the rate of interest or the fees thereon);

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or except as permitted pursuant to Section 11.09, any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien or security interest granted to, or in favor of, any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(v) the release of any other Guarantor pursuant to Section 11.09.

The Guarantors hereby expressly waive (to the fullest extent permitted by Law) diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the extent permitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

SECTION 11.03 Reinstatement. The obligations of the Guarantors under this Article 11 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

SECTION 11.04 Subrogation; Subordination. Each Guarantor hereby agrees that until the payment in full in cash and satisfaction in full of all Guaranteed Obligations (other than contingent obligations, in each case not yet due and owing) and the expiration and termination of the Commitments of the Lenders under this Agreement it shall subordinate any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its Guarantee in Section 11.01, whether by subrogation or otherwise, against the Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

SECTION 11.05 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.

SECTION 11.06 [Reserved].

SECTION 11.07 Continuing Guarantee. The guarantee in this Article 11 is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

SECTION 11.08 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.09, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the liability under this Guaranty and the right of contribution established in Section 11.10, but before giving effect to any other guarantee) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 11.09 Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, (i) all or substantially all of the Equity Interests of any Subsidiary Guarantor are sold or otherwise transferred to a Person or Persons none of which is a Loan Party in a transaction permitted hereunder or (ii) any Subsidiary Guarantor becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder (any such Subsidiary Guarantor, and any Subsidiary Guarantor referred to in clause (i), a “Transferred Guarantor”), such Transferred Guarantor shall, upon the consummation of such sale or transfer or other transaction (but subject to the proviso below), be automatically released from its obligations under this Agreement (including under Section 10.05 hereof) and the other Loan Documents, including its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and, in the case of a sale of all or substantially all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the DIP Agent pursuant to the Collateral Documents shall be automatically released, and, so long as the Borrower shall have provided the DIP Agent such certifications or documents as the DIP Agent shall reasonably request, the DIP Agent shall take such actions as are necessary to effect each release described in this Section 11.09 in accordance with the relevant provisions of the Collateral Documents; provided, however, that the release of any Subsidiary Guarantor from its obligations under this Agreement if such Subsidiary Guarantor becomes an Excluded Subsidiary of the type described in clause (a) of the definition thereof shall only be permitted if at the time such Guarantor becomes an Excluded Subsidiary of such type (1) no Default or Event of Default shall have occurred and be outstanding, (2) after giving pro forma effect to such release and the consummation of the transaction that causes such Person to be an Excluded Subsidiary of such type, the Borrower is deemed to have made a new Investment in such Person for purposes of Section 7.02 (as if such Person were then newly acquired) and such Investment is permitted pursuant to Section 7.02 (other than Section 7.02(f)) at such time and (3) a Responsible Officer of the Borrower certifies to the DIP Agent compliance with preceding clauses (1) and (2). When all Commitments hereunder have terminated, and all Loans or other Obligations hereunder which are accrued and payable have been paid or satisfied (other than contingent obligations as to which no claim has been asserted), this Agreement and the Guarantees made herein shall terminate with respect to all Obligations, except with respect to Obligations that expressly survive such repayment pursuant to the terms of this Agreement.

SECTION 11.10 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.04. The provisions of this Section 11.10 shall in no respect limit the obligations and liabilities of any Guarantor to the DIP Agent and the Lenders, and each Guarantor shall remain liable to the DIP Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

SECTION 11.11 [Reserved].

SECTION 11.12 Independent Obligation. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other party or any Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not action is brought against any other guarantor, any other party or any Borrower and whether or not any other guarantor, any other party or any Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to the Guarantors.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

BORROWER:

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Christian Mezger
Name: Christian Mezger
Title: Chief Financial Officer

GUARANTORS:

GLOBAL EAGLE SERVICES, LLC AIRLINE MEDIA PRODUCTIONS, INC. ENTERTAINMENT IN MOTION, INC. GLOBAL EAGLE ENTERTAINMENT OPERATIONS SOLUTIONS, INC. INFLIGHT PRODUCTIONS USA INC. POST MODERN EDIT, INC.
THE LAB AERO, INC. ROW 44, INC.
N44HQ, LLC
EMERGING MARKETS COMMUNICATIONS, LLC
MARITIME TELECOMMUNICATIONS NETWORK, INC.
MTN INTERNATIONAL, INC.
MTN GOVERNMENT SERVICES, INC. MTN LICENSE CORP.
GLOBAL EAGLE TELECOM LICENSING SUBSIDIARY LLC
IFE SERVICES (USA), INC.

By:	/s/ Christian Mezger
Name: Christian Mezger
Title: Chief Financial Officer

[Signature Page to Senior Secured Super-Priority Term Loan Debtor-In-Possession Credit Agreement]

CITIBANK, N.A., as DIP Agent

By:	/s/ Allister Chan
Name: Allister Chan
Title: Director and Vice President

[Signature Page to Senior Secured Super-Priority Term Loan Debtor-In-Possession Credit Agreement]

CITIBANK, N.A., as Lender

By:	/s/ Allister Chan
Name: Allister Chan
Title: Director

[Signature Page to Senior Secured Super-Priority Term Loan Debtor-In-Possession Credit Agreement]

ANNEX I

Schedule 1.01(A)

Guarantors

1.	Airline Media Productions, Inc.

2.	Emerging Markets Communications, LLC

3.	Entertainment in Motion, Inc.

4.	Global Eagle Entertainment Operations Solutions, Inc.

5.	Global Eagle Services, LLC

6.	Global Eagle Telecom Licensing Subsidiary LLC

7.	IFE Services (USA), Inc.

8.	Inflight Productions USA Inc.

9.	Maritime Telecommunications Network, Inc.

10.	MTN Government Services, Inc.

11.	MTN International, Inc.

12.	MTN License Corp.

13.	N44HQ, LLC

14.	Post Modern Edit, Inc.

15.	Row 44, Inc.

16.	The Lab Aero, Inc.

Schedule 2.01(a)

DIP Commitments

Lender	Percentage of the aggregate DIP Commitments	DIP Commitment
Citibank, N.A.	100%	$80,000,000
Total	100%	$80,000,000

2

Schedule 5.07

Ownership of Property

Part I

Global Eagle Entertainment Limited’s Knutsford Office, located at Haig Road, Parkgate Industrial Estate, Knutsford, Cheshire, WA16 8DX, United Kingdom, is subject to a Lien pursuant to that certain Legal Charge in favor of Barclays Bank PLC.

Part II

None.

3

Schedule 5.11

Subsidiaries

Owner	Subsidiary	Jurisdiction of Organization of Subsidiary	Ownership Percentage	Required to be Pledged?
Global Eagle Entertainment Inc.	Emerging Markets Communications, LLC	Delaware	100	Yes (100%)

Emerging Markets Communications, LLC	EMC Holdco 3 Cooperatief U.A.	Netherlands	100	Yes (100%)

Emerging Markets Communications, LLC	Emerging Markets Communications Deutschland, GmbH	Germany	100	Yes (100%)

Emerging Markets Communications, LLC	Emerging Markets Communications Argentina, SRL	Argentina	95	Yes (100%)

EMC HoldCo 4 B.V.	Emerging Markets Communications Argentina, SRL	Argentina	5	No

Emerging Markets Communications, LLC	Emerging Markets Communications (Kenya), Ltd.	Kenya	80	Yes (100%)

Emerging Markets Communications, LLC	Emerging Markets Communications FZE	United Arab Emirates	100	Yes (100%)

Emerging Markets Communications, LLC	Ground and Wireless Infrastructure Limited	Nigeria	99.99	Yes (100%)

Emerging Markets Communications, LLC	Emerging Markets Communications, UK Limited	United Kingdom	100	Yes (100%)

Ground and Wireless Infrastructure Limited	EMC Networks (Nigeria) Limited	Nigeria	49	No

EMC Holdco 3 Cooperatief U.A.	EMC HoldCo 4 B.V.	Netherlands	100	No

EMC HoldCo 4 B.V.	Vodanet Telecomunicacoes Ltda	Brazil	94	No

4

Owner	Subsidiary	Jurisdiction of Organization of Subsidiary	Ownership Percentage	Required to be Pledged?

EMC Holdco 3 Cooperatief U.A.	Vodanet Telecomunicacoes Ltda	Brazil	6	No

Vodanet Telecomunicacoes Ltda	Global Eagle Servicos De Telecomunicacoes Ltda	Brazil	99.646	No

EMC Holdco 3 Cooperatief U.A.	Global Eagle Servicos De Telecomunicacoes Ltda	Brazil	0.354	No

EMC HoldCo 4 B.V.	EMC Mobility Services, S.A.	Spain	100	No

EMC HoldCo 4 B.V.	GIS Wavelink Pte. Ltd	Singapore	100	No

EMC HoldCo 4 B.V.	General Industry Systems, AS	Norway	100	No

Emerging Markets Communications, LLC	Maritime Telecommunications Network, Inc.	Colorado	100	Yes (100%)

Maritime Telecommunications Network, Inc.	MTN Government Services, Inc.	Delaware	100	Yes (100%)

Maritime Telecommunications Network, Inc.	MTN License Corp.	Washington	100	Yes (100%)

Maritime Telecommunications Network, Inc.	MTN International, Inc.	Delaware	100	Yes (100%)

Global Eagle Entertainment Inc.	Row 44, Inc.	Delaware	100	Yes (100%)

Row 44, Inc.	N44HQ, LLC	Delaware	100	Yes (100%)

Row 44, Inc.	3222177 Nova Scotia Limited	Canada	100	Yes (100%)

Row 44, Inc.	Row 44 (Russia)	Russia	100	Yes (100%)

Row 44, Inc.	Global Eagle Services, LLC	Delaware	100	Yes (100%)

Global Eagle Entertainment Inc.	Global Eagle Telecom Licensing Subsidiary LLC	Delaware	100	Yes (100%)

Global Eagle Entertainment Inc.	Post Modern Edit, Inc.	Delaware	100	Yes (100%)

Global Eagle Entertainment Inc.	Airline Media Productions, Inc.	Delaware	100	Yes (100%)

Global Eagle Entertainment Inc.	Entertainment in Motion, Inc.	California	100	Yes (100%)

5

Owner	Subsidiary	Jurisdiction of Organization of Subsidiary	Ownership Percentage	Required to be Pledged?

Global Eagle Entertainment Inc.	Global Eagle Entertainment Operations Solutions, Inc.	Delaware	100	Yes (100%)

Global Eagle Entertainment Inc.	Inflight Productions USA Inc.	California	100	Yes (100%)

Inflight Productions USA Inc.	The Lab Aero, Inc.	California	100	Yes (100%)

Global Eagle Holdings GmbH	navAero Avionics AB	Sweden	100	No

Global Eagle Holdings GmbH	PMG California, Inc.	Canada	100	No

Global Eagle Holdings GmbH	DTI Software, Inc.	Canada	100	No

DTI Software, Inc.	DTI Software FZ- LLC	United Arab Emirates	100	No

Global Eagle Holdings GmbH	Emphasis Video Entertainment Ltd.	Hong Kong	100	No

Emphasis Video Entertainment Ltd.	Global Eagle Entertainment Media Technology (Beijing) Co., Ltd.	China	100	No

Global Eagle Entertainment Inc.	Western Outdoor Interactive Pvt Limited	India	82.98	Yes (100%)

Global Eagle Holdings GmbH	Western Outdoor Interactive Pvt. Ltd.	India	17.02	No

Global Eagle Holdings GmbH	Fairdeal Studios Pvt. Ltd.	India	99.99	No

GEE Financing Limited	Inflight Production Ltd.	United Kingdom	100	No

Global Eagle Entertainment Limited	Global Eagle Entertainment FZ- LLC	United Arab Emirates	100	No

Global Eagle Entertainment Limited	Inflight Production, BV	Netherlands	100	No

Global Eagle Entertainment Limited	Inflight Productions Ltd.	New Zealand	100	No

Global Eagle Entertainment Limited	Inflight Production Pte. Ltd.	Singapore	100	No

Global Eagle Entertainment Limited	Global Eagle Entertainment Pty Limited	Australia	100	No

6

Owner	Subsidiary	Jurisdiction of Organization of Subsidiary	Ownership Percentage	Required to be Pledged?

Global Eagle Entertainment Inc.	GEE Financing Limited	United Kingdom	100	Yes (100%)

GEE Financing Limited	IFE Services (USA), Inc.	Delaware	100	No

GEE Financing Limited	IFE Services Ltd	United Kingdom	100	No

Global Eagle Entertainment Limited	IFE Services SA (Pty) Limited	South Africa	100	No

GEE Financing Limited	Global Eagle Entertainment Spain SL	Spain	100	No

Global Eagle Entertainment Spain SL	Transmedia Publicidad SL	Spain	100	No

GEE Financing Limited	Global Eagle GmbH	Germany	100	No

GEE Financing Limited	Global Eagle Entertainment Limited	United Kingdom	100	No

GEE Financing Limited	Global Eagle Holdings GmbH	Germany	100	No

Inflight Productions Limited (UK)	Volo Holdings Limited	United Kingdom	2.7794	No

Maritime Telecommunications Network, Inc.	Wireless Maritime Services, LLC	Delaware	49	No

Maritime Telecommunications Network, Inc.	Santander Teleport, S.L.	Spain	49	Yes (100%)

7

Legal Names, Etc. of Loan Parties

Legal Name	Jurisdiction	Type of Entity	Chief Executive Office	Registered Organization (Yes/No)	Organizational ID#	Tax ID#
Airline Media Productions, Inc.	Delaware	Corporation	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Yes	5324278	36-4762314

Emerging Markets Communications, LLC	Delaware	Limited liability company	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Yes	3236843	59-3740735

Entertainment in Motion, Inc.	California	Corporation	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Yes	C1437240	95-4173908

Global Eagle Entertainment Inc.	Delaware	Corporation	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Yes	4935384	27-4757800

Global Eagle Entertainment Operations Solutions, Inc.	Delaware	Corporation	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Yes	4975423	45-2683375

Global Eagle Services, LLC	Delaware	Limited liability company	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Yes	6489735	37-1897899

Global Eagle Telecom Licensing Subsidiary LLC	Delaware	Limited Liability company	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Yes	6852262	38-4082547

IFE Services (USA), Inc.	Delaware	Corporation	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Yes	4375943	77-0692120

Inflight Productions USA Inc.	California	Corporation	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Yes	C1933834	95-4528493

Maritime Telecommunications Network, Inc.	Colorado	Corporation	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Yes	19941144227	84-1289974

MTN Government Services, Inc.	Delaware	Corporation	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Yes	4656525	26-4556069

MTN International, Inc.	Delaware	Corporation	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Yes	4749775	27-4338559

8

MTN License Corp.	Washington	Corporation	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Yes	602597188	20-4560314

N44HQ, LLC	Delaware	Limited liability company	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Yes	4566674	26-3240570

Post Modern Edit, Inc.	Delaware	Corporation	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Yes	5324271	80-0926256

Row 44, Inc.	Delaware	Corporation	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Yes	3765133	20-8782959

The Lab Aero, Inc.	California	Corporation	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Yes	C3102885	26-2799831

9

Schedule 5.15

Intellectual Property

Patents and Trademarks

UNITED STATES PATENTS

Owner		Title	Jurisdiction	Application Number	Application Date	Patent Number	Registration Date	Status
1.	Global Eagle Entertainment Inc.	ANTENNA SYSTEM	United States	10/900,020	07/26/2004	7,068,235	06/27/2006	Issued

2.	Global Eagle Entertainment Inc.	ANTENNA SYSTEM	United States	11/426,901	06/27/2006	7,388,551	06/17/2008	Issued

3.	Global Eagle Entertainment Inc.	RF SHIELDING FOR AIRCRAFT WINDOWS	United States	11/187,062	07/21/2005	7,350,753	04/1/2008	Issued

4.	Global Eagle Entertainment Inc.	METHOD AND APPARATUS FOR CONNECTING A NETWORK OF ELECTRONIC SIGNS	United States	11/673,502	02/09/2007	7,783,575	08/24/2010	Issued

5.	Global Eagle Entertainment Inc.	METHOD AND APPARATUS FOR CONNECTING A NETWORK OF ELECTRONIC SIGNS	United States	12/845,572	06/28/2010	8,209,261	06/26/2012	Issued

6.	Global Eagle Entertainment Inc.	METHOD AND APPARATUS FOR DEFINING, DISTRIBUTING AND REDEEMING SMS AND MMS COUPONS	United States	11/681,101	03/01/2007	8,086,488	12/27/2011	Issued

7.	Global Eagle Entertainment Inc.	METHOD AND APPARATUS FOR CONNECTING A NETWORK FOR ELECTRONIC SIGNS (CONTINUATION OF P15C70)	United States	13/532,552	06/25/2012	9,489,678	11/08/2016	Issued

8.	Global Eagle Entertainment Inc.	METHOD AND APPARATUS FOR DEFINING, DISTRIBUTING AND REDEEMING SMS AND MMS COUPONS	United States	13/333,698	12/21/2011	8,818,842	08/26/2014	Issued

Owner		Title	Jurisdiction	Application Number	Application Date	Patent Number	Registration Date	Status

9.	Global Eagle Entertainment Inc.	SYSTEM FOR SYNCHRONIZING TELEPHONES AND ELECTRONIC DISPLAYS	United States	12/106,880	04/21/2009	8,537,982	09/17/2013	Issued

10.	Global Eagle Entertainment Inc.	SYSTEM AND METHOD FOR INTEGRATED TRIP PLANNING BASED ON FIXED AND FLEXIBLE ITINERARY COMPONENTS	United States	13/436,734	03/30/2012	9,255,809	02/09/2016	Issued

11.	Lumexis Corporation	FIBER-TO-THE-SEAT IN FLIGHT ENTERTAINMENT	China	200680034350.3	09/19/2006	CN101268640 B	05/20/2015	Issued

12.	Global Eagle Entertainment Inc.	FIBER-TO-SEAT (FTTS) FIBER DISTRIBUTION SYSYTEM	United States	11/853,729	09/11/2007	8184974	05/22/2012	Issued

13.	Global Eagle Entertainment Inc.	SERIAL NETWORKING FIBER-TO-THE-SEAT INFLIGHT ENTERTAINMENT SYSTEM	United States	12/847,924	07/30/2010	8659990	02/25/2014	Issued

14.	Global Eagle Entertainment Inc.	SERIAL NETWORKING FIBER-TO-THE-SEAT INFLIGHT ENTERTAINMENT SYSTEM	United States	14/185,599	02/20/2014	9118547	08/25/2015	Issued

15.	Global Eagle Entertainment Inc.	SERIAL NETWORKING FIBER-TO-THE-SEAT INFLIGHT ENTERTAINMENT SYSTEM	United States	14/823,845	08/11/2015	9532082	12/27/2016	Issued

16.	Lumexis Corporation	SERIAL NETWORKING FIBER-TO-THE-SEAT INFLIGHT ENTERTAINMENT SYSTEM	China	201080034871.5	07/30/2010	102576356 B	04/27/2016	Issued

17.	Global Eagle Entertainment Inc.	SERIAL NETWORKING FIBER-TO-THE-SEAT INFLIGHT ENTERTAINMENT SYSTEM	European Patent Office	10806973.3	07/30/2010	EP2462513	12/19/2018	Issued

18.	Global Eagle Entertainment Inc.	SERIAL NETWORKING FIBER-TO-THE-SEAT INFLIGHT ENTERTAINMENT SYSTEM	France	10806973.3	07/30/2010	2462513	12/19/2018	Issued

19.	Global Eagle Entertainment Inc.	SERIAL NETWORKING FIBER-TO-THE-SEAT INFLIGHT ENTERTAINMENT SYSTEM	Germany	10806973.3	07/30/2010	2462513	12/19/2018	Issued

20.	Global Eagle Entertainment Inc.	SERIAL NETWORKING FIBER-TO-THE-SEAT INFLIGHT ENTERTAINMENT SYSTEM	Spain	10806973.3	07/30/2010	2462513	12/19/2018	Issued

21.	Global Eagle Entertainment Inc.	SERIAL NETWORKING FIBER-TO-THE-SEAT INFLIGHT ENTERTAINMENT SYSTEM	Norway	10806973.3	07/30/2010	2462513	12/19/2018	Issued

Owner		Title	Jurisdiction	Application Number	Application Date	Patent Number	Registration Date	Status

22.	Global Eagle Entertainment Inc.	SERIAL NETWORKING FIBER-TO-THE-SEAT INFLIGHT ENTERTAINMENT SYSTEM	United Kingdom	10806973.3	07/30/2010	2462513	12/19/2018	Issued

23.	Global Eagle Entertainment Inc.	SERIAL NETWORKING FIBER-TO-THE-SEAT INFLIGHT ENTERTAINMENT SYSTEM	Japan	2012- 523673	07/30/2010	5596145	08/15/2014	Issued

24.	Lumexis Corporation	SERIAL NETWORKING FIBER-TO-THE-SEAT INFLIGHT ENTERTAINMENT SYSTEM	Russian Federation	2012105458	07/30/2010	2550537	05/10/2015	Issued

25.	Global Eagle Entertainment Inc.	VIDEO DISPLAY UNIT DOCKING ASSEMBLY FOR FIBER-TO-THE-SCREEN INFLIGHT ENTERTAINMENT SYSTEM	United States	12/856,487	08/13/2010	8424045	04/16/2013	Issued

26.	Global Eagle Entertainment Inc.	SERIAL NETWORKING FIBER OPTIC INFLIGHT ENTERTAINMENT SYSTEM NETWORK CONFIGURATION	United States	12/860,437	08/20/2010	8416698	04/09/2013	Issued

27.	Global Eagle Entertainment Inc.	SERIAL NETWORKING FIBER OPTIC INFLIGHT ENTERTAINMENT SYSTEM NETWORK CONFIGURATION	United States	13/685,525	11/26/2012	9036487	05/19/2015	Issued

28.	Global Eagle Entertainment Inc.	INFLIGHT ENTERTAINMENT SYSTEM NETWORK CONFIGURATIONS	United States	14/715,437	05/18/2015	9344351	05/17/2016	Issued

29.	Global Eagle Entertainment Inc.	INFLIGHT ENTERTAINMENT SYSTEM POWER PROVISIONING	United States	12/927,493	11/16/2010	8487483	07/16/2013	Issued

30.	Global Eagle Entertainment Inc.	SEAT END PROGRAM CACHE UPDATES FOR INFLIGHT ENTERTAINMENT SYSTEM	United States	13/629,851	09/28/2012	8689264	04/01/2014	Issued

31.	Global Eagle Entertainment Inc.	INFLIGHT ENTERTAINMENT SYSTEM WITH SELECTIVELY PRELOADED SEAT END VIDEO CACHES	United States	13/599,128	08/30/2012	9043846	05/26/20015	Issued

32.	Global Eagle Entertainment Inc.	PERSONAL INTERACTIVE OVERHEAD PROJECTION INFLIGHT ENTERTAINMENT SYSTEM	United States	13/735,526	01/07/2013	9158185	10/13/2015	Issued

Owner		Title	Jurisdiction	Application Number	Application Date	Patent Number	Registration Date	Status

33.	Global Eagle Entertainment Inc.	NOISE REDUCTION SYSTEM AND METHOD THEREOF	United States	11/482,197	07/07/2006	7,729,657	06/01/2010	Issued

34.	Global Eagle Entertainment Inc.	NOISE REDUCTION SYSTEM AND METHOD THEREOF	United States	12/124,379	05/21/2008	8,238,817	08/07/2012	Issued

35.	Global Eagle Entertainment Inc.	NOISE REDUCTION SYSTEM AND METHOD THEREOF	United States	12/185,030	08/01/2008	7,522,877	04/21/2009	Issued

36.	Global Eagle Entertainment Inc.	SYSTEM AND METHOD FOR REDUCING VSAT APERTURES VIA SATELLITE MIMO	United States	12/567,246	09/25/2009	8,346,162	01/01/2013	Issued

37.	Global Eagle Entertainment Inc.	SYSTEM AND METHOD FOR ENABLING ULTRA SMALL APERTURE COMMUNICATION ANTENNA USING SPECTRAL REPLICATION AND COHERENT FREQUENCY AND PHASE COMBINING	United States	12/549,066	08/27/2009	8,285,203	10/09/2012	Issued

38.	Global Eagle Entertainment Inc.	SYSTEM AND METHOD FOR ENABLING ULTRA SMALL APERTURE COMMUNICATION ANTENNA USING SPECTRAL REPLICATION AND COHERENT FREQUENCY AND PHASE COMBINING	United States	12/771,628	04/30/2010	8,340,574	12/25/2012	Issued

39.	Global Eagle Entertainment Inc.	SYSTEM AND METHOD FOR ENABLING ULTRA SMALL APERTURE COMMUNICATION ANTENNA USING SPECTRAL REPLICATION AND COHERENT FREQUENCY AND PHASE COMBINING	United States	12/822,759	06/24/2010	7,907,894	03/15/2011	Issued

40.	Global Eagle Entertainment Inc.	SYSTEM AND METHOD FOR ENABLING ULTRA SMALL APERTURE COMMUNICATION ANTENNA USING SPECTRAL REPLICATION AND COHERENT FREQUENCY AND PHASE COMBINING	European Patent Office	20100165565	06/10/2010	EP2285173	12/14/2016	Issued

Owner		Title	Jurisdiction	Application Number	Application Date	Patent Number	Registration Date	Status

41.	Global Eagle Entertainment Inc.	SYSTEM AND METHOD FOR ENABLING ULTRA SMALL APERTURE COMMUNICATION ANTENNA USING SPECTRAL REPLICATION AND COHERENT FREQUENCY AND PHASE COMBINING	France	10165565.2	06/10/2010	2285173	12/14/2016	Issued

42.	Global Eagle Entertainment Inc.	SYSTEM AND METHOD FOR ENABLING ULTRA SMALL APERTURE COMMUNICATION ANTENNA USING SPECTRAL REPLICATION AND COHERENT FREQUENCY AND PHASE COMBINING	Germany	20100165565	06/10/2010	DE602010038740.2	12/14/2016	Issued

43.	Global Eagle Entertainment Inc.	SYSTEM AND METHOD FOR ENABLING ULTRA SMALL APERTURE COMMUNICATION ANTENNA USING SPECTRAL REPLICATION AND COHERENT FREQUENCY AND PHASE COMBINING	Spain	20100165565	06/10/2010	EP2285173	12/14/2016	Issued

44.	Global Eagle Entertainment Inc.	SYSTEM AND METHOD FOR ENABLING ULTRA SMALL APERTURE COMMUNICATION ANTENNA USING SPECTRAL REPLICATION AND COHERENT FREQUENCY AND PHASE COMBINING	Norway	10165565.2	06/10/2010	2285173	12/14/2016	Issued

45.	Global Eagle Entertainment Inc.	SYSTEM AND METHOD FOR ENABLING ULTRA SMALL APERTURE COMMUNICATION ANTENNA USING SPECTRAL REPLICATION AND COHERENT FREQUENCY AND PHASE COMBINING	United Kingdom	20100165565	06/10/2010	EP2285173	12/14/2016	Issued

46.	Global Eagle Entertainment Inc.	SHORT-PERIODICITY CARRIER ACQUISITION FOR SATCOM INTERFERENCE CANCELLATION	United States	12/946,492	11/15/2010	8,335,468	12/18/2012	Issued

Owner		Title	Jurisdiction	Application Number	Application Date	Patent Number	Registration Date	Status

47.	Global Eagle Entertainment Inc.	SHORT-PERIODICITY CARRIER ACQUISITION FOR SATCOM INTERFERENCE CANCELLATION	European Patent Office	20110188911	11/11/2011	EP2453591	02/16/2012	Issued

48.	Global Eagle Entertainment Inc.	VIDEO MANAGEMENT SYSTEM OVER SATELLITE	United States	13/424,012	03/19/2012	8,384,758	02/26/2013	Issued

49.	Global Eagle Entertainment Inc.	AUTOMATIC UPLINK POWER CONTROL IN INTERFERENCE CANCELLATION BASED SPECTRAL REUSE	United States	13/280,616	10/25/2011	8,879,982	11/4/2014	Issued

50.	Global Eagle Entertainment Inc.	SYSTEM AND METHOD FOR ZERO LATENCY BROWSING	United States	13/410,599	03/02/2012	8,954,600	02/10/2015	Issued

51.	Global Eagle Entertainment Inc.	SYSTEM AND METHOD FOR ZERO LATENCY BROWSING	United States	14/618,631	02/10/2015	9,661,059	05/23/2017	Issued

52.	Global Eagle Entertainment Inc.	SYSTEM AND METHOD FOR ZERO LATENCY BROWSING	European Patent Office	20120151138	01/13/2012	—	—	Pending

53.	Global Eagle Entertainment Inc.	POWER BOOSTER IN AN MEO SETTING	United States	13/834,960	03/15/2013	9,130,644	09/8/2015	Issued

54.	Global Eagle Entertainment Inc.	POWER BOOSTER IN AN MEO SETTING	European Patent Office	14159543.9	03/13/2014	EP2779482	05/10/2017	Issued

55.	Global Eagle Entertainment Inc.	NETWORK COMMUNICATION SYSTEM AND METHOD WITH WEB PUSH PROTOCOL	United States	15/138,874	04/26/2016	10,567,541	02/18/2020	Issued

56.	Global Eagle Entertainment Inc.	NETWORK COMMUNICATION SYSTEM AND METHOD WITH WEB PUSH PROTOCOL	European Patent Office	17155705.1	02/10/2017	EP3206576	—	Pending

57.	Global Eagle Entertainment Inc.	PHYSICAL LAYER HAND-OFF AND DIVERSITY COMBINING IN NON-GEOSTATIONARY SATELLITE CONSTELLATION	United States	14/979,261	12/22/2015	9,775,191	09/26/2017	Issued

58.	Global Eagle Entertainment Inc.	LOOPBACK SATELLITE TRANSPONDER PRE-DISTORTER	United States	15/141,552	04/28/2016	10,027,404	07/17/2018	Issued

59.	Global Eagle Entertainment Inc.	LOOPBACK SATELLITE TRANSPONDER PRE-DISTORTER	European Patent Office	16207582	12/30/2016	3190720	07/12/2017	Issued

60.	Global Eagle Entertainment Inc.	LOOPBACK SATELLITE TRANSPONDER	France	16207582	12/30/2016	3190720	07/12/2017	Issued

61.	Global Eagle Entertainment Inc.	LOOPBACK SATELLITE TRANSPONDER	Germany	16207582	12/30/2016	3190720	07/12/2017	Issued

Owner		Title	Jurisdiction	Application Number	Application Date	Patent Number	Registration Date	Status

62.	Global Eagle Entertainment Inc.	LOOPBACK SATELLITE TRANSPONDER	Norway	16207582	12/30/2016	3190720	07/12/2017	Issued

63.	Global Eagle Entertainment Inc.	LOOPBACK SATELLITE TRANSPONDER	Spain	16207582	12/30/2016	3190720	07/12/2017	Issued

64.	Global Eagle Entertainment Inc.	LOOPBACK SATELLITE TRANSPONDER	United Kingdom	16207582	12/30/2016	3190720	07/12/2017	Issued

65.	Global Eagle Entertainment Inc.	MULTI-CHANNEL SPREAD SPECTRUM RETURN CHANNEL FOR ULTRA SMALL APERTURE	United States	15/375,669	12/12/2016	9,900,047	02/20/2018	Issued

66.	Global Eagle Entertainment Inc.	MULTI-CHANNEL SPREAD SPECTRUM RETURN CHANNEL FOR ULTRA SMALL APERTURE TERMINALS (USATS)	European Patent Office	17165431.2	04/07/2017	EP3232583	06/12/2019	Issued

67.	Global Eagle Entertainment Inc.	MULTI-CHANNEL SPREAD SPECTRUM	France	17165431.2	04/07/2017	3232583	06/12/2019	Issued

68.	Global Eagle Entertainment Inc.	MULTI-CHANNEL SPREAD SPECTRUM	Germany	17165431.2	04/07/2017	3232583	06/12/2019	Issued

69.	Global Eagle Entertainment Inc.	MULTI-CHANNEL SPREAD SPECTRUM	Spain	17165431.2	04/07/2017	3232583	06/12/2019	Issued

70.	Global Eagle Entertainment Inc.	MULTI-CHANNEL SPREAD SPECTRUM	Norway	17165431.2	04/07/2017	3232583	06/12/2019	Issued

71.	Global Eagle Entertainment Inc.	MULTI-CHANNEL SPREAD SPECTRUM	United Kingdom	17165431.2	04/07/2017	3232583	06/12/2019	Issued

72.	Global Eagle Entertainment Inc.	SYSTEM AND METHOD FOR ZERO LATENCY BROWSING	United States	15/581,648	04/28/2017	10,158,692	12/18/2018	Issued

73.	Global Eagle Entertainment Inc.	POWER BOOSTER IN AN MEO SETTING	France	14159543.9	03/13/2014	EP2779482	05/10/2017	Issued

74.	Global Eagle Entertainment Inc.	POWER BOOSTER IN AN MEO SETTING	Germany	14159543.9	03/13/2014	EP2779482	05/10/2017	Issued

75.	Global Eagle Entertainment Inc.	POWER BOOSTER IN AN MEO SETTING	Spain	14159543.9	03/13/2014	EP2779482	05/10/2017	Issued

76.	Global Eagle Entertainment Inc.	POWER BOOSTER IN AN MEO SETTING	Norway	14159543.9	03/13/2014	EP2779482	05/10/2017	Issued

77.	Global Eagle Entertainment Inc.	POWER BOOSTER IN AN MEO SETTING	United Kingdom	14159543.9	03/13/2014	EP2779482	05/10/2017	Issued

Owner		Title	Jurisdiction	Application Number	Application Date	Patent Number	Registration Date	Status

78.	Global Eagle Entertainment Inc.	DYNAMICALLY RECONFIGURING SATELLITE POOLS OF BANDWIDTH BASED ON REAL-TIME AND PREDETERMINED FACTORS	United States	13/957,335	08/01/2013	9,185,603	11/10/2015	Issued

79.	Global Eagle Entertainment Inc.	CONFIGURING WAN BACKLINK BANDWIDTH FOR A MOBILE COMMUNICATION PLATFORM BASED ON REAL-TIME AND PREDETERMINED FACTORS	United States	14/184,292	02/19/2014	9,609,550	03/28/2017	Issued

80.	Global Eagle Entertainment Inc.	SYSTEM TO FORM AND MANAGE BONDED CHANNEL COMPRISING SATELLITE AND WIFI BANDWIDTH	United States	14/184,451	02/19/2014	9,615,293	04/04/2017	Issued

81.	Global Eagle Entertainment Inc.	WIFI COORDINATION OF SATELLITE CHANNELS BETWEEN MOVING VESSELS	United States	13/960,771	08/06/2013	9,178,606	11/03/2015	Issued

82.	Global Eagle Entertainment Inc.	WIFI COORDINATION OF SATELLITE CHANNELS BETWEEN MOVING VESSELS	United States	14/185,876	02/20/2014	9,287,966	03/15/2016	Issued

83.	Global Eagle Entertainment Inc.	ROAMING CONTENT CACHE UPDATE AND REPORTING SYSTEM	United States	13/962,851	08/08/2013	9,100,089	08/04/2015	Issued

84.	Global Eagle Entertainment Inc.	REAL TIME DATA METER	United States	13/969,614	08/19/2013	10,237,763	03/19/2019	Issued

85.	Global Eagle Entertainment Inc.	DUAL ANTENNA TRANSFER SWITCH SYSTEM, METHOD AND APPARATUS	United States	13/245,691	09/26/2011	8,730,103	05/20/2014	Issued

86.	Global Eagle Entertainment Inc.	DUAL ANTENNA TRANSFER SWITCH SYSTEM, METHOD AND APPARATUS	United States	14/273,429	05/08/2014	9,431,701	08/30/2016	Issued

87.	Global Eagle Entertainment Inc.	TRACKING PASSENGERS ON CRUISE SHIPS	United States	12/617,207	11/12/2009	8,514,069	08/20/2013	Issued

88.	Global Eagle Entertainment Inc.	TRACKING PASSENGERS ON CRUISE SHIPS	United States	13/947,484	07/22/2013	8,823,517	09/02/2014	Issued

89.	Global Eagle Entertainment Inc.	TRACKING PASSENGERS ON CRUISE SHIPS	United States	14/449,747	08/01/2014	9,159,212	10/13/2015	Issued

Owner		Title	Jurisdiction	Application Number	Application Date	Patent Number	Registration Date	Status

90.	Global Eagle Entertainment Inc.	LOCAL EVENT OVERLAYS TO GLOBAL SOCIAL MEDIA NETWORK	United States	14/043,819	10/01/2013	9,160,801	10/13/2015	Issued

91.	Global Eagle Entertainment Inc.	POST IT NOW CONTENT PROMOTION ABOARD A MOBILE COMMUNICATION PLATFORM	United States	14/186,168	02/21/2014	9,794,325	10/17/2017	Issued

92.	Global Eagle Entertainment Inc.	CROWD SOURCED CONTENT FOR LOCAL SOCIAL MEDIA CONTEXT ABOARD A MOBILE COMMUNICATIONS PLATFORM	United States	14/186,388	02/21/2014	9,578,103	02/21/2017	Issued

93.	Global Eagle Entertainment Inc.	LOCAL EVENT OVERLAYS TO GLOBAL SOCIAL MEDIA NETWORK	United States	14/517,409	10/17/2014	9,184,925	11/10/2015	Issued

94.	Global Eagle Entertainment Inc.	MULTI-ANTENNA/MULTILINK DIVERSITY MANAGEMENT FOR MOBILE COMMUNICATION PLATFORM	United States	14/054,798	10/15/2013	8,885,756	11/11/2014	Issued

95.	Global Eagle Entertainment Inc.	ONBOARD ACTIVITY INFLUENCED MULTI-ANTENNA PAIRING SYSTEM FOR MOBILE COMMUNICATION PLATFORM	United States	14/185,889	02/20/2014	8,891,660	11/18/2014	Issued

96.	Global Eagle Entertainment Inc.	MULTI-ANTENNA/MULTILINK DIVERSITY MANAGEMENT FOR MOBILE COMMUNICATION PLATFORM	United States	14/510,320	10/09/2014	8,995,558	03/31/2015	Issued

97.	Global Eagle Entertainment Inc.	ONBOARD ACTIVITY INFLUENCED MULTI-ANTENNA PAIRING SYSTEM FOR MOBILE COMMUNICATION PLATFORM	United States	14/672,079	03/27/2015	9,900,062	02/20/2018	Issued

98.	Global Eagle Entertainment Inc.	DIGITAL PHOTOGRAPH GROUP EDITING AND ACCESS	United States	14/149,671	01/07/2014	8,824,751	09/02/2014	Issued

99.	Global Eagle Entertainment Inc.	DIGITAL PHOTOGRAPH GROUP EDITING AND ACCESS	United States	14/449,605	08/01/2014	9,300,706	03/29/2016	Issued

100.	Global Eagle Entertainment Inc.	DATA ARCHIVE FROM ISOLATED LOCATIONS	United States	14/152,990	01/10/2014	9,112,578	08/18/2015	Issued

Owner		Title	Jurisdiction	Application Number	Application Date	Patent Number	Registration Date	Status

101.	Global Eagle Entertainment Inc.	ASSOCIATION OF DIVERSE APPLICATION LOGIC ACROSS MULTIPLE DISTINCT DEVICES WITH PRIORITY BANDWIDTH CHANNEL	United States	14/327,456	07/09/2014	9,209,985	12/08/2015	Issued

102.	Global Eagle Entertainment Inc.	SYSTEM TO ENABLE PRIORITY BANDWIDTH FOR PARTICULAR IP ADDRESSES DURING LIMITED DURATION EVENT	United States	14/281,824	05/19/2014	9,210,102	12/08/2015	Issued

103.	Global Eagle Entertainment Inc.	PREVENTING MOBILE COMMUNICATIONS IN A QUIET ZONE USING ARTIFICIALLY IMPOSED SIGNAL TIME DELAY	United States	12/035,399	02/21/2008	7,945,167	05/17/2011	Issued

104.	Global Eagle Entertainment Inc.	MARITIME SAFETY SYSTEMS FOR CREW AND PASSENGERS	United States	14/300,187	06/09/2014	9,106,810	08/11/2015	Issued

105.	Global Eagle Entertainment Inc.	EVENT LOGGING AND REPLAY SYSTEM AND PROCESS FOR MOBILE COMMUNICATION PLATFORM	United States	14/335,350	07/18/2014	9,078,105	07/07/2015	Issued

106.	Global Eagle Entertainment Inc.	DYNAMICALLY RECONFIGURED GEO-FENCE BOUNDARIES	United States	14/309,891	06/20/2014	9,042,911	05/26/2015	Issued

107.	Global Eagle Entertainment Inc.	DYNAMICALLY RECONFIGURED GEO-FENCE BOUNDARIES	United States	14/720,960	05/25/2015	9,462,420	10/04/2016	Issued

108.	Global Eagle Entertainment Inc.	OPTIONAL COMPRESSION OF SECURE NETWORK TRAFFIC	United States	14/328,563	07/10/2014	9,461,971	10/04/2016	Issued

109.	Global Eagle Entertainment Inc.	INTELLIGENT ROUTER	United States	15/686,602	08/25/2017	10,326,521	06/18/2019	Issued

110.	Global Eagle Entertainment Inc.	SHORT-PERIODICITY CARRIER ACQUISITION FOR SATCOM INTERFERENCE CANCELLATION	France	20110188911	11/11/2011	EP2453591	02/16/2012	Issued

111.	Global Eagle Entertainment Inc.	SHORT-PERIODICITY CARRIER ACQUISITION FOR SATCOM INTERFERENCE CANCELLATION	Germany	20110188911	11/11/2011	EP2453591	02/16/2012	Issued

112.	Global Eagle Entertainment Inc.	SHORT-PERIODICITY CARRIER ACQUISITION FOR SATCOM INTERFERENCE CANCELLATION	Spain	20110188911	11/11/2011	EP2453591	2/16/2012	Issued

Owner		Title	Jurisdiction	Application Number	Application Date	Patent Number	Registration Date	Status

113.	Global Eagle Entertainment Inc.	SHORT-PERIODICITY CARRIER ACQUISITION FOR SATCOM INTERFERENCE CANCELLATION	Norway	20110188911	11/11/2011	EP2453591	2/16/2012	Issued

114.	Global Eagle Entertainment Inc.	SHORT-PERIODICITY CARRIER ACQUISITION FOR SATCOM INTERFERENCE CANCELLATION	United Kingdom	20110188911	11/11/2011	EP2453591	2/16/2012	Issued

115.	Global Eagle Entertainment Inc.	DATA FLOW CONTROL FOR DUAL ENDED TRANSMISSION CONTROL PROTOCOL PERFORMANCE ENHANCEMENT PROXIES	United States	15/969,613	05/02/2018	10,536,382	1/14/2020	Issued

116.	Global Eagle Entertainment Inc.	DATA FLOW CONTROL FOR DUAL ENDED TRANSMISSION CONTROL PROTOCOL PERFORMANCE ENHANCEMENT PROXIES	European Patent Office	18170803.3	05/04/2018	EP3399707A1	—	Pending

117.	Global Eagle Entertainment Inc.	IMPROVED BANDWIDTH AND BUFFERING DELAY ESTIMATION IN SATELLITE LINKS USING REINFORCEMENT LEARNING AND SIMULATED ANNEALING	United States	63/003,999	04/02/2020	—	—	Pending

UNITED STATES TRADEMARKS:

Owner		Trademark	Jurisdiction	Application Number	Application Date	Registration Number	Registration Date	Status

1.	Global Eagle Entertainment Inc.	GLOBAL EAGLE	Argentina	3613726	06/19/2017	2966257	11/20/2018	Registered

2.	Global Eagle Entertainment Inc.	GLOBAL EAGLE	Argentina	3613727	06/19/2017	2966747	11/20/2018	Registered

3.	Global Eagle Entertainment Inc.	GLOBAL EAGLE	Argentina	3613725	06/19/2017	2966256	11/20/2018	Registered

4.	Global Eagle Entertainment Inc.	GLOBAL EAGLE (Stylized)	Argentina	3613724	06/19/2017	2966255	11/20/2018	Registered

5.	Global Eagle Entertainment Inc.	GLOBAL EAGLE (Stylized)	Argentina	3613722	06/19/2017	2966253	11/20/2018	Registered

6.	Global Eagle Entertainment Inc.	GLOBAL EAGLE (Stylized)	Argentina	3613723	06/19/2017	2966254	11/20/2018	Registered

7.	Global Eagle Entertainment Inc.	GLOBAL EAGLE	Brazil	913,046,035	07/17/2017	913,046,035	12/26/2018	Registered

8.	Global Eagle Entertainment Inc.	GLOBAL EAGLE	Brazil	913,046,094	07/17/2017	913,046,094	12/26/2018	Registered

9.	Global Eagle Entertainment Inc.	GLOBAL EAGLE	Brazil	913,046,159	07/17/2017	913,046,159	12/26/2018	Registered

10.	Global Eagle Entertainment Inc.	GLOBAL EAGLE (Stylized)	Brazil	913,046,310	07/17/2017	913,046,310	12/26/2018	Registered

11.	Global Eagle Entertainment Inc.	GLOBAL EAGLE (Stylized)	Brazil	913,046,400	07/17/2017	913,046,400	12/26/2018	Registered

12.	Global Eagle Entertainment Inc.	GLOBAL EAGLE (Stylized)	Brazil	913,046,450	07/17/2017	913,046,450	12/26/2018	Registered

13.	Global Eagle Entertainment Inc.	GLOBAL EAGLE	Canada	1857054	09/12/2017	TMA1,067,788	01/03/2020	Registered

14.	Global Eagle Entertainment Inc.	GLOBAL EAGLE (Stylized)	Canada	1857055	09/12/2017	TMA1,067,800	01/03/2020	Registered

15.	Global Eagle Entertainment Inc.	PRIVA	Canada	1883168	02/14/2018	—	—	Pending

Owner		Trademark	Jurisdiction	Application Number	Application Date	Registration Number	Registration Date	Status

16.	Global Eagle Entertainment Inc.	ENRICH TIME	Canada	1883169	02/14/2018	—	—	Pending

17.	Global Eagle Entertainment Inc.	GLOBAL EAGLE	Cayman Islands	T0000105	08/14/2017	T0000105	08/14/2018	Registered

18.	Global Eagle Entertainment Inc.	GLOBAL EAGLE (Stylized)	Cayman Islands	T0000104	08/14/2017	T0000104	08/14/2018	Registered

19.	Lumexis Corporation	LUMEXIS	China	6,544,952	02/02/2008	6,544,952	03/28/2010	Registered

20.	Lumexis Corporation	LUMEXIS	China	6,544,951	02/02/2008	6,544,951	07/28/2010	Registered

21.	Lumexis Corporation	LUMEXIS & Design	China	6,945,260	09/09/2008	6,945,260	08/21/2010	Registered

22.	Lumexis Corporation	LUMEXIS & Design	China	6,945,262	09/09/2008	6,945,262	10/28/2010	Registered

23.	Lumexis Corporation	WIPAX	China	10,934,753	05/18/2012	10,934,753	12/14/2013	Inactive

24.	Lumexis Corporation	WIPAX	China	10,934,754	05/18/2012	10,934,754	08/28/2013	Registered

25.	Lumexis Corporation	IPAX	China	16,691,854	04/13/2015	16,691,854	06/7/2016	Registered

26.	Lumexis Corporation	IPAX	China	16,691,855	04/13/2015	16,691,855	06/7/2016	Registered

27.	Lumexis Corporation	FIBER TO THE SEAT	China	20009744	05/19/2016	20009744	07/07/2017	Registered

28.	Lumexis Corporation	FIBER TO THE SEAT	China	20009743	05/19/2016	20009743	07/07/2017	Registered

29.	Lumexis Corporation	FIBER TO THE SEAT	China	20009742	05/19/2016	20009742	07/07/2017	Registered

30.	Emphasis Video Entertainment Ltd. (Hong Kong)	EMPHASIS (Stylized)	EU (Community Trademark)	2,515,955	12/21/2001	2,515,955	05/19/2003	Registered

31.	Lumexis Corporation	LUMEXIS	EU (Community Trademark)	6,631,873	02/01/2008	6,631,873	01/21/2009	Inactive

32.	Lumexis Corporation	LUMEXIS & Design	EU (Community Trademark)	7,149,271	08/08/2008	7,149,271	07/21/2009	Inactive

Owner		Trademark	Jurisdiction	Application Number	Application Date	Registration Number	Registration Date	Status

33.	Lumexis Corporation	WIPAX	EU (Community Trademark)	10,895,142	05/18/2012	10,895,142	11/01/2012	Registered

34.	Global Eagle Entertainment Inc.	GLOBAL EAGLE	Congo	1092/RDC/ 2017	09/08/2017	1092/2017	09/08/2017	Registered

35.	Global Eagle Entertainment Inc.	GLOBAL EAGLE (Stylized)	Congo	1091/RDC/ 2017	09/08/2017	1091/2017	09/08/2017	Registered

36.	Advanced Inflight Alliance AG	ADVANCED INFLIGHT ALLIANCE	Germany	30,742,617	06/27/2007	DE 30742617	12/17/2007	Registered

37.	Global Eagle Entertainment Inc.	GLOBAL EAGLE	Hong Kong	304,207,950	07/14/2017	304,207,950	07/14/2017	Registered

38.	Global Eagle Entertainment Inc.	GLOBAL EAGLE (Stylized)	Hong Kong	304,207,969	07/14/2017	304,207,969	07/14/2017	Registered

39.	Global Eagle Entertainment Inc.	PRIVA	Hong Kong	304,322,934	11/02/2017	304,322,934	11/02/2017	Registered

40.	Lumexis Corporation	WIPAX	Hong Kong	302,254,662	05/18/2012	302,254,662	05/18/2012	Registered

41.	Lumexis Corporation	WIPAX & Design	Hong Kong	302,364,598	09/01/2012	302,364,598	07/02/2013	Registered

42.	Lumexis Corporation	LUMEXIS	Hong Kong	302,433,357	11/13/2012	302,433,357	07/10/2013	Registered

43.	Lumexis Corporation	LUMEXIS & Design	Hong Kong	302,433,366	11/13/2012	302,433,366	07/10/2013	Registered

44.	Lumexis Corporation	IPAX	Hong Kong	303,364,443	04/08/2015	303,364,443	03/18/2016	Registered

45.	Lumexis Corporation	FIBER TO THE SEAT	Hong Kong	303,776,842	05/16/2016	303,776,842	11/22/2016	Registered

46.	Western Outdoor Interactive Private Limited	WOI (Stylized #2)	India	1,230,389	09/02/2003	478,871	12/03/2005	Registered

47.	Western Outdoor Interactive Private Limited	PLAYPORT (Stylized)	India	1,931,216	03/05/2010	1,483,135	02/02/2017	Registered

48.	Western Outdoor Interactive Private Limited	WOI (Stylized)	India	2,777,895	07/21/2014	1,298,167	08/04/2016	Registered

Owner		Trademark	Jurisdiction	Application Number	Application Date	Registration Number	Registration Date	Status

49.	Western Outdoor Interactive Private Limited	WOI (Stylized)	India	2,777,896	07/21/2014	1298131	08/04/2016	Registered

50.	Western Outdoor Interactive Private Limited	WOI (Stylized)	India	2,985,655	06/15/2015	—	—	Pending

51.	Western Outdoor Interactive Private Limited	WOI (Stylized #2)	India	2,991,473	06/22/2015	1439088	01/12/2017	Registered

52.	Global Eagle Entertainment Inc.	GLOBAL EAGLE	(WIPO) World Intellectual Property Organization	1,365,876	06/16/2017	1,365,876	06/16/2017	Registered

53.	Global Eagle Entertainment Inc.	GLOBAL EAGLE (Stylized)	(WIPO) World Intellectual Property Organization	1,366,315	06/16/2017	1,366,315	06/16/2017	Registered

54.	Global Eagle Entertainment Inc.	PRIVA	(WIPO) World Intellectual Property Organization	1382973	10/23/2017	1382973	10/23/2017	Registered

55.	Global Eagle Entertainment Inc.	ENRICH TIME	(WIPO) World Intellectual Property Organization	1387821	10/23/2017	1387821	10/23/2017	Registered

56.	Lumexis Corporation	WIPAX & Design	(WIPO) World Intellectual Property Organization	1,134,491	10/31/2012	1,134,491	10/31/2012	Inactive

57.	Lumexis Corporation	FIBER TO THE SEAT	(WIPO) World Intellectual Property Organization	1339931	05/12/2016	1339931	12/04/2017	Inactive

Owner		Trademark	Jurisdiction	Application Number	Application Date	Registration Number	Registration Date	Status

58.	Lumexis Corporation	LUMEXIS	Japan	2008-007159	02/01-2008	5,310,787	03/19/210	Registered

59.	Lumexis Corporation	LUMEXIS & Design	Japan	2008-058555	07/17/2008	5,409,789	04/28/2011	Registered

60.	Lumexis Corporation	WIPAX	Japan	2012-039766	05/18/2012	5,523,088	09/21/2012	Registered

61.	Global Eagle Entertainment Inc.	SAILORPHONE	Norway	19964096	07/05/1996	184,624	08/29/1997	Inactive

62.	Global Eagle Entertainment Inc.	GLOBAL EAGLE (Stylized)	Norway	201712521	09/28/2017	1366315	06/16/2017	Registered

63.	Global Eagle Entertainment Inc.	GLOBAL EAGLE	Norway	201712323	09/21/2017	1365876	06/16/2017	Registered

64.	Lumexis Corporation	WIPAX	Russian Federation	2012716158	05/18/2012	481,433	02/25/2013	Registered

65.	Global Eagle Entertainment Inc.	LUMEXIS	Russian Federation	2016716752	05/13/2016	—	—	Inactive

66.	Global Eagle Entertainment Inc.	LUMEXIS & Design	Russian Federation	2016716753	05/13/2016	—	—	Inactive

67.	Global Eagle Entertainment Inc.	GLOBAL EAGLE	Singapore	40201717757T	09/12/2017	40201717757T	08/31/2018	Registered

68.	Global Eagle Entertainment Inc.	GLOBAL EAGLE (Stylized)	Singapore	40201717756S	09/12/2017	40201717756S	08/31/2018	Registered

69.	Global Eagle Entertainment Inc.	GLOBAL EAGLE	South Africa	2017/16990	06/20/2017	—	—	Pending

70.	Global Eagle Entertainment Inc.	GLOBAL EAGLE	South Africa	2017/16991	06/20/2017	—	—	Pending

71.	Global Eagle Entertainment Inc.	GLOBAL EAGLE	South Africa	2017/16989	06/20/2017	—	—	Pending

72.	Global Eagle Entertainment Inc.	GLOBAL EAGLE (Stylized)	South Africa	2017/16993	06/20/2017	—	—	Pending

73.	Global Eagle Entertainment Inc.	GLOBAL EAGLE (Stylized)	South Africa	2017/16994	06/20/2017	—	—	Pending

Owner		Trademark	Jurisdiction	Application Number	Application Date	Registration Number	Registration Date	Status

74.	Global Eagle Entertainment Inc.	GLOBAL EAGLE (Stylized)	South Africa	2017/16992	06/20/2017	—	—	Pending

75.	Lumexis Corporation	LUMEXIS	South Korea	4520160003988	05/16/2016	—	—	Inactive

76.	Lumexis Corporation	LUMEXIS & Design	South Korea	4520160003989	05/16/2016	—	—	Inactive

77.	Global Eagle Entertainment Inc.	GLOBAL EAGLE	United Arab Emirates	279595	09/14/2017	279595	04/16/2018	Registered

78.	Global Eagle Entertainment Inc.	GLOBAL EAGLE	United Arab Emirates	279596	09/14/2017	279596	04/16/2018	Registered

79.	Global Eagle Entertainment Inc.	GLOBAL EAGLE	United Arab Emirates	279597	09/14/2017	279597	04/16/2018	Registered

80.	Global Eagle Entertainment Inc.	GLOBAL EAGLE (Stylized)	United Arab Emirates	279598	09/14/2017	279598	04/16/2018	Registered

81.	Global Eagle Entertainment Inc.	GLOBAL EAGLE (Stylized)	United Arab Emirates	279599	09/14/2017	279599	04/16/2018	Registered

82.	Global Eagle Entertainment Inc.	GLOBAL EAGLE (Stylized)	United Arab Emirates	279601	09/14/2017	279601	04/16/2018	Registered

83.	Global Eagle Entertainment Inc.	PRIVA	United Arab Emirates	281,661	10/25/2017	281,661	04/19/2018	Registered

84.	Global Eagle Entertainment Inc.	PRIVA	United Arab Emirates	281,662	10/25/2017	281,662	04/19/2018	Registered

85.	Global Eagle Entertainment Inc.	PRIVA	United Arab Emirates	281,663	10/25/2017	281,663	04/19/2018	Registered

86.	Global Eagle Entertainment Inc.	PRIVA	United Arab Emirates	281,664	10/25/2017	281,664	04/19/2018	Registered

87.	Row 44, Inc.	ROW 44	United States	77977249	02/04/2008	3648773	06/30/2009	Inactive

88.	Row 44, Inc.	ROW 44	United States	77388221	02/04/2008	3894253	12/21/2010	Registered

89.	Row 44, Inc.	GIVING BROADBAND WINGS	United States	77388295	02/04/2008	3648365	06/30/2009	Inactive

90.	Global Eagle Entertainment Inc.	NAVAERO	United States	76527448	06/23/2003	3136192	08/29/2006	Registered

91.	Global Eagle Entertainment Inc.	T PAD	United States	76533412	07/30/2009	3093580	05/16/2006	Registered

Owner		Trademark	Jurisdiction	Application Number	Application Date	Registration Number	Registration Date	Status

92.	Global Eagle Entertainment Inc.	MASFLIGHT	United States	85558485	03/02/2012	4325665	4/23/2013	Registered

93.	Global Eagle Entertainment Inc.	DOORTRIP	United States	85978766	04/05/2012	4340073	05/21/2013	Inactive

94.	Global Eagle Entertainment Inc.	AIRFLIX	United States	86245975	04/08/2014	—	—	Inactive

95.	Global Eagle Entertainment Inc.	EMERGING MARKETS COMMUNICATIONS	United States	78299524	09/12/2003	2,980,227	07/26/2005	Inactive

96.	Global Eagle Entertainment Inc.	OCEANCASH	United States	74213960	10/15/1991	1,941,368	12/12/1995	Inactive

97.	Global Eagle Entertainment Inc.	OCEAN CREDIT	United States	74213414	10/16/1991	1,931,848	10/31/1995	Registered

98.	Global Eagle Entertainment Inc.	OCEAN CHECK	United States	74245247	02/07/1992	1,937,416	11/21/1995	Inactive

99.	Global Eagle Entertainment Inc.	OCEANPHONE	United States	74595290	11/04/1994	2,021,275	12/03/1996	Registered

100.	Global Eagle Entertainment Inc.	SAILORPHONE	United States	75045230	01/18/1996	2,137,758	02/17/1998	Inactive

101.	Global Eagle Entertainment Inc.	MARITIME TELECOMMUNICATIONS NETWORK	United States	75741097	07/01/1999	2,426,323	12/3/1996	Registered

102.	Global Eagle Entertainment Inc.	OCEANNEWS	United States	76392135	04/08/2002	2,706,686	04/15/2003	Inactive

103.	Global Eagle Entertainment Inc.	MTN & Design	United States	78464416	08/09/2004	2,998,213	09/20/2005	Registered

104.	Global Eagle Entertainment Inc.	MTN & Design	United States	78464450	08/09/2004	3,005,864	10/11/2005	Registered

105.	Global Eagle Entertainment Inc.	STM (Stylized)	United States	77231490	07/17/2007	3,439,563	06/03/2008	Inactive

106.	Global Eagle Entertainment Inc.	SUPERPICO	United States	77702736	03/31/2009	3,835,901	08/17/2010	Inactive

107.	Global Eagle Entertainment Inc.	HD CONNECT	United States	85483041	11/29/2011	4,248,976	11/27/2012	Registered

108.	Global Eagle Entertainment Inc.	SPEEDNET	United States	85611357	04/29/2012	4,473,349	01/28/2014	Registered

Owner		Trademark	Jurisdiction	Application Number	Application Date	Registration Number	Registration Date	Status

109.	Global Eagle Entertainment Inc.	ZERO LATENCY GATEWAY	United States	85627800	05/17/2012	4,489,703	02/25/2014	Registered

110.	Global Eagle Entertainment Inc.	CONNECT AT SEA	United States	85705236	08/16/2012	4,359,437	06/25/2013	Inactive

111.	Global Eagle Entertainment Inc.	EMERGING MARKETS COMMUNICATIONS	United States	86024709	07/31/2013	4,517,406	04/22/2014	Registered

112.	Global Eagle Entertainment Inc.	AIRCONNECT GLOBAL	United States	86530970	02/11/2015	5,350,927	12/05/2017	Registered

113.	Global Eagle Entertainment Inc.	AIRCONNECT GLOBAL	United States	86530971	02/11/2015	5,346,645	11/28/2017	Registered

114.	Global Eagle Entertainment Inc.	AIRVIEW	United States	86530997	02/11/2015	5,065,001	10/18/2016	Registered

115.	Global Eagle Entertainment Inc.	AIRPRO	United States	86584706	04/01/2015	5,065,117	10/18/2016	Registered

116.	Global Eagle Entertainment Inc.	GEE MARITIME	United States	86598810	04/15/2015	5,234,649	07/4/2017	Registered

117.	Global Eagle Entertainment Inc.	GLOBAL EAGLE	United States	87370557	03/14/2017	5,984,777	02/22/2020	Registered

118.	Global Eagle Entertainment Inc.	GLOBAL EAGLE	United States	87370576	03/14/2017	5,751,837	05/14/2019	Registered

119.	Global Eagle Entertainment Inc.	GLOBAL EAGLE	United States	87370590	03/14/2017	5,751,838	05/14/2019	Registered

120.	Global Eagle Entertainment Inc.	GLOBAL EAGLE	United States	87370600	03/14/2017	5,758,187	05/21/2019	Registered

121.	Global Eagle Entertainment Inc.	GLOBAL EAGLE	United States	87370620	03/14/2017	5,758,188	05/21/2019	Registered

122.	Global Eagle Entertainment Inc.	GLOBAL EAGLE	United States	87370626	03/14/2017	5,751,839	05/14/2019	Registered

123.	Global Eagle Entertainment Inc.	GLOBAL EAGLE (Stylized)	United States	87370666	03/14/2017	5,984,778	02/11/2020	Registered

124.	Global Eagle Entertainment Inc.	GLOBAL EAGLE (Stylized)	United States	87370677	03/14/2017	5,751,840	05/14/2019	Registered

125.	Global Eagle Entertainment Inc.	GLOBAL EAGLE (Stylized)	United States	87370695	03/14/2017	5,751,841	05/14/2019	Registered

126.	Global Eagle Entertainment Inc.	GLOBAL EAGLE (Stylized)	United States	87370714	03/14/2017	5,758,189	05/21/2019	Registered

Owner		Trademark	Jurisdiction	Application Number	Application Date	Registration Number	Registration Date	Status

127.	Global Eagle Entertainment Inc.	GLOBAL EAGLE (Stylized)	United States	87370752	03/14/2017	5,758,190	05/21/2019	Registered

128.	Global Eagle Entertainment Inc.	GLOBAL EAGLE (Stylized)	United States	87370765	03/14/2017	5,751,842	05/14/2019	Registered

129.	Global Eagle Entertainment Inc.	GLOBAL EAGLE	United States	87370611	03/14/2017	—	—	Inactive

130.	Global Eagle Entertainment Inc.	GLOBAL EAGLE (Stylized)	United States	87370738	03/14/2017	—	—	Inactive

131.	Global Eagle Entertainment Inc.	ENRICH TIME	United States	87619278	09/22/2017	—	—	Inactive

132.	Global Eagle Entertainment Inc.	ENRICH TIME	United States	87619259	09/22/2017	5,795,125	07/02/2019	Registered

133.	Global Eagle Entertainment Inc.	ENRICH TIME	United States	87619266	09/22/2017	5,795,126	07/02/2019	Registered

134.	Global Eagle Entertainment Inc.	ENRICH TIME	United States	87619287	09/22/2017	5,795,127	07/02/2019	Registered

135.	Global Eagle Entertainment Inc.	ENRICH TIME	United States	87619298	09/22/2017	5,746,458	05/07/2019	Registered

136.	Global Eagle Entertainment Inc.	ENRICH TIME	United States	87619242	09/22/2017	—	—	Pending

137.	Global Eagle Entertainment Inc.	ENRICH TIME	United States	87619254	09/22/2017	—	—	Inactive

138.	Global Eagle Entertainment Inc.	PRIVA	United States	87619190	09/22/2017	6,008,370	3/10/2020	Registered

139.	Global Eagle Entertainment Inc.	PRIVA	United States	87619114	09/22/2017	—	—	Pending

140.	Global Eagle Entertainment Inc.	PRIVA	United States	87619159	09/22/2017	5,885,930	10/15/2019	Registered

141.	Global Eagle Entertainment Inc.	PRIVA	United States	87619183	09/22/2017	5,795,124	07/02/2019	Registered

142.	Global Eagle Entertainment Inc.	PRIVA	United States	87619134	09/22/2017	—	—	Inactive

143.	Global Eagle Entertainment Inc.	PRIVA	United States	87619171	09/22/2017	—	—	Inactive

144.	Global Eagle Entertainment Inc.	PRIVA	United States	87619145	09/22/2017	6,008,369	3/10/2020	Registered

Owner		Trademark	Jurisdiction	Application Number	Application Date	Registration Number	Registration Date	Status

145.	Global Eagle Entertainment Inc.	AIRTIME	United States	87705278	12/01/2017	5503114	06/26/2018	Registered

146.	Global Eagle Entertainment Inc.	THE LAB.AERO	United States	77441519	08/07/2008	3,966,642	06/26/2011	Registered

147.	Global Eagle Entertainment Inc.	LUMEXIS	United States	77246981	08/03/2007	3,719,086	12/01/2009	Registered

148.	Global Eagle Entertainment Inc.	LUMEXIS & Design	United States	77500166	06/16/2008	3,699,931	10/20/2009	Registered

149.	Global Eagle Entertainment Inc.	FIBER-TO-THE-SCREEN	United States	77835523	09/25/2009	3,901,649	01/04/2011	Registered

150.	Global Eagle Entertainment Inc.	FTTS	United States	77835520	09/25/2009	3,901,648	01/04/2011	Registered

151.	Global Eagle Entertainment Inc.	IFE AT THE SPEED OF LIGHT	United States	77982056	10/12/2009	3,999,178	07/19/2011	Inactive

152.	Global Eagle Entertainment Inc.	IFE AT THE SPEED OF LIGHT	United States	77847088	10/12/2009	4,268,556	01/01/2013	Inactive

153.	Global Eagle Entertainment Inc.	THE FUTURE OF IFE	United States	86378413	08/27/2014	4,978,727	06/14/2016	Registered

Copyrights

UNITED STATES COPYRIGHTS:

None.

OTHER COPYRIGHTS:

None.

Domain Names

Domain Name		Registrant	Registrar	Expiration Date
1.	accesspme.com	Global Eagle Entertainment	GoDaddy.com, LLC	10/04/2022

2.	aialliance.com	Global Eagle Entertainment	GoDaddy.com, LLC	06/21/2022

3.	airnewzealandife.com	Global Eagle Entertainment	GoDaddy.com, LLC	10/13/2020

4.	airtimeatsea.com	Global Eagle Entertainment	GoDaddy.com, LLC	10/24/2023

5.	airtimeinflight.com	Private	GoDaddy.com, LLC	08/03/2026

6.	bandalargasatelite.com.br	César Dantas	Vodanet Telecomunicaoes LtdA	07/18/2023

7.	connectatsea.biz	Global Eagle Entertainment	GoDaddy.com, LLC	04/02/2021

8.	connectatsea.info	Global Eagle Entertainment	GoDaddy.com, LLC	04/03/2021

9.	connectatsea.net	Global Eagle Entertainment	GoDaddy.com, LLC	04/03/2021

10.	connectatsea.org	Global Eagle Entertainment	GoDaddy.com, LLC	04/03/2021

11.	criterionpic.com	Global Eagle Entertainment	GoDaddy.com, LLC	04/15/2027

12.	criterionpicusa.com	Global Eagle Entertainment	GoDaddy.com, LLC	04/15/2027

13.	danoo.com	Web Vision USA	GoDaddy.com, LLC	05/20/2021 For sale

14.	dclguest.com	Global Eagle Entertainment	GoDaddy.com, LLC	12/30/2024

15.	dialaship.com	Global Eagle Entertainment	GoDaddy.com, LLC	07/30/2023

16.	digitalseas.com	Global Eagle Entertainment, Inc.	GoDaddy.com, LLC	08/23/2021

17.	digitalseas.io	Global Eagle Entertainment	GoDaddy.com, LLC	09/29/2021

18.	dtisoft.ca	Redacted	GoDaddy Domains Canada, Inc.	08/30/2022

19.	dtisoft.com	Global Eagle Entertainment	GoDaddy.com, LLC	11/01/2029

20.	dtisoft.info	Redacted	GoDaddy.com, LLC	08/30/2022

21.	dtisoft.net	Redacted	GoDaddy.com, LLC	08/30/2022

22.	dtisoftware.com	Global Eagle Entertainment	GoDaddy.com, LLC	05/07/2021

23.	dtvds.com	Global Eagle Entertainment	GoDaddy.com, LLC	01/26/2021

24.	emcconnect.com	Redacted	GoDaddy.com, LLC	12/03/2023

25.	emcconnect.net	Redacted	GoDaddy.com, LLC	04/10/2021

Domain Name		Registrant	Registrar	Expiration Date
26.	emcconnect.org	Ezer Mizion	Fastdomain Inc.	06/13/2021

27.	emcconnected.com	Global Eagle Entertainment	GoDaddy.com, LLC	06/26/2025

28.	emcconnected.net	Global Eagle Entertainment	GoDaddy.com, LLC	07/29/2025

29.	emcconnected.org	Global Eagle Entertainment	GoDaddy.com, LLC	07/29/2025

30.	emc-corp.net	Global Eagle Entertainment	GoDaddy.com, LLC	03/06/2024

31.	emcmaestro.com	Global Eagle Entertainment	GoDaddy.com, LLC	10/01/2025

32.	emconnected.com	Global Eagle Entertainment	GoDaddy.com, LLC	06/26/2025

33.	emcremit.com	Global Eagle Entertainment	GoDaddy.com, LLC	12/01/2020

34.	emphasis.net	Global Eagle Entertainment, Inc.	GoDaddy.com, LLC	08/13/2023

35.	emphasis-video.com	Global Eagle Entertainment, Inc.	GoDaddy.com, LLC	08/09/2023

36.	emphasis-video.net	Global Eagle Entertainment	GoDaddy.com, LLC	06/14/2024

37.	entdatahub.com	Global Eagle Entertainment	GoDaddy.com, LLC	04/04/2025

38.	entertainmentinmotion.com	Global Eagle Entertainment	GoDaddy.com, LLC	05/22/2021

39.	everymomentconnected.com	Global Eagle Entertainment	GoDaddy.com, LLC	06/26/2025

40.	fairdealentertainment.com	Global Eagle Entertainment	GoDaddy.com, LLC	12/13/2027

41.	gee.media	Global Eagle Entertainment, Inc.	GoDaddy.com, LLC	02/06/2023

42.	gee.technology	Global Eagle Entertainment, Inc.	GoDaddy.com, LLC	09/05/2020

43.	geeapi.com	Global Eagle Entertainment	GoDaddy.com, LLC	03/18/2025

44.	geeconnectionservices.com	Global Eagle Entertainment	GoDaddy.com, LLC	10/27/2020

45.	geedatahub.com	Global Eagle Entertainment, Inc.	GoDaddy.com, LLC	05/03/2023

46.	geeelevate.com	Global Eagle Entertainment	GoDaddy.com, LLC	09/09/2025

47.	geelabo365.com	Global Eagle Entertainment	GoDaddy.com, LLC	12/13/2024

48.	geemaritime.com	Redacted	GoDaddy.com, LLC	06/01/2022

49.	geemedia.com	Global Eagle Entertainment	GoDaddy.com, LLC	10/22/2020

50.	getspeednet.com	Global Eagle Entertainment	GoDaddy.com, LLC	04/29/2021

51.	globaleagle.com	Global Eagle Entertainment	GoDaddy.com, LLC	06/23/2026

52.	globaleagle.io	Global Eagle Entertainment	GoDaddy.com, LLC	06/13/2029

53.	globaleagle.net	Global Eagle Entertainment, Inc.	GoDaddy.com, LLC	04/17/2022

Domain Name		Registrant	Registrar	Expiration Date
54.	globaleagle.net.cn	Global Eagle Entertainment, Inc.	GoDaddy.com, LLC	04/18/2022

55.	globaleagle.support	Global Eagle Entertainment	GoDaddy.com, LLC	02/22/2022

56.	globaleagleadvertising.com	Global Eagle Entertainment	GoDaddy.com, LLC	07/19/2022

57.	globaleagleent.com	Global Eagle Entertainment	GoDaddy.com, LLC	01/25/2022

58.	globaleagleservices.com	Global Eagle Entertainment	GoDaddy.com, LLC	10/12/2027

59.	globalipsat.com.br	Broadedge Brasil Ltda	Vodanet Telecom	07/15/2023

60.	go-vsat.com	Global Eagle Entertainment	GoDaddy.com, LLC	06/21/2021

61.	icelandairwifi.com	Global Eagle Entertainment	GoDaddy.com, LLC	01/14/2027

62.	icgws.com	Global Eagle Entertainment	GoDaddy.com, LLC	08/08/2023

63.	ifp.aero	DTI Software	101 Domains GRS Ltd.	01/30/2021

64.	ifpmax.com	Global Eagle Entertainment, Inc.	GoDaddy.com, LLC	07/03/2025

65.	internetsatelitebrasil.com.br	Ivo Teixeira Gico Jr.	Vodanet Telecomunicaoes Ltda.	07/12/2022

66.	ipsec.tech	Global Eagle Entertainment, Inc.	GoDaddy.com, LLC	08/30/2021

67.	itf.ca	Global Eagle Entertainment	Go Daddy Domains Canada, Inc.	11/30/2020

68.	klmife.com	Global Eagle Entertainment	GoDaddy.com, LLC	11/15/2020

69.	lumexis.com	Global Eagle Entertainment	GoDaddy.com, LLC	04/03/2021

70.	lumexis.biz	Global Eagle Entertainment	GoDaddy.com, LLC	07/15/2026

71.	lumexis.net	Global Eagle Entertainment	GoDaddy.com, LLC	07/16/2026

72.	lumexis.org	Global Eagle Entertainment	GoDaddy.com, LLC	07/16/2026

73.	lumexis.tv	Global Eagle Entertainment	GoDaddy.com, LLC	07/16/2026

74.	masflight.com	Marks Aviation LLC	GoDaddy.com, LLC	10/10/2020

75.	masflight.info	Global Eagle Entertainment	GoDaddy.com, LLC	12/04/2024

76.	masflight.net	Marks Aviation LLC	GoDaddy.com, LLC	04/15/2021

77.	masflightapi.com	Global Eagle Entertainment	GoDaddy.com, LLC	03/18/2025

78.	masflightbigdata.com	Global Eagle Entertainment	GoDaddy.com, LLC	10/06/2024

79.	masflightdatahub.com	Global Eagle Entertainment	GoDaddy.com, LLC	12/04/2024

80.	masflights.net	IT	GoDaddy.com, LLC	12/04/2024

81.	mikrosat.net	Global Eagle Entertainment	GoDaddy.com, LLC	05/06/2021

Domain Name		Registrant	Registrar	Expiration Date
82.	mikrosat.us	Global Eagle Entertainment	GoDaddy.com, LLC	05/05/2021

83.	mtngov.com	Global Eagle Entertainment	GoDaddy.com, LLC	05/28/2024

84.	mtngs.com	Global Eagle Entertainment	GoDaddy.com, LLC	04/14/2024

85.	mtnmaestro.com	Global Eagle, Inc. Entertainment	GoDaddy.com, LLC	10/01/2025

86.	mtnsat.com	Global Eagle Entertainment	GoDaddy.com, LLC	11/05/2021

87.	mtnsat.io	Global Eagle Entertainment	GoDaddy.com, LLC	07/10/2025

88.	mtnsat.net	Global Eagle Entertainment	GoDaddy.com, LLC	11/05/2021

89.	mtnsatcloud.com	Global Eagle Entertainment	GoDaddy.com, LLC	01/14/2021

90.	mtnsatcloud.net	Global Eagle Entertainment	GoDaddy.com, LLC	01/14/2021

91.	myoceanprime.com	Global Eagle Entertainment	GoDaddy.com, LLC	01/24/2021

92.	navaero.com	Global Eagle Entertainment	GoDaddy.com, LLC	06/09/2022

93.	norwegianwifi.com	Global Eagle Entertainment	GoDaddy.com, LLC	03/11/2021

94.	norwegianwifi.net	Global Eagle Entertainment	GoDaddy.com, LLC	03/11/2021

95.	oceanphonemobile.com	Global Eagle Entertainment	GoDaddy.com, LLC	08/28/2020

96.	oceanphonemobile.net	Global Eagle Entertainment	GoDaddy.com, LLC	08/28/2020

97.	oceanphoneshop.com	Global Eagle Entertainment	GoDaddy.com, LLC	10/28/2024

98.	oceanphoneshop.net	Global Eagle Entertainment	GoDaddy.com, LLC	10/28/2024

99.	oceanprime.tv	Global Eagle Entertainment, Inc.	GoDaddy.com, LLC	01/24/2021

100.	postmodernedit.com	Global Eagle Entertainment	GoDaddy.com, LLC	03/14/2021

101.	postmoderngroup.com	Global Eagle Entertainment, Inc.	GoDaddy.com, LLC	08/19/2020

102.	priva.vip	Redacted	GoDaddy.com, LLC	03/03/2022

103.	row44.com	Redacted	GoDaddy.com, LLC	06/01/2022

104.	row44.net	Redacted	GoDaddy.com, LLC	06/01/2022

105.	row44services.com	Global Eagle Entertainment	GoDaddy.com, LLC	09/22/2025

106.	row88.co	Global Eagle Entertainment	GoDaddy.com, LLC	05/31/2022

107.	row88.com	Bizsomnia, LLC	GoDaddy.com, LLC	05/31/2021

108.	row88.net	Unavailable	GoDaddy.com, LLC	Unavailable

109.	seamobile.com	Global Eagle Entertainment	GoDaddy.com, LLC	06/19/2022

Domain Name		Registrant	Registrar	Expiration Date
110.	seamovies.com	Global Eagle Entertainment	GoDaddy.com, LLC	02/04/2022

111.	skyfilms.com	Global Eagle Entertainment	GoDaddy.com, LLC	04/13/2022

112.	southwestwi-fi.net	Global Eagle Entertainment	GoDaddy.com, LLC	12/15/2020

113.	speednet-emc.com	Global Eagle Entertainment	GoDaddy.com, LLC	04/13/2022

114.	speednet-emc.net	Global Eagle Entertainment	GoDaddy.com, LLC	04/13/2022

115.	speednet-emc.org	Global Eagle Entertainment	GoDaddy.com, LLC	04/13/2022

116.	unitedprivatescreening.com	Global Eagle Entertainment	GoDaddy.com, LLC	10/12/2022

117.	vantageconsole.com	Global Eagle Entertainment	GoDaddy.com, LLC	03/14/2024

118.	vantageconsole.net	Global Eagle Entertainment	GoDaddy.com, LLC	03/14/2024

119.	vendainternet.com.br	Ivo Teixeira Gico Jr.	Vodanet Telecomunicaoes LTDA	07/30/2023

120.	vietnamairlines-gehub.com	Global Eagle Entertainment	GoDaddy.com, LLC	12/20/2026

121.	visualed.com	Global Eagle Entertainment, Inc.	GoDaddy.com, LLC	04/15/2027

122.	vodanet-telecom.com	Global Eagle Entertainment	GoDaddy.com, LLC	04/19/2023

123.	walt.aero	Global Eagle Entertainment	101domain GRS Limited	08/16/2027

124.	woi.aero	Western Outdoor Interactive Pbt. Ltd.	101domain GRS Limited	04/242023

125.	w-o-i.com	Global Eagle Entertainment	PDR ltd.	12/02/2022

126.	wowconnected.com	Global Eagle Entertainment	GoDaddy.com, LLC	08/15/2020

127.	环球鹰.com (globaleagle.com)	Global Eagle Entertainment, Inc.	GoDaddy.com, LLC	04/19/2022

Schedule 5.18(d)

Licensed Activities

FCC Licenses

Company	FCC File Numbers	Call Sign	Exp. Date	Description
Global Eagle Telecom Licensing Subsidiary LLC	SES-LIC-20051020-01450	E050308	12/06/2020	C-band fixed-satellite service earth station (7.3m dish) (Fairmont WV)

Global Eagle Telecom Licensing Subsidiary LLC	SES-LIC-20051007-01385, as modified by SES-MOD-20060828-01518 SES-MOD-20080320-00333 SES-MOD-20100505-00555	E050281	12/16/2020	C-band ESV network comprised of the Miramar, FL and Holmdel, NJ hub stations and ESV remotes as well as traditional digital voice and data and International Business Service

Global Eagle Telecom Licensing Subsidiary LLC	SES-LIC-20011130-02259, as amended by SES-AMD-20040518-00680 SES-AMD-20040812-01173 SES-AFS-20050805-01081 SES-AMD-20060725-01258 SES-MOD-20120626-00615	E010332	10/06/2021	Ku-band ESV network comprised of Miramar, FL hub station and ESV remotes as well as traditional land-based (VSAT) remotes

Global Eagle Telecom Licensing Subsidiary LLC	SES-LIC-20061030-01918, as amended by SES-AMD-20061108-01972	E060392	12/22/2021	Temporary-fixed Ku-band earth station (1.0 m dish)

Global Eagle Telecom Licensing Subsidiary LLC	SES-LIC-20061030-01920, as amended by SES-AMD-20061108-01973	E060393	12/22/2021	Temporary-fixed Ku-band earth station (1.0 m dish)

Global Eagle Telecom Licensing Subsidiary LLC	SES-LIC-20061030-01921, as amended by SES-AMD-20061108-01974	E060394	12/22/2021	Temporary-fixed Ku-band earth station (1.0 m dish)

Global Eagle Telecom Licensing Subsidiary LLC	SES-LIC-20061030-01922, as amended by SES-AMD-20061108-01964	E060395	12/22/2021	Temporary-fixed Ku-band earth station (1.0 m dish)

Global Eagle Telecom Licensing Subsidiary LLC	SES-LIC-20061030-01923, as amended by SES-AMD-20061108-01965	E060396	12/22/2021	Temporary-fixed Ku-band earth station (1.0 m dish)

Global Eagle Telecom Licensing Subsidiary LLC	SES-MOD-20080613-00773	E859623	11/19/2020	C-band fixed-satellite service earth station (two 11.0 m and two 11.3 m dishes) (Holmdel, NJ)

Global Eagle Telecom Licensing Subsidiary LLC	SES-RWL-20091009-01307	E990325	11/22/2024	C-band fixed-satellite service earth station (11.3 m dish) (Holmdel, NJ)

Global Eagle Telecom Licensing Subsidiary LLC	SES-RWL-20091009-01308	E990328	11/22/2024	C-band fixed-satellite service earth station (11.3 m dish) (Holmdel, NJ)

Global Eagle Telecom Licensing Subsidiary LLC	SES-RWL-20091009-01309	E990439	01/05/2025	C-band fixed-satellite service earth station (two 18.3 m dishes) (Holmdel, NJ)

Global Eagle Telecom Licensing Subsidiary LLC	SES-RWL-20090818-01020	KA257	09/25/2024	C-band fixed-satellite service earth station (21.0 m dish) (Holmdel, NJ)

Global Eagle Telecom Licensing Subsidiary LLC	SES-RWL-20120207-00141	KA322	04/10/2027	C-band fixed-satellite service earth station (11.0 m dish) (Holmdel, NJ)

Global Eagle Telecom Licensing Subsidiary LLC	SES-RWL-20040924-01455	KA434	10/25/2034	C-band fixed-satellite service earth station (16.4 m dish) (Holmdel, NJ)

Global Eagle Telecom Licensing Subsidiary LLC	SES-RWL-20060629-01085, as modified by SES-MFS-20090626-00796 SES-MFS-20120409-00346	E860029	07/02/2021	Ku-band fixed-satellite service earth station (7.0 m dish) (Holmdel, NJ)

Global Eagle Telecom Licensing Subsidiary LLC	SES-RWL-20111103-01321	E910614	12/20/2026	Ku-band fixed-satellite service earth station (3.5 m dish) (Holmdel, NJ)

Global Eagle Telecom Licensing Subsidiary LLC	SES-LIC-20070904-01220, as modified by SES-MFS-20090602-00676 SES-MOD-20100702-00861 SES-MOD-20101026-01342 SES-MFS-20120409-00344	E070218	10/16/2022	Ku-band earth station (four 6.1 m dishes plus 6.3m and 4.5m dishes) (Holmdel, NJ)

Global Eagle Telecom Licensing Subsidiary LLC	SES-LIC-20070904-01222, as modified by SES-MFS-20090602-00677 SES-MFS-20120409-00345	E070219	10/16/2022	Ku-band earth station (6.1m dish) (Holmdel, NJ)

Global Eagle Telecom Licensing Subsidiary LLC	SES-MOD-20170207-00126	E160163	12/07/2031	Ku-band earth station (two 9.0 m dishes) (Holmdel, NJ)

Global Eagle Telecom Licensing Subsidiary LLC	0549-EX-CN-2017	WI2XZZ	09/01/2021	Mobile-CONUS for Testing of Ka-band GSAA Antenna with EchoStar 19/Jupitar 2 (S2834) at 97.1 W.L.

Global Eagle Telecom Licensing Subsidiary LLC	SES-MOD-20171002-01094	E080100	08/05/2024	Fixed Satellite Service, Earth Stations Aboard Aircraft license for operation in U.S. airspace and over international waters

Global Eagle Telecom Licensing Subsidiary LLC (licensed to N44HQ LLC)	0003561258	44HQ	08/27/2028	AC – Aircraft

Global Eagle Telecom Licensing Subsidiary LLC	SES-REG-20181017-03705	E190072	10/11/2033	Blanket C-Band Receive-Only Registration covering 141 sites associated with provision of services for the National Weather Service WSWIPS program.

Global Eagle Telecom Licensing Subsidiary LLC	SES-REG-20181012-05457	E200161	10/12/2033	C-Band Receive-Only Registration covering two 4.5m antennas & one 4.2m antenna (Holmdel, NJ)

Global Eagle Telecom Licensing Subsidiary LLC	SES-REG-20181012-05567	E200270	10/12/2033	C-Band Receive-Only Registration covering two 4.2m antennas (Holmdel, NJ)

Schedule 7.01(b)

Liens

DEBTOR	SECURED PARTY	TYPE OF UCC	DATE FILED	FILE NO.	DESCRIPTION
Emerging Markets Communications, LLC 777 Brickell Plaza, Suite 1150 (11 Floor) Miami, FL 33131 EMC 777 Brickell Plaza, Suite 1150 (11 Floor) Miami, FL 33131	Cisco Systems Capital Corporation 170 W. Tasman Drive MS SJ13-3 San Jose, CA 95134	UCC-1 as of 11-29-2016	3/01/2013	2013 0816083	Leased equipment

Emerging Markets Communications, LLC 777 Brickell Plaza, Suite 1150 (11 Floor) Miami, FL 33131 EMC 777 Brickell Plaza, Suite 1150 (11 Floor) Miami, FL 33131	Cisco Systems Capital Corporation 170 W. Tasman Drive MS SJ13-3 San Jose, CA 95134	UCC-1 as of 11-29-2016	8/8/2014	2014 3184660	Leased equipment

Emerging Markets Communications, LLC 777 Brickell Plaza, Suite 1150 (11 Floor) Miami, FL 33131 EMC 777 Brickell Plaza, Suite 1150 (11 Floor) Miami, FL 33131	Cisco Systems Capital Corporation 170 W. Tasman Drive MS SJ13-3 San Jose, CA 95134	UCC-1 as of 11-29-2016	8/8/2014	2014 3184660	Leased equipment

DEBTOR	SECURED PARTY	TYPE OF UCC	DATE FILED	FILE NO.	DESCRIPTION
MTN Government Services, Inc. 161 Fort Evans Road NE Leesburg, VA 20176	U.S. Bank Equipment Finance, a Division of U.S. Bank National Association 1310 Madrid Street Marshall, MN 56258	UCC-1 as of 11-29-2016	5/19/2014	2014 1955822	Leased equipment

Global Eagle Entertainment Inc. 4553 Glencoe Avenue Marina Del Rey, CA 90292	Union Leasing Corp. 921 Walnut Street, Suite 220 Boulder, CO 80302	UCC-1 as of 12-08-2016	4/27/2016	2016 2510574	Leased equipment

Row 44, Inc. 31280 Oak Crest Drive Westlake Village, CA 91361	EPlus Technology, Inc. 13595 Dulles Technology Drive Herndon, VA 20171	UCC-1 as of 12-08-2016	6/29/2012	2012 2533141	Leased equipment

Global Eagle Entertainment Inc. 6080 Center Dr. Suite 1200 Los Angeles, CA 90045	Data Sales Co. Inc. 3450 West Burnsville Parkway Burnsville, MN 55337	UCC-1 as of 5-01-2019	5/1/2019	2019 3039703	Leased equipment

Global Eagle Entertainment Inc. 6080 Center Dr. Suite 1200 Los Angeles, CA 90045	EPlus Technology, Inc. 13595 Dulles Technology Drive Herndon, VA 20171	UCC-1 as of 1-18-2018	1/28/2018	2018 0408654	Leased equipment

Global Eagle Entertainment Inc. 4553 Glencoe Avenue Marina Del Rey, CA 90292	Dell Financial Services L.L.C. Mail Stop-PS2DF-23, One Dell Way Round Rock, TX 78682	UCC-1 as of 6-13-2017	6/13/2017	2017 3887210	Leased equipment

Global Eagle Entertainment Inc. 4553 Glencoe Avenue Marina Del Rey, CA 90292	Dell Financial Services L.L.C. Mail Stop-PS2DF-23, One Dell Way Round Rock, TX 78682	UCC-1 as of 10-27-2017	10/27/2017	2017 7135454	Leased equipment

Global Eagle Entertainment Inc. 4553 Glencoe Avenue Marina Del Rey, CA 90292	New Skies Satellites B.V. Rooseveltplantsoen 2517KR The Hague NL	UCC-1 as of 4-8-2019	4/8/2019	2019 2426224	Purchase Money Security Interest Specific equipment

•	Each of the Liens perfected by the UCC-1 financing statements listed above.

•

Global Eagle Entertainment Limited granted a Lien in favor of Barclays Bank PLC pursuant to that certain Legal Charge, dated as of January 17, 2019, on certain real property and other assets owned by Global Eagle Entertainment Limited and located in Haig Road, Parkgate Industrial Estate, Knutsford, Cheshire, WA16 8DX, UK.

•

Row 44, Inc. granted a Lien on cash by entering into a cash pledge agreement on December 4, 2018 with Silicon Valley Bank on behalf of Global Eagle Entertainment Inc. to collateralize a Commercial Card Program. The agreement grants a security interest in account #3302551002 held at Silicon Valley Bank. The collateral balance is $400,000 as of the closing date.

•

Global Eagle Entertainment Inc. granted a Lien on the Cyber and E&O insurance policies and proceeds thereof by entering into a Commercial Insurance Premium Financing and Security Agreement with Bank Direct Capital Finance in the amount of $919,800.69. The effective date of the policy is October 31, 2019 and covers a 12-month period.

•

Row 44, Inc. has granted a Lien on a cash by entering into a cash pledge agreement on July 2, 2020 with Silicon Valley Bank to collateralize a Letter of Credit on behalf of Global Eagle Entertainment Inc. The agreement grants a security interest in account #330311200 held at Silicon Valley Bank. The letter of credit is for the benefit of Motor Trend Group, LLC for a sublease in a building located at 1821 E. Dyer Road, Santa Ana, California, expiring on May 31, 2027.

Schedule 7.02(f)

Investments

1.	Schedule 5.11 is hereby incorporated by reference.

2.	Maritime Telecommunications Network, Inc. owns a 49% interest in Santander Teleport S.L.

3.	Maritime Telecommunications Network, Inc. owns a 49% interest in Wireless Maritime Services, LLC.

4.	Global Eagle Entertainment Inc. owns a 0.3495% interest in Norwegian Air Shuttle AS.

5.

Loans and other Investments made prior to the Closing Date by the Borrower’s Subsidiaries to Satlink Communications Norway AS, STMEA (FZE) or TRIO LLC, as the case may be, in an aggregate principal amount not in excess of $6,200,000.00.

Schedule 7.03(b)

Indebtedness

1.	To the extent constituting Indebtedness, the obligations secured by those Liens as set forth on Schedule 7.01(b) herein.

2.

Loans made to the Borrower’s Subsidiaries prior to the Closing Date by Satlink Communications Norway AS, STMEA (FZE) and/or TRIO LLC, as the case may be, in an aggregate principal amount not to exceed $514,000.00 for all such loans.

3.

To the extent constituting Indebtedness, the obligations incurred pursuant to that certain Satellite Capacity Lease Agreement, dated March 8, 2011, between Star Satellite Communications Company PJSC and Emerging Markets Communications, LLC (f/k/a Emerging Markets Communications, Inc.).

4.	The letter of credit issued by Wells Fargo Bank listed on Schedule 7.01(b).

Schedule 7.05(m)

Dispositions

None.

Schedule 7.08(h)

Transactions with Affiliates

1.	The Pre-Petition Second Lien Loan Documents.

2.	Demand Promissory Note dated April 1, 2020 for $10,000,000 between Maritime Telecommunications Network, Inc. and Wireless Maritime Services, LLC.

Schedule 7.09

Burdensome Agreements

None.

Schedule 10.02(a)

DIP Agent’s Office, Certain Addresses for Notices

1.	If to DIP Agent:

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attention:          Loan Operations Telephone 302-894-6010

E-mail:              oploanswebadmin@citi.com; dinesh.elangovan@citi.com;

                           faizan.kothari@citi.com; rohan.sushrut.parikh@citi.com

2.	If to any Loan Party:

Global Eagle Entertainment Inc.

6080 Center Drive, Suite 1200

Los Angeles, CA 90045

Attention:          Christian Mezger; Kim Nakamaru

Email:                christian.mezger@globaleagle.com; legal@globaleagle.com

with a copy (and such copy shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attention:          Veronica Relea

Telephone:         212-906-2967

Facsimile:          212-751-4864

E-mail:               veronica.relea@lw.com

(D)	Website address for delivery of financial statements:

oploanswebadmin@citi.com; dinesh.elangovan@citi.com; faizan.kothari@citi.com; rohan.sushrut.parikh@citi.com

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date: __________, ______

To:	Citibank, N.A., as the DIP Agent

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Reference is made to the Senior Secured Super-Priority Term Loan Debtor-In-Possession Credit Agreement, dated as of July 24, 2020 (as amended, amended and restated, extended, supplemented or otherwise modified to the date hereof, the “Credit Agreement”), among Global Eagle Entertainment Inc., a Delaware corporation, as the Borrower, a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code (the “Borrower”), the Guarantors party thereto, each as a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code, Citibank, N.A. as DIP Agent, and the Lenders from time to time party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby requests (select one):

A Borrowing of new Loans

A conversion of Loans made on

OR	A continuation of Eurocurrency Rate Loans made on

to be made on the terms set forth below:

(B) Date of Borrowing, conversion or continuation (which is a Business Day)

(C) Principal amount and currency[1]

(D) Type of Loan[2]

(E) Interest Period and the last day thereof[3]

(F) Wire instructions for Loan Proceeds Account

[1]

Eurocurrency Rate Loan Borrowings to be in a minimum principal amount of $500,000 or in whole multiples of $100,000 in excess thereof. Base Rate Loan Borrowings to be in a minimum principal amount of $250,000 or in whole multiples of $100,000 in excess thereof.

[2]	Specify Eurocurrency Rate or Base Rate.
[3]	Applicable for Eurocurrency Rate Loan Borrowings only.

A-1

[The undersigned hereby represents and warrants to the DIP Agent and the Lenders that the conditions to lending specified in Section 4.02 of the Credit Agreement will be satisfied (or waived in writing) as of the date of the Borrowing set forth above.]4

[The remainder of this page is intentionally left blank.]

[4]	To be included only in connection with a Borrowing.

A-2

GLOBAL EAGLE ENTERTAINMENT INC.

By:
Name:
Title:

[Signature Page to Committed Loan Notice]

EXHIBIT C-1

FORM OF TERM NOTE

LENDER: [ ]	[New York, New York]

PRINCIPAL AMOUNT: $[ ]	[Date]

FOR VALUE RECEIVED, the undersigned, Global Eagle Entertainment Inc., a Delaware corporation (together with its successors and permitted assigns, the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) or its permitted registered assigns, in lawful money of the United States of America in immediately available funds at the DIP Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Senior Secured Super-Priority Term Loan Debtor-In-Possession Credit Agreement, dated as of July 24, 2020 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the Guarantors party thereto from time to time, each as a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code, Citibank, N.A. as DIP Agent, and each lender from time to time party thereto, (i) on the dates set forth in the Credit Agreement, the principal amounts set forth in the Credit Agreement with respect to Loans made by the Lender to the Borrower pursuant to the Credit Agreement and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement.

The Borrower hereby promises to pay interest, on written demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates, in each case, at the rate or rates and to the extent provided in the Credit Agreement.

The Borrower hereby waives, to the extent permitted by applicable law, diligence, presentment, demand, protest and notice of any kind whatsoever, subject to entry in the Register. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this Term Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this Term Note.

This Term Note is one of the Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

C-1-1

THIS TERM NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS TERM NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE DIP AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS TERM NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON OR ARISING OUT OF THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[The remainder of this page is intentionally left blank.]

C-1-2

GLOBAL EAGLE ENTERTAINMENT INC.

By:
Name:
Title:

[Signature Page to Term Note]

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal / Interest	Principal Balance of Note	Name of Person Making the Notation

C-1-4

EXHIBIT D-1

FORM OF COMPLIANCE CERTIFICATE

[Date]

Reference is made to the Senior Secured Super-Priority Term Loan Debtor-In-Possession Credit Agreement, dated as of July 24, 2020 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Global Eagle Entertainment Inc., a Delaware corporation, as the Borrower, a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code (the “Borrower”), the Guarantors party thereto from time to time, each as a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code, Citibank, N.A. as DIP Agent, and the Lenders from time to time party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Pursuant to Section 6.02(a) of the Credit Agreement, the undersigned, solely in his/her capacity as a Responsible Officer of the Borrower, and not in an individual capacity (and without personal liability), certifies as follows:5

1. [Attached hereto as Exhibit A is a consolidated balance sheet of Borrower and its Subsidiaries for the fiscal year ended [________], and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail (together with a customary management summary) and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Marcum LLP or other independent registered public accounting firm of nationally recognized standing or other independent registered public accounting firm approved by the DIP Agent, which report and opinion has been prepared in accordance with generally accepted auditing standards.]6

OR

[Attached hereto as Exhibit A is a consolidated balance sheet of Borrower and its Subsidiaries as at the end of the fiscal quarter ended [________], and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for such fiscal quarter and the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail (together with a customary management summary) (collectively, the “Financial Statements”). Such Financial Statements fairly present in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes]7

[5]

The forms of Schedules to be attached to the actual Compliance Certificate delivered by the Borrower may differ from this form of Compliance Certificate to the extent necessary to reflect the terms of the Credit Agreement, as may be amended, amended and restated, supplemented or modified from time to time.

[6]	To be included if accompanying annual financial statements only.
[7]	To be included if accompanying quarterly financial statements for any of the first three fiscal quarters of each fiscal year only.

D-1-1

OR

[Attached hereto as Exhibit A is a consolidated balance sheet of Borrower and its Subsidiaries as at the end of the month ended [________], and the related (i) consolidated statements of income or operations for such month and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for such month and the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail (together with a customary management summary) (collectively, the “Financial Statements”). Such Financial Statements fairly present in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes. Also attached hereto as Exhibit A is presentation of the financial condition and results of operations of the Debtors separate from the financial condition and results of operations of the Subsidiaries of the Borrower that are not Debtors.]8

2. [To my knowledge, except as otherwise disclosed to the DIP Agent pursuant to the Credit Agreement, no Default or Event of Default has occurred and is continuing.] [If unable to provide the foregoing certification, attach an Annex A specifying the details of each Default or Event of Default that has occurred and is continuing and any action taken or proposed to be taken with respect thereto.]

3. [Attached hereto [(i) as Exhibit B is a report setting forth the legal name and the jurisdiction of formation of each Loan Party and the location of the chief executive office of each Loan Party on Schedule 5.11 or a statement confirming that there has been no change in such information since the Closing Date or the date of the last such report;]9 [and (ii) as [Exhibit C]/[as Exhibit B] [is (a) a description of each event, condition or circumstance during the last fiscal quarter covered by this Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) (to the extent notice of such event has not been previously furnished) of the Credit Agreement. ]]10

4. [Attached hereto as Annex [1][2] is a summary description of the Commercial Tort Claim (as defined in the Security Agreement) acquired by a Grantor (as defined in the Security Agreement) in an amount reasonably estimated by such Grantor to exceed $500,000 for which a complaint in a court of competent jurisdiction has been filed. Such Annex 1, executed by such Grantor, grants to the DIP Agent, for the benefit of the Secured Parties, a security interest in the Commercial Tort Claims and in the proceeds thereof, upon the terms of the Security Agreement].11

[The remainder of this page is intentionally left blank.]

[8]	To be included only in monthly compliance certificates.
[9]	To be included only in annual compliance certificates.
[10]	To be included in quarterly and annual compliance certificates.
[11]

To be included in annual and quarterly compliance certificates to the extent a complaint relating to such Commercial Tort Claim was filed in the fiscal quarter preceding the delivery of such compliance certificate.

D-1-2

IN WITNESS WHEREOF, the undersigned, solely in his/her capacity as a Responsible Officer of the Borrower, has executed this certificate for and on behalf of the Borrower, and has caused this certificate to be delivered as of the date first set forth above.

GLOBAL EAGLE ENTERTAINMENT INC.

By:
Name:
Title:

[Signature Page to Compliance Certificate]

Exhibit A

[To be attached]

Exhibit D-2

Form of Withdrawal Notice

[●], 20[●]

Citibank, N.A., as Escrow Agent

Agency & Trust

388 Greenwich Street

New York, New York 10013

Attn: Nerlie Delly

E-mail: nerlie.delly@citi.com / cts.spag@citi.com

Re:	Release Instruction

Dear [                ],

Reference is made to that certain Escrow Agreement, dated as of July [●], 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Escrow Agreement”), by and among Citibank, N.A., as administrative agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Agent”), Global Eagle Entertainment Inc. (the “Borrower”) and Citibank, N.A. (in such capacity, together with its successors and permitted assigns in such capacity, the “Escrow Agent”).12 Unless otherwise indicated, all capitalized terms used and not otherwise defined herein have the respective meanings given to them in the Escrow Agreement.

This notice constitutes a Withdrawal Notice signed by Borrower and delivered by Agent pursuant to Section I-3 to the Escrow Agreement.

Borrower hereby instructs the Escrow Agent, in accordance with Section [●] of the Escrow Agreement to release an amount of $[●] from the Deposit Account to [●] on [Business Day], via wire transfer of immediately available funds in accordance with the following wire instructions:

Name of Bank:	[●]
ABA #:	[●]
Beneficiary Account #:	[●]
Beneficiary Account Name:	[●]

Agent acknowledges that prior to the remittance of funds from the Deposit Account, the Escrow Agent will need to speak to an Authorized Representative to confirm payment details.

[SIGNATURE PAGE FOLLOWS]

[12]	Subject to Citibank review.

D-2-1

Very truly yours,

BORROWER
GLOBAL EAGLE ENTERTAINMENT, INC.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

AGENT

CITIBANK, N.A.

By:
Name:
Title:

[Signature Page to Withdrawal Notice]

Final Version

EXHIBIT E-1

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]13 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]14 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]15 hereunder are several and not joint.]16 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the DIP Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[13]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[14]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[15]	Select as appropriate.
[16]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

E-1-1

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate if [Affiliate][Approved Fund] of [identify Lender]]
3.	Affiliate Status:

4.	Borrower:	Global Eagle Entertainment Inc., a Delaware corporation
5.	DIP Agent:	Citibank, N.A.
6.	Credit Agreement:

Senior Secured Super-Priority Term Loan Debtor-In-Possession Credit Agreement, dated as of July [__], 2020 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Global Eagle Entertainment Inc., a Delaware corporation, as the Borrower, a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code (the “Borrower”), the Guarantors party thereto from time to time, each as a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code, Citibank, N.A. as DIP Agent, and each lender from time to time party thereto (collectively, the “Lenders” and, individually, a “Lender”).

7.	Assigned Interest:

E-1-2

Assignor[s][17]	Assignee[s][18]	Facility and Class Assigned[19]	Aggregate Amount of Commitment/ Loans for all Lenders[20]	Amount of Commitment Loans Assigned	Percentage Assigned of Commitment/ Loans[21]
			$	$	%
			$	$	%
			$	$	%

[8. Trade Date: _______________]22

Effective Date: ______, 20__ [TO BE INSERTED BY THE DIP AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[17]	List each Assignor, as appropriate.
[18]	List each Assignor, as appropriate.
[19]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment and Assumption.
[20]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[21]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[22]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

E-1-3

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:

Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Name:
Title:

[Consented to and][23] Accepted:

Citibank, N.A., as DIP Agent

By:
Name:
Title:

[Consented to]:[24]

GLOBAL EAGLE ENTERTAINMENT INC.

By:

Name:
Title:

[23]	To be added only if the consent of the DIP Agent is required by the terms of the Credit Agreement.
[24]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

[Signature Page to Assignment and Assumption Agreement]

ANNEX 1

TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1 Representations and Warranties.

1.1 Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is an Eligible Assignee under Section 10.07(a) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.07(b) of the Credit Agreement) and it is not a Disqualified Institution, (iii) from and after the Effective Date referred to in this Assignment and Assumption, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a) and (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest and (vi) it has, independently and without reliance upon the DIP Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, including but not limited to any documentation required pursuant to Section 3.01 of the Credit Agreement, duly completed and executed by [the][such] Assignee; (b) agrees that (i) it will, independently and without reliance upon the DIP Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (c) appoints and authorizes the DIP Agent to take such action on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to or otherwise conferred upon the DIP Agent, by the terms thereof, together with such powers as are reasonably incidental thereto.

2 Payments. From and after the Effective Date, the DIP Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3 General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT G-1

FORM OF

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Senior Secured Super-Priority Term Loan Debtor-In-Possession Credit Agreement, dated as of July 24, 2020 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Global Eagle Entertainment Inc., a Delaware corporation, as the Borrower, a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code (the “Borrower”), the Guarantors party thereto from time to time, each as a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code, Citibank, N.A. as DIP Agent, and each lender from time to time party thereto (collectively, the “Lenders” and, individually, a “Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned.

The undersigned has furnished the DIP Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the DIP Agent in writing and deliver promptly to the Borrower and the DIP Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the DIP Agent) or promptly notify the Borrower and the DIP Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the DIP Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or at such times as reasonably requested by the Borrower or the DIP Agent.

[Signature Page Follows]

G-1-1

[Lender]

By:
Name:
Title:

[Address]

Dated:                                 , 20[    ]

G-1-2

EXHIBIT G-2

FORM OF

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Senior Secured Super-Priority Term Loan Debtor-In-Possession Credit Agreement, dated as of July 24, 2020 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Global Eagle Entertainment Inc., a Delaware corporation, as the Borrower, a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code (the “Borrower”), the Guarantors party thereto from time to time, each as a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code, Citibank, N.A. as DIP Agent, and each lender from time to time party thereto (collectively, the “Lenders” and, individually, a “Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned or its direct or indirect partners/members.

The undersigned has furnished the DIP Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption, provided that, for the avoidance of doubt, the foregoing shall not limit the obligation of the Lender to provide, in the case of a partner/member not claiming the portfolio interest exemption, a Form W-8ECI, Form W-9 or Form W-8IMY (including appropriate underlying certificates from each interest holder of such partner/member), in each case establishing any available exemption from U.S. federal withholding tax. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the DIP Agent in writing and promptly deliver to the Borrower and the DIP Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the DIP Agent) or promptly notify the Borrower and the DIP Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the DIP Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or at such times as reasonably requested by the Borrower and the DIP Agent.

[Signature Page Follows]

G-2-1

[Lender]

By:
Name:
Title:

[Address]

Dated: ______________________, 20[    ]

G-2-2

EXHIBIT G-3

FORM OF

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Senior Secured Super-Priority Term Loan Debtor-In-Possession Credit Agreement, dated as of July 24, 2020 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Global Eagle Entertainment Inc., a Delaware corporation, as the Borrower, a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code (the “Borrower”), the Guarantors party thereto from time to time, each as a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code, Citibank, N.A. as DIP Agent, and each lender from time to time party thereto (collectively, the “Lenders” and, individually, a “Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or at such times as reasonably requested by such Lender.

[Signature Page Follows]

G-3-1

[Participant]

By:
Name:
Title:

[Address]

Dated: ______________________, 20[    ]

G-3-2

EXHIBIT G-4

FORM OF

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Senior Secured Super-Priority Term Loan Debtor-In-Possession Credit Agreement, dated as of July 24, 2020 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Global Eagle Entertainment Inc., a Delaware corporation, as the Borrower, a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code (the “Borrower”), the Guarantors party thereto from time to time, each as a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code, Citibank, N.A. as DIP Agent, and each lender from time to time party thereto (collectively, the “Lenders” and, individually, a “Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned or its direct or indirect partners/members.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption, provided that, for the avoidance of doubt, the foregoing shall not limit the obligation of the undersigned to provide, in the case of a partner/member not claiming the portfolio interest exemption, a Form W-8ECI, Form W-9 or Form W-8IMY (including appropriate underlying certificates from each interest holder of such partner/member), in each case establishing any available exemption from U.S. federal withholding tax. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or at such times as reasonably requested by such Lender.

G-4-1

[Participant]

By:
Name:
Title:

[Address]

Dated: ______________________, 20[    ]

[Signature Page to United States Tax Compliance Certificate]

Final Version

EXHIBIT J

FORM OF JOINDER AGREEMENT

THIS JOINDER TO CREDIT AGREEMENT AND GUARANTY (this “Joinder”), is executed as of [DATE] by [NAME OF DOMESTIC SUBSIDIARY], a ______________[corporation] [limited liability company] [partnership] (the “Joining Party”), and delivered to Citibank, N.A., as DIP Agent, for the benefit of the Secured Parties. Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, Global Eagle Entertainment Inc., a Delaware corporation, as the Borrower, a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code (the “Borrower”), the Guarantors party thereto from time to time, Citibank, N.A. as DIP Agent, and the Lenders from time to time party thereto, have entered into a Senior Secured Super-Priority Team Loan Debtor-In-Possession Credit Agreement, dated as of July [__], 2020 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing for the making of Loans to the Borrower, as contemplated therein;

WHEREAS, the Joining Party [is a newly formed or acquired direct or indirect wholly owned Domestic Subsidiary of a Loan Party (other than an Excluded Subsidiary) and, therefore, is required pursuant to the provisions of the Credit Agreement to become a Subsidiary Guarantor under the Credit Agreement, and a Grantor under the Security Agreement]/[is a Subsidiary (other than an Excluded Subsidiary) and the Borrower desires the Joining Party to Guarantee the Obligations by causing such Subsidiary to become a Subsidiary Guarantor under the Credit Agreement, and a Grantor under the Security Agreement]1; [and]

[WHEREAS, the DIP Agent has consented to the Joining Party becoming a Loan Party and a Subsidiary Guarantor under the Loan Documents; and]

WHEREAS, the Joining Party will obtain benefits from the incurrence of Loans by the Borrower pursuant to the Credit Agreement, and, accordingly, desires to execute this Joinder [in order to (i) satisfy the requirements of the Collateral and Guarantee Requirement and in accordance with Section 6.11 of the Credit Agreement and (ii)]2 induce the Lenders to continue to make Loans to the Borrower pursuant to the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Joining Party, the receipt and sufficiency of which are hereby acknowledged, the Joining Party hereby makes the following representations and warranties to the DIP Agent for the benefit of each of the Secured Parties and hereby covenants and agrees with each Secured Party as follows:

[1]	Delete as appropriate.
[2]	To be included if the Joining Party is required to become a Loan Party under the Credit Agreement.

1. By executing and delivering this Joinder, the Joining Party becomes (i) a Subsidiary Guarantor for all purposes under the Credit Agreement, [pursuant to Section 6.11 thereof3.

2. The Joining Party agrees that, upon its execution and delivery hereof, it will become a Subsidiary Guarantor under the Guaranty pursuant to the Credit Agreement with respect to the Guaranteed Obligations, and will be bound by all terms, conditions and duties applicable to a Subsidiary Guarantor under the Credit Agreement and the other Loan Documents. Without limitation of the foregoing, and in furtherance thereof, the Joining Party absolutely, unconditionally and irrevocably, and jointly and severally, guarantees the prompt payment in full when due of all Guaranteed Obligations (on the same basis as the other Subsidiary Guarantors under the Guaranty); provided, however, that Guaranteed Obligations shall exclude all Excluded Swap Obligations.

3. The Joining Party agrees that it shall execute and deliver a Security Agreement Supplement on the date hereof simultaneously with the execution of this Joinder and that it will become a Grantor under, and as defined in, the Security Agreement, and will be bound by all terms, conditions and duties applicable to a Grantor under the Security Agreement.

4. Annexed hereto as Annex I are supplements to each of the sections to the Schedules to the Credit Agreement with respect to the Joining Party. Such supplements shall be deemed to be part of the Schedules to the Credit Agreement.

5. This Joinder shall be binding upon the Joining Party and its respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided, however, that the Joining Party may not assign any of its rights, obligations or interest hereunder or under any other Loan Document other than as permitted by the Credit Agreement. THIS JOINDER AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON OR ARISING OUT OF THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Each of the parties hereto hereby agrees that Sections 10.15 and 10.16 of the Credit Agreement are incorporated herein mutatis mutandis. This Joinder may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic transmission of an executed counterpart of a signature page to this Joinder shall be effective as delivery of an original executed counterpart of this Joinder. In the event that any provision of this Joinder shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Joinder which shall remain binding on all parties hereto.

6. From and after the execution and delivery hereof by the parties hereto, this Joinder shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

* * *

[3]	To be included if the Joining Party is required to become a Loan Party under the Credit Agreement.

J-2

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed and delivered as of the date first above written.

[NAME OF DOMESTIC SUBSIDIARY]

By:

Name:
Title:

[Consented,] Accepted and Acknowledged by:

Citibank, N.A.,

as DIP Agent

By:

Name:
Title:

J-3